                                                                EXHIBIT 10.1




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                                    COMPOSITE
                                 (through 4/96)

                                       of

                        LOAN AND REIMBURSEMENT AGREEMENT

                                      among

                         Birchwood Power Partners, L.P.

                                       and

                            The Banks Parties Hereto

                                       and

                   John Hancock Mutual Life Insurance Company
                           Allstate Insurance Company
                         New York Life Insurance Company
                    and the Other Institutions Parties Hereto

                                       and

                         Banque Paribas, New York Branch
                                Barclays Bank PLC
                                  Credit Suisse
                            Union Bank of California,
                           as Co-Agents for the Banks

                                       and

                                 Credit Suisse,
            as Issuing Bank and as Administrative Agent for the Banks

                            Dated as of May 18, 1994


================================================================================

                              TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS.............................................................................  1
         Section 1.1  Defined Terms.................................................................  1
         Section 1.2  Other Definitional Provisions.................................................  2

SECTION 2.  THE CREDIT FACILITIES AND THE COMMITMENTS...............................................  2
         Section 2.1  The Credit Facilities.........................................................  2
         Section 2.2  Commitments...................................................................  2
         Section 2.3  Mandatory Reduction of Total Loan Commitments.................................  2
         Section 2.4  Mandatory Reduction of Total Bank Project Loan Commitments....................  3

SECTION 3.  BANK LOAN FACILITY......................................................................  3
         Section 3.1  Bank Loans....................................................................  3
         Section 3.2  Procedure for Bank Loan Borrowings............................................  3
         Section 3.3  Bank Notes....................................................................  5
         Section 3.4  Repayment of Bank Loans.......................................................  6
         Section 3.5  Conversion and Continuation Options...........................................  7
         Section 3.6  Maximum Number of Tranches....................................................  8
         Section 3.7  Interest on Bank Loans........................................................  8
         Section 3.8  Computation of Interest on Bank Loans.........................................  9
         Section 3.9  Inability to Determine Interest Rate on Bank Loans............................ 10
         Section 3.10  Illegality................................................................... 10
         Section 3.11  Requirements of Law.......................................................... 11
         Section 3.12  Substitution or Removal of an Affected Bank.................................. 13
         Section 3.13  Banks' Representation........................................................ 13

SECTION 4.  INSTITUTIONAL LOAN FACILITY............................................................. 13
         Section 4.1  Institutional Loans........................................................... 13
         Section 4.2  Procedure for Institutional Loan Borrowings................................... 13
         Section 4.3  Institutional Notes........................................................... 14
         Section 4.4  Repayment of Institutional Loans.............................................. 15
         Section 4.5  Interest on Institutional Loans............................................... 15
         Section 4.6  Computation of Interest on Institutional Loans................................ 15
         Section 4.7  Registration, Transfer and Substitution of Registered Institutional
                           Notes.................................................................... 15
         Section 4.8  Institutions' Representations; Source of Funds................................ 17

SECTION 5.  BOND LETTER OF CREDIT FACILITY.......................................................... 18
         Section 5.1  Issuance of and Participation in the Bond Letters of Credit................... 18
         Section 5.2  Bond Letters of Credit........................................................ 18
         Section 5.3  Notice of Payments under the Bond Letters of Credit........................... 19
         Section 5.4  Termination of the Bond Letters of Credit..................................... 19
         Section 5.5  Borrower's Obligations in Respect of Bond Letters of Credit................... 19

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
         Section 5.6  Extension of Bond L/C Expiration Dates........................................ 20
         Section 5.7  Reduction of Bond Letters of Credit........................................... 20

SECTION 6.  VP LETTER OF CREDIT FACILITY............................................................ 21
         Section 6.1  Issuance of and Participation in the VP Letters of Credit..................... 21
         Section 6.2  Construction VP Letter of Credit.............................................. 21
         Section 6.3  Term VP Letter of Credit...................................................... 22
         Section 6.4  Notice of Payments under the VP Letters of Credit............................. 22
         Section 6.5  Termination of the VP Letters of Credit....................................... 23
         Section 6.6  Borrower's Obligations in Respect of VP Letters of Credit..................... 23
         Section 6.7  Extension of VP Expiration Dates.............................................. 24

SECTION 7.   GENERAL PROVISIONS APPLICABLE TO LOANS
                                   AND LETTERS OF CREDIT............................................ 24
         Section 7.1  Fees ......................................................................... 24
         Section 7.2  Pro Rata Treatment and Payments............................................... 26
         Section 7.3  Mandatory Prepayments of Loans................................................ 27
         Section 7.4  Optional Prepayments of Loans................................................. 32
         Section 7.5  Application of Certain Prepayments Among Lenders.............................. 33
         Section 7.6  Taxes......................................................................... 35
         Section 7.7  Certain Indemnities........................................................... 36
         Section 7.8  Funding into Accounts......................................................... 38
         Section 7.9  Funding of Letter of Credit Disbursements..................................... 38
         Section 7.10  Additional Letter of Credit Provisions.  .................................... 39
         Section 7.11. Payment with Issuing Bank Funds; Timing of Reimbursement and Other Payments........................................................... 41

SECTION 8.  REPRESENTATIONS AND WARRANTIES.......................................................... 42
         Section 8.1  Organization.................................................................. 42
         Section 8.2  Authorization; Enforceable Obligations........................................ 42
         Section 8.3  No Proceeding or Litigation................................................... 42
         Section 8.4  Financial Statements.......................................................... 43
         Section 8.5  No Legal Bar; Consents........................................................ 43
         Section 8.6  Full Disclosure............................................................... 43
         Section 8.7  Governmental Approvals........................................................ 43
         Section 8.8  No Liens...................................................................... 44
         Section 8.9  Solvency...................................................................... 44
         Section 8.10  No Default................................................................... 44
         Section 8.11  Business..................................................................... 44
         Section 8.12  ERISA........................................................................ 44
         Section 8.13  Security Documents........................................................... 45
         Section 8.14  Environmental Matters........................................................ 45
         Section 8.15  Federal Regulations.......................................................... 46
         Section 8.16  Taxes........................................................................ 46
         Section 8.17  Regulatory Status............................................................ 46
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
         Section 8.18  Offer of Notes............................................................... 47
         Section 8.19  Sufficiency and Delivery of Project Documents................................ 47
         Section 8.20  Qualifying Facility.......................................................... 48

SECTION 9.  CONDITIONS PRECEDENT.................................................................... 48
         Section 9.1  Conditions to Effectiveness of Commitments.................................... 48
         Section 9.2  Conditions to Each Bank Project Loan and Institutional Loan................... 55
         Section 9.3  Additional Conditions to Bank Project Loans................................... 59
         Section 9.4  Conditions to VP Letters of Credit Issuance................................... 60
         Section 9.5  Conditions to Bond Letters of Credit Issuance................................. 60
         Section 9.6  Conditions to Bank L/C Loans and Bank Liquidity Loans......................... 61
         Section 9.7  Representations............................................................... 61

SECTION 10.  AFFIRMATIVE COVENANTS.................................................................. 61
         Section 10.1  Use of Proceeds.............................................................. 61
         Section 10.2  Project Reports.............................................................. 63
         Section 10.3  Financial Statements......................................................... 64
         Section 10.4  Certificates; Other Information.............................................. 65
         Section 10.5  Accounts..................................................................... 66
         Section 10.6  Maintenance of Existence, Properties, Etc.; Taxes............................ 66
         Section 10.7  Books and Records; Inspection of Property; Discussions....................... 67
         Section 10.8  Insurance.................................................................... 67
         Section 10.9  Completion of Facility; Maintenance of Properties............................ 71
         Section 10.10  Maintenance of Title........................................................ 72
         Section 10.11  "As Built" Surveys.......................................................... 72
         Section 10.12  Maintenance of Qualifying Facility Status................................... 72
         Section 10.13  Governmental Approvals...................................................... 73
         Section 10.14  Compliance With Laws........................................................ 73
         Section 10.15  Employee Plans.............................................................. 73
         Section 10.16  Assignments of Additional Contracts; Maintenance of Liens of
                        the Security Documents; Future Project Mortgages............................ 73
         Section 10.17  Notices..................................................................... 74
         Section 10.18  Greenhouse Adverse Change................................................... 75
         Section 10.19  Ownership of the Borrower................................................... 76
         Section 10.20  Performance and Enforcement of Other Agreements............................. 76
         Section 10.21  Interest Rate Hedging Transactions.......................................... 76
         Section 10.22  Equity Funding Loans........................................................ 77
         Section 10.23  Operating Budgets........................................................... 77
         Section 10.24  Annual Opinion of Counsel................................................... 78
         Section 10.25  Issuance of Bonds........................................................... 78
         Section 10.26  Coordination of Unit Reliability Test With Virginia Power................... 79
         Section 10.27  Environmental Matters....................................................... 80
         Section 10.28  Termination of Facility Operator............................................ 81
         Section 10.29  Real Estate Post-Closing Matters............................................ 81
         Section 10.30  Submission of Application for Recertification of Facility................... 81


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
         Section 10.31  Bond Repurchase Covenants................................................... 81



SECTION 11.  NEGATIVE COVENANTS..................................................................... 82
         Section 11.1  Limitations on Indebtedness.................................................. 82
         Section 11.2  Limitations on Liens......................................................... 84
         Section 11.3  Limitations on Guarantee Obligations......................................... 84
         Section 11.4  Limitations on Distributions................................................. 84
         Section 11.5  Limitations on Investment, Loans and Advances................................ 85
         Section 11.6  Limitations on Transactions with Affiliates and Others....................... 85
         Section 11.7  Limitations on Disposition of Assets......................................... 85
         Section 11.8  Limitations on Fundamental Changes........................................... 86
         Section 11.9  Limitations on Change Orders................................................. 86
         Section 11.10  Limitations on Nature of Business........................................... 87
         Section 11.11  Limitations on Optional Payments and Modifications of Debt
                        Instruments; Limitation on Payments of Equity Funding Loans................. 87
         Section 11.12  Limitations on Amendment, Termination or Extension of Project
                        Documents; Limitation on Exercise of Remedies under
                        Greenhouse Documents........................................................ 87
         Section 11.13  Limitations on Sale or Issuance of Partnership Interests.................... 88
         Section 11.14  Assignment of Coal Supply Agreement......................................... 89
         Section 11.15  Limitations on Leases....................................................... 89
         Section 11.16  Fiscal Year................................................................. 90
         Section 11.17  Change of Office............................................................ 90
         Section 11.18  Change of Name.............................................................. 90
         Section 11.19  Tax Exempt Status of Bonds.................................................. 90

SECTION 12.  EVENTS OF DEFAULT...................................................................... 90
         Section 12.1  Events of Default............................................................ 90
         Section 12.2  Rights and Remedies Following an Event of Default............................ 96

SECTION 13.   THE ADMINISTRATIVE AGENT AND THE SECURITY AGENT....................................... 99
         Section 13.1  The Administrative Agent..................................................... 99
         Section 13.2  The Security Agent...........................................................102

SECTION 14.  MISCELLANEOUS..........................................................................103
         Section 14.1  Amendments and Waivers.......................................................103
         Section 14.2  Notices......................................................................103
         Section 14.3  No Waiver; Cumulative Remedies...............................................104
         Section 14.4  Survival of Representations and Warranties...................................104
         Section 14.5  Payment of Expenses and Taxes; Indemnification...............................104
         Section 14.6  Successors and Assigns.......................................................107
         Section 14.7  Permitted Bank Transfers and Participations..................................107
         Section 14.8  Permitted Institution Transfers..............................................109

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
         Section 14.9  Set-off......................................................................110
         Section 14.10  Agreements Among Lenders....................................................111
         Section 14.11  Counterparts................................................................114
         Section 14.12  Severability................................................................114
         Section 14.13  Limitation of Recourse......................................................114
         Section 14.14  Confidentiality Undertaking.................................................115
         SECTION 14.15  GOVERNING LAW...............................................................116
         Section 14.16  Submission To Jurisdiction; Waivers.........................................116
         Section 14.17  Acknowledgements............................................................117
         Section 14.18  Security Agent as Third Party Beneficiary...................................117
         SECTION 14.19  WAIVERS OF JURY TRIAL.......................................................117
         Section 14.20  Integration.................................................................117

Annexes:

A          Definitions


Schedules:

1          Lenders; Commitment Percentages
2          Applicable Bank Loan Margins
3          Bank Loan Amortization
4          Institutional Loan Amortization
5          The Site
6          Governmental Approvals
7          Filings and Recordings
8          Facility Construction Schedule
9          Greenhouse Construction Schedule


Exhibits:

A-1        Form of Bank Project Notes
A-2        Form of Bank L/C Notes
A-3        Form of Bank Liquidity Notes
A-4        Form of Institutional Notes
B-1        Form of Bank Loan Extension of Credit Request
B-2        Form of Institutional Loan Extension of Credit Request
B-3        Form of Letter of Credit Extension of Credit Request
C-1        Form of Construction VP Letter of Credit
C-2        Form of Term VP Letter of Credit
C-3        Form of Bond Letter of Credit
D          Form of Security Deposit Agreement
E          Form of Project Mortgage
F-1        Form of General Partner Interest Pledge Agreement
F-2        Form of Limited Partner Interest Pledge Agreement
G          Form of Southern Equity Contribution Agreement
H          Form of Borrower Stock Assignment
I-1        Form of Consent to Assignment of Virginia Power
I-2        Form of Consent to Assignment of ER&L and CSXT
I-3        Form of Consent to Assignment of Neweagle
I-4        Form of Consent to Assignment of Arch
I-5 Form of Consent to Assignment of Facility Contractor and Parent Guarantor (SEI and Southern)
I-6        Form of Consent to Assignment of Facility Operator (SEI)
I-7        Form of Consent to Assignment of Ash Disposal Agreement
I-8 Form of Consent to Assignment of Greenhouse Contractor and Parent Guarantor (SEI and Southern)
I-9 Form of Consent to Assignment of Greenhouse Owner (as steam purchaser)

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


I-10       Form of Consent to Assignment of Greenhouse Operator
J-1        Form of Facility Completion Certificate
J-2        Form of Greenhouse Completion Certificate
K-1        Form of Opinion of Troutman Sanders
K-2        Form of Opinion of McGuire Woods Battle & Boothe
K-3        Form of Opinion of counsel to Virginia Power
K-4        Form of Opinion of counsel to the Greenhouse Owner
K-5        Form of Opinion of counsel to the Greenhouse Operator
K-6        Form of Opinion of counsel to the Coal Supplier
K-7        Form of Opinion of counsel to Arch
K-8        Form of Opinion of counsel to CSXT and the Coal Transporter
L-1        Form of Bank Transfer Supplement
L-2        Form of Institutional Transfer Supplement
M          Form of Interest Rate Election Notice
N          Form of Subordination Provisions

                  LOAN AND REIMBURSEMENT AGREEMENT, dated as of May 18, 1994, among BIRCHWOOD POWER PARTNERS, L.P., a Delaware limited partnership (the "Borrower"), the several banks parties to this Agreement and identified on the signature pages hereof as a "Bank" and each other bank or other financial institution which becomes a party to this Agreement pursuant to Section 14.7 hereof (collectively, the "Banks"), JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, ALLSTATE INSURANCE COMPANY, NEW YORK LIFE INSURANCE COMPANY, the other financial institutions or institutional investors parties to this Agreement and identified on the signature pages hereof as an "Institution" and each other institution which becomes a party to this Agreement pursuant to Section 14.8 hereof (collectively, the "Institutions"), BANQUE PARIBAS, NEW YORK BRANCH, BARCLAYS BANK PLC, CREDIT SUISSE and UNION BANK OF CALIFORNIA, as co-agents for the Banks hereunder (in such capacity, the "Co-Agents"), CREDIT SUISSE and CREDIT SUISSE, NEW YORK BRANCH, as Issuing Bank (in such capacity, the "Issuing Bank", and together with the Banks and the Institutions, the "Lenders"), and CREDIT SUISSE, as administrative agent for the Banks and the Issuing Bank hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :

                  WHEREAS, the Borrower desires to acquire, construct, own and operate the Project referred to herein, consisting of a nominal 220 MW pulverized coal-fired cogeneration facility to be located in King George County, Virginia, and in connection therewith has requested that the Lenders provide a portion of the construction and term financing for the Project, in the maximum principal amount of $350,976,000, and the Lenders are willing to provide such financing subject to and upon the terms and conditions set forth herein;

                  WHEREAS, the Borrower expects to obtain additional construction and term financing for the Project through the issuance of Bonds (as hereinafter defined) in the maximum principal amount of $50,000,000; and

                  WHEREAS, concurrently with the execution and delivery of this Agreement the Borrower is entering into an Equity Funding Loan Agreement (as hereinafter defined) pursuant to which the banks parties thereto agree to make revolving loans to the Borrower, in the maximum principal amount of $87,390,000, to fund on an interim basis the equity investment in the Project to be made by the partners of the Borrower, the proceeds of which will be applied to finance construction of the Project.

                  NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                  SECTION 1. DEFINITIONS

                  Section 1.1 Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Annex A.

                  Section 1.2 Other Definitional Provisions. (a) Any term defined by reference to an agreement, instrument or document shall have the meaning so assigned to it whether or not such document is in effect.

                  (b) As used herein, references to a "true and complete copy" of a document shall include all amendments, supplements, modifications, exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any.

                  (c) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph, clause, Annex, Schedule and Exhibit references are to the same contained in or attached to this Agreement unless otherwise specified.

                  (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2. THE CREDIT FACILITIES AND THE COMMITMENTS

                  Section 2.1 The Credit Facilities. The credit facilities provided by the Lenders to the Borrower under this Agreement (the "Credit Facilities") shall consist of (a) the Bank Loan Facility, (b) the Institutional Loan Facility, (c) the VP Letter of Credit Facility and (d) the Bond Letter of Credit Facility.

                  Section 2.2 Commitments. The aggregate amount of the several Commitments of the Lenders under the Credit Facilities shall be as follows: (a) the amount of the Commitment of each Bank under the Bank Loan Facility shall be equal to its Commitment Percentage of the Total Bank Loan Commitments, which shall be comprised of the Total Bank Project Loan Commitments and the Total Bank L/C Loan Commitments; (b) the amount of the Commitment of each Institution under the Institutional Loan Facility shall be equal to its Commitment Percentage of the Total Institutional Commitments; (c) the amount of the Commitment of each Bank under the VP Letter of Credit Facility shall be equal to its Commitment Percentage of the Total VP Letter of Credit Commitments; and (d) the amount of the Commitment of each Bank under the Bond Letter of Credit Facility shall be equal to its Commitment Percentage of the Total Bond Letter of Credit Commitments.

                  Section 2.3 Mandatory Reduction of Total Loan Commitments. The Total Loan Commitments shall be reduced permanently and automatically by an amount equal to the aggregate principal amount of any prepayment of Loans made pursuant to Section 7.3 (other than paragraph (i) thereof) during the Construction Period. Any reduction in the Total Loan Commitments pursuant to the foregoing sentence shall permanently and automatically reduce (a) the Total Bank Project Loan Commitments by an amount equal to the aggregate principal amount of any Bank Loans which were prepaid pursuant to any such Section and (b) the Total Institutional Commitments by an amount equal to the aggregate principal amount of any Institutional Loans which were prepaid pursuant to any such Section.

                  Section 2.4 Mandatory Reduction of Total Bank Project Loan Commitments. The Total Bank Project Loan Commitments shall be reduced permanently and automatically by an amount equal to the aggregate principal amount of Bonds issued pursuant to Section 10.25. Such reduction shall be effective concurrently with the issuance of such Bonds.


                  SECTION 3. BANK LOAN FACILITY

                  Section 3.1 Bank Loans. Subject to the terms and conditions of this Agreement, including without limitation the satisfaction of the conditions set forth in Sections 9.1, 9.2, 9.3 and 9.6, each Bank severally agrees to make loans (collectively, the "Bank Loans") to the Borrower from time to time during the Bank Loan Commitment Period in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment Percentage of the Total Bank Loan Commitments. Bank Loans shall be made as either (a) Bank Project Loans, if the proceeds thereof are to be used to pay Project Costs or to repay Equity Funding Loans on the Completion Date as permitted by Section 10.1(c), (b) Bank L/C Loans, if the proceeds thereof are to be used (i) to finance VP Reimbursement Obligations or Bond Reimbursement Obligations arising in respect of Refunding Drawings or (ii) to refinance Bank Liquidity Loans outstanding on the applicable Bond L/C Expiration Date, or (c) Bank Liquidity Loans, if the proceeds thereof are to be used to finance Bond Reimbursement Obligations arising in respect of Liquidity Drawings; provided that (x) the aggregate principal amount of outstanding Bank Project Loans may not exceed the Total Bank Project Loan Commitments then in effect and (y) the aggregate principal amount of outstanding Bank L/C Loans and Bank Liquidity Loans may not exceed the Total Bank L/C Loan Commitments then in effect. Subject to Section 3.5, the Bank Loans (other than Bank Liquidity Loans) from time to time may be (A) Eurodollar Loans,
(B) C/D Rate Loans, (C) Base Rate Loans or (D) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 3.5. The Bank Liquidity Loans shall be Base Rate Loans.

                  Section 3.2 Procedure for Bank Loan Borrowings. (a) Each borrowing of Bank Project Loans, Bank L/C Loans and Bank Liquidity Loans shall be on a Borrowing Date; provided that the Borrower shall deliver to the Administrative Agent (with copies to the Institutions and the Independent Engineer) an Extension of Credit Request substantially in the form of Exhibit B-1 (which request, to be effective on the requested Borrowing Date, must be received by the Administrative Agent, the Institutions and the Independent Engineer (i) if such borrowing is of Bank Project Loans other than Debt Service Loans, at least 10 Business Days prior to the requested Borrowing Date, (ii) if such borrowing is of Debt Service Loans or of Bank L/C Loans, on the date that the Interest Rate Election Notice with respect to such borrowing is required to be delivered pursuant to the following proviso) or (iii) if such borrowing is of Bank Liquidity Loans, prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date; provided, further that the Borrower shall, except in the case of Bank

Liquidity Loans, also deliver to the Administrative Agent an Interest Rate Election Notice substantially in the form of Exhibit M (which must be received by the Administrative Agent (i) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of such Bank Loans initially are to be Eurodollar Loans, (ii) prior to 12:00 Noon, New York City time, two Business Days prior to the requested Borrowing Date, if all or any part of such Bank Loans initially are to be C/D Rate Loans and none of such Bank Loans are to be Eurodollar Loans, or (iii) prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date, if all of such Bank Loans initially are to be Base Rate Loans). Each Extension of Credit Request shall specify (x) the amount to be borrowed, (y) the applicable Borrowing Date and (z) whether such Bank Loans are to be Bank Project Loans, Bank L/C Loans or Bank Liquidity Loans, the proposed use of the proceeds thereof and, if all or any part of such Bank Loans are to be Bank L/C Loans, the amount thereof made to finance VP Reimbursement Obligations or Bond Reimbursement Obligations arising in respect of Refunding Drawings and/or to refinance Bank Liquidity Loans outstanding on the applicable Bond L/C Expiration Date, as the case may be. In addition, each Extension of Credit Request shall, (1) in the case of each Bank Project Loan, include a statement that the proceeds of such Bank Loans will be used solely to pay Project Costs identified in a schedule attached to such Extension of Credit Request or (if applicable) to repay Equity Funding Loans in accordance with Section 10.1(c), or (2) in the case of each Bank L/C Loan and Bank Liquidity Loan, include a statement that the proceeds of such Bank Loans will be used solely to finance the Borrower's obligation to make L/C Reimbursement Payments. Each Interest Rate Election Notice shall specify (A) whether the Bank Loans to be borrowed are to be Eurodollar Loans, C/D Rate Loans, Base Rate Loans or a combination thereof and (B) if such Bank Loans are to be entirely or partly Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Bank Loan and the respective durations of the initial Bank Loan Interest Periods therefor. Each borrowing of Bank Project Loans that are not Debt Service Loans shall be in an amount equal to $2,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount as shall equal the Total Bank Project Loan Commitments then in effect). Each Borrowing of a Bank L/C Loan or Bank Liquidity Loan shall be in the amount of the applicable L/C Reimbursement Obligation.

                  (b) Upon receipt of an Extension of Credit Request pursuant to
Section 3.2(a), the Administrative Agent shall promptly notify each Bank thereof. If such borrowing is of Bank L/C Loans or Bank Liquidity Loans, each Bank will, on the Borrowing Date specified in such Extension of Credit Request, make such Loan by applying the proceeds thereof to the payment of the applicable L/C Reimbursement Obligation owed to it. If such borrowing is of Bank Project Loans, following receipt of the notice from the Administrative Agent referred to in the first sentence of this paragraph (b), each Bank will make the amount of its pro rata share of such borrowing available to the Administrative Agent for the account of the Borrower, by wire transfer to the office of the Administrative Agent specified on Schedule 1 prior to 12:00 Noon, New York City time, on the applicable Borrowing Date in funds immediately available to the Administrative Agent. The Administrative Agent then will promptly deposit the aggregate of the amounts of such Bank Project Loans made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent into the Construction Account or, if applicable, the Accounts specified in Section 4.3 of the Security Deposit Agreement for application to the payment of Project Costs and/or the repayment of Equity Funding Loans to the extent permitted by Section 10.1(c), as specified in the Extension of Credit Request.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date on which the Borrower has requested Bank Project Loans that such Bank will not make the amount that would constitute its Commitment Percentage of the borrowing of such Bank Project Loans on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower, through the deposit of funds in the Construction Account or, if applicable, the Accounts specified in Section 4.3 of the Security Deposit Agreement, a corresponding amount. If such amount of Bank Project Loans is made available to the Administrative Agent by such Bank on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand, such amount, with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period from and including such Borrowing Date to the date such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph (c) shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such borrowing of Bank Project Loans is not in fact made available to the Administrative Agent by such Bank within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount from the Borrower on demand, together with interest thereon from the date such amount was made available to the Borrower at the rate per annum applicable to Base Rate Loans hereunder.

                  Section 3.3 Bank Notes.

                  (a) Bank Project Notes. The Bank Project Loans made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 with appropriate insertions as to payee, date and principal amount (a "Bank Project Note"), payable to the order of such Bank. Each Bank Project Note shall (i) be dated the Closing Date, (ii) be in a principal amount equal to such Bank's Commitment Percentage of the initial Total Bank Project Loan Commitments, (iii) be payable as provided in Section 3.4, (iv) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, paragraphs
(a), (b), (c), (d) and (e) of Section 3.7 and (v) be entitled to the benefits of this Agreement and the other Loan Documents. Each Bank is hereby authorized to record, on the schedules annexed to and constituting part of its Bank Project Note or on other appropriate records of such Bank, the date and amount of each Bank Project Loan made by such Bank, the Type of such Bank Project Loan, each continuation of such Bank Project Loan as a Bank Project Loan of the same Type, each conversion of all or a portion of such Bank Project Loan to a Bank Project Loan of another Type, the date and amount of each payment or prepayment of principal of such Bank Project Loan and, in the case of a Eurodollar Loan and a C/D Rate Loan, the duration of each Bank Loan Interest Period with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Bank Project Note.

                  (b) Bank L/C Notes. The Bank L/C Loans made by each Bank to finance VP Reimbursement Obligations and Bond Reimbursement Obligations arising in respect of Refunding Drawings and/or to refinance Bank Liquidity Loans outstanding on the applicable Bond L/C Expiration Date shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 with appropriate insertions as to payee, date and principal amount (a "Bank L/C Note"), payable to the order of such Bank. Each Bank L/C Note shall (i) be dated the Closing Date, (ii) be in a principal amount equal to such Bank's Commitment Percentage of the sum of (x) the initial Total VP Letter of Credit Commitments and (y) the initial Total Bond Letter of Credit Commitments, (iii) be payable as provided in Section 3.4, (iv) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, Section 3.7 and (v) be entitled to the benefits of this Agreement and the other Loan Documents. Each Bank is hereby authorized to record, on the schedules annexed to and constituting part of its Bank L/C Note or on other appropriate records of such Bank, the date and amount of each Bank L/C Loan made by such Bank, the Type of such Bank L/C Loan, each continuation of such Bank L/C Loan as a Bank L/C Loan of the same Type, each conversion of all or a portion of such Bank L/C Loan to a Bank L/C Loan of another Type, the date and amount of each payment or prepayment of principal of such Bank L/C Loan and, in the case of a Eurodollar Loan and a C/D Rate Loan, the duration of each Bank Loan Interest Period with respect thereto, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Bank L/C Note.

                  (c) Bank Liquidity Notes. The Bank Liquidity Loans made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3 with appropriate insertions as to payee, date and principal amount (a "Bank Liquidity Note"), payable to the order of such Bank. Each Bank Liquidity Note shall (i) be dated the Closing Date, (ii) be in a principal amount equal to such Bank's Commitment Percentage of the initial Total Bond Letter of Credit Commitments, (iii) be payable as provided in Section 3.4,
(iv) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, paragraphs (b), (d) and (e) of Section 3.7 and (v) be entitled to the benefits of this Agreement and the other Loan Documents. Each Bank is hereby authorized to record, on the schedules annexed to and constituting part of its Bank Liquidity Note or on other appropriate records of such Bank, the date and amount of each Bank Liquidity Loan made by such Bank and the date and amount of each payment or prepayment of principal of such Bank Liquidity Loan, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Bank Liquidity Note.

                  Section 3.4 Repayment of Bank Loans. (a) The Borrower shall repay the Bank Loans (other than Bank Liquidity Loans) in consecutive quarterly installments of principal on each Loan Installment Payment Date specified on
Schedule 3 (each, a "Bank Loan Installment Payment Date") to and including the Bank Loan Final Maturity Date. The amount of the installment of principal of the Bank Loans (other than Bank Liquidity Loans) due on a Loan Installment Payment Date shall be equal to the product of (i) the aggregate outstanding principal amount of the Bank Loans (other than Bank Liquidity Loans) on the Construction Period Termination Date (after giving effect to any Bank Loans (other than Bank Liquidity Loans) made on such date) and (ii) the percentage set forth opposite such Loan Installment Payment Date on Schedule 3 attached hereto (as adjusted from time to time pursuant to paragraph (b) below). Notwithstanding anything to the contrary in the first sentence of this Section 3.4(a), if one or more Bank Loan Installment Payment Dates occur before the Initial Repayment Date, the amounts of principal of the Bank Loans that would, absent this sentence, be payable on such Loan Installment Payment Dates shall not be required to be repaid by the Borrower on such dates, but shall instead be repaid on the Initial Repayment Date, together with the installment of principal on the Bank Loans which is scheduled to be due on the Initial Repayment Date in accordance with the first sentence of this Section 3.4, and such amounts of principal of Bank Loans the repayment of which is deferred to the Initial Repayment Date shall bear interest to the Initial Repayment Date at the rates applicable thereto pursuant to Section 3.7.

                  (b) Upon any making of a Bank L/C Loan following the Construction Period Termination Date pursuant to Section 3.1, the percentages set forth in Schedule 3 shall be adjusted on a proportionate basis to reflect such increase in the principal amount of the Bank Loans and to provide that such Bank L/C Loan is repaid by the Borrower, on a basis pro rata with the repayment of Bank Project Loans then outstanding, on each of the remaining scheduled Bank Loan Installment Payment Dates until the Bank Loan Final Maturity Date, commencing on the Bank Loan Installment Payment Date next succeeding the date on which such Bank L/C Loan was made. A revised Schedule 3, prepared in accordance with the foregoing provisions of this paragraph (b), executed by the Administrative Agent and delivered to the Borrower and the Lenders, shall without further act supersede the existing Schedule 3 to this Agreement and, absent manifest error, be conclusive and binding on the Borrower and the Banks.

                  (c) Unless earlier prepaid pursuant to Section 7.3(i) or refinanced with a Bank L/C Loan pursuant to Section 3.1, the Borrower shall repay in full the then aggregate outstanding principal amount of the Bank Liquidity Loans, if any, on the Liquidity Loan Termination Date applicable thereto.

                  Section 3.5 Conversion and Continuation Options. (a) The Borrower may elect from time to time (i) to convert Eurodollar Loans to Base Rate Loans or C/D Rate Loans by giving the Administrative Agent irrevocable notice of such election (which notice, to be effective, must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the requested conversion date) and (ii) to convert C/D Rate Loans to Base Rate Loans by giving the Administrative Agent irrevocable notice of such election (which notice, to be effective, must be received by the Administrative Agent prior to 12:00 Noon, New York City time, two Business Days prior to the requested conversion date), provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of a Bank Loan Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans (other than Base Rate Loans which are Bank Liquidity Loans) or C/D Rate Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election (which notice, to be effective, must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the requested conversion date), provided that any such conversion of C/D Rate Loans may, subject to the penultimate sentence of this Section

3.5(a), only be made on the last day of a Bank Loan Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the duration of the initial Bank Loan Interest Period or Bank Loan Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If the last day of the then current Bank Loan Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Business Day with respect to Eurodollar Loans, such conversion shall be made on the next succeeding Business Day with respect to Eurodollar Loans and during the period from such last day to such succeeding Business Day, such Eurodollar Loans shall bear interest as if they were Base Rate Loans. All or any part of outstanding Eurodollar Loans, Base Rate Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Bank Loan may be converted to a Eurodollar Loan or a C/D Rate Loan when any Default or Event of Default has occurred and is continuing and the Majority Banks have determined that the Bank Loan Interest Period requested is not appropriate in light of such Default or Event of Default and (ii) no such conversion may be made if it would contravene the provisions of Section 3.6 or if it would not be permitted under the provisions of Section 3.9 or 3.10.

                  (b) Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Bank Loan Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent (which shall promptly notify the Banks) in accordance with the applicable provisions of the term "Bank Loan Interest Period", of the duration of the next Bank Loan Interest Period to be applicable to such Loans; provided that no Eurodollar Loan or C/D Rate Loan will be continued as such (A) when any Default or Event of Default has occurred and is continuing and the Majority Banks have determined that the Bank Loan Interest Period requested by the Borrower is not appropriate in light of such Default or Event of Default or (B) if such continuation would contravene the provisions of Section 3.6 or if it would not be permitted under the provisions of Section 3.9 or 3.10; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Bank Loan Interest Period.

                  Section 3.6 Maximum Number of Tranches. All borrowings, conversions and continuations of Bank Loans hereunder and all selections of Bank Loan Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, at no time will the aggregate number of Eurodollar Tranches and C/D Tranches collectively exceed six. As used in this Section 3.6 and in the definition of "Bank Loan Interest Period", the term "Eurodollar Tranche" is the collective reference to Eurodollar Loans and the term "C/D Rate Tranche" is the collective reference to C/D Rate Loans, the Bank Loan Interest Periods with respect to which begin on the same date and end on the same later date (whether or not such Eurodollar Loans or C/D Rate Loans, as the case may be, originally shall have been made on the same day).

                  Section 3.7 Interest on Bank Loans. (a) Each Eurodollar Loan shall bear interest for each day (including the first day but excluding the last day) during each Bank Loan Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Bank Loan Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Bank Loan Margin.

                  (c) Each C/D Rate Loan shall bear interest for each day (including the first day but excluding the last day) during each Bank Loan Interest Period with respect thereto at a rate per annum equal to the C/D Rate determined for such day plus the Applicable Bank Loan Margin.

                  (d) If all or a portion of the principal amount of any Bank Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Bank Default Rate from the date of such non-payment until such amount is paid in full (after as well as before judgment). In addition (but without duplication of any amounts payable pursuant to the preceding sentence), if any Event of Default shall occur, the outstanding principal amount of all Bank Loans shall bear interest at the Bank Default Rate from the date on which such Event of Default occurred until the date on which no Event of Default shall be continuing.

                  (e) Interest shall be payable in arrears on each Bank Loan Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable on demand.

                  Section 3.8 Computation of Interest on Bank Loans. (a) Interest on Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans and C/D Rate Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a Eurodollar Rate or of a C/D Rate. Any change in the interest rate on a Bank Loan resulting from a change in the Base Rate, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate on the Bank Loans by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.7(a) or 3.7(c).

                  (c) If any Reference Bank shall for any reason no longer have a Commitment or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result, there shall only be one Reference Bank remaining, the Administrative Agent (after consultation with the Borrower and the Banks) shall, by notice to the Borrower and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

                  (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated by this Agreement. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of Section 3.9, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                  Section 3.9 Inability to Determine Interest Rate on Bank Loans. In the event that, prior to the first day of any Bank Loan Interest Period, (a) the Administrative Agent is unable to make the determination of the Eurodollar Rate or the C/D Rate for such Bank Loan Interest Period required to be made by it as provided herein by reason of the failure or inability of at least two of the Reference Banks to supply quotations necessary to make such determination or (b) the Administrative Agent shall have received notice from the Majority Banks that the Eurodollar Rate or the C/D Rate determined or to be determined for such Bank Loan Interest Period will not adequately and fairly reflect the cost to such Banks of making or maintaining their affected Bank Loans during such Bank Loan Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof (stating the reason therefor) to the Borrower and the Banks as soon as practicable. If such notice is given (i) any Eurodollar Loans or C/D Rate Loans, as the case may be, requested to be made on the first day of such Bank Loan Interest Period shall be made as Bank Loans of another Type, (ii) any Bank Loans that were to have been converted on the first day of such Bank Loan Interest Period to Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted to or continued as Bank Loans of another Type and (iii) any outstanding Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted, on the first day of such Bank Loan Interest Period, to Bank Loans of another Type, in each case as the Borrower shall designate; provided, however, that (A) if the Borrower shall so designate Eurodollar Loans, its irrevocable notice thereof must be received by the Administrative Agent prior to 12:00 Noon, New York City time, three Business Days prior to the first day of such Bank Loan Interest Period, (B) if the Borrower shall so designate C/D Rate Loans, its irrevocable notice thereof must be received by the Administrative Agent prior to 12:00 Noon, New York City time, two Business Days prior to the first day of such Bank Loan Interest Period, and
(C) if the Borrower shall fail to give any required notice of its designation of Bank Loans of another Type, such Bank Loans shall be made as or converted to Base Rate Loans on the first day of such Bank Loan Interest Period. Until such notice has been withdrawn by the Administrative Agent or, in the case of any notice given by the Majority Banks pursuant to clause (b) of the first sentence of this Section, by the Majority Banks, no further Eurodollar Loans or C/D Rate Loans, as the case may be, shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans or C/D Rate Loans, as the case may be.

                  Section 3.10 Illegality. Notwithstanding any other provision of this Agreement, if any change in any Requirement of Law (other than any change to any organizational or governing document of any Bank) or in the interpretation or application thereof by any authority charged with the interpretation or administration thereof or by any court of competent jurisdiction shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, such Bank shall give telex, telecopy or telephonic notice thereof to the Borrower and the Administrative Agent (specifying the reason for such illegality) as soon as practicable and (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Domestic Dollar Loans to Eurodollar Loans shall forthwith be suspended until such time as such Bank may again lawfully make and maintain Eurodollar Loans, and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Bank Loan Interest Periods with respect to such Bank Loans or within such earlier period (determined by the Administrative Agent in its sole judgment) as required by law (unless (i) the Borrower shall have elected to convert such Bank Loans to C/D Rate Loans and (ii) the Administrative Agent shall have received the Borrower's irrevocable notice thereof prior to 12:00 Noon, New York City time, two Business Days prior to the earlier of (x) the first day of the next succeeding Bank Loan Interest Period with respect to such Bank Loan and (y) the last day of such earlier period as required by law). If, as a result of such change in a Requirement of Law or in the interpretation or application thereof, any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Bank Loan Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to Section 7.7(a) with respect to such conversion.

                  Section 3.11 Requirements of Law. (a) In the event that any Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Government Authority:




                          (i) does or shall subject any Bank to any tax (except to the extent such tax is the subject of the agreements set forth in
         Section 7.6) of any kind whatsoever with respect to this Agreement, any Bank Note or any Eurodollar payments made by it, or change the basis of taxation of payments to such Bank of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

                          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurodollar Rate; or

                         (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by any amount which such Bank deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Eurodollar Loans or C/D Rate Loans made to the Borrower hereunder, then, in any such case, the Borrower shall promptly pay such Bank, within 10 Business Days after demand by such Bank (through the Administrative Agent) in accordance with paragraph (c) of this Section, any additional amounts necessary to compensate such Bank for such additional costs or reduced amount receivable.

                  (b) In the event that any Bank shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy or in the interpretation or application thereof, or compliance by any Bank or any corporation controlling such Bank with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Government Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 10 Business Days after submission by such Bank to the Borrower (through the Administrative Agent) of a written request therefor in accordance with paragraph (c) of this Section, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) A Bank intending to make a claim pursuant to paragraph (a) or (b) of this Section shall deliver to the Borrower through the Administrative Agent, as soon as practicable after becoming aware of the circumstances giving or which shall give rise to such claim, notice of such Bank's intention to make a claim, specifying the event by which it is or shall be entitled to make such claim and setting out in reasonable detail the expected basis and computation of such claim (and the Administrative Agent shall promptly upon receipt thereof deliver such notice to the Borrower); provided that no claim shall be made by any Bank, and the Borrower shall not be required to indemnify any Bank, with respect to any cost, increased cost or other liability or reduction described in paragraph (a) or (b) of this Section which is incurred by such Bank and which is payable, or which is applicable to any period, more than 90 days prior to the date the Borrower is first notified by the Administrative Agent pursuant to the foregoing provisions of this paragraph (c) that such Bank is incurring such costs, other liability or reduction, as the case may be.

                  (d) A certificate as to any additional amounts payable to any Bank pursuant to this Section 3.11, submitted by such Bank to the Borrower and showing in reasonable detail that such amounts were computed in accordance with this Section 3.11, shall be conclusive in the absence of manifest error. The provisions of this Section 3.11 shall survive the termination of this Agreement and the payment of the Bank Loans and all other amounts payable to the Banks and the Issuing Bank hereunder.

                  (e) Each Bank agrees that, as promptly as practicable after it becomes aware that additional amounts are or will be due to such Bank under this
Section 3.11, it will, to the extent not inconsistent with such Bank's internal policies, make, fund or maintain its Bank Loans through another lending office of such Bank if as a result thereof such amounts will not be required to be paid and if, as determined by such Bank in it its sole discretion, the making, funding or maintaining of such Bank Loans through such other lending office (i) would be permitted by applicable Requirements of Law and (ii) would not adversely affect its Bank Loans or such Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by a Bank in utilizing another lending office of such Bank as provided in this paragraph.

                  Section 3.12 Substitution or Removal of an Affected Bank. In the event any Bank notifies the Borrower pursuant to Section 3.10 that it may no longer make or maintain Eurodollar Loans, or demands payment of additional amounts pursuant to Section 3.11 or 7.6, the Borrower, at its expense, at any time within 180 days after such demand, so long as no Default or Event of Default shall have occurred and be continuing, may require such Bank to sell in accordance with the provisions of Section 14.7, at par plus accrued interest, without recourse or warranty and pursuant to a Bank Transfer Supplement, its rights and obligations hereunder (including its Commitment and the Bank Loans at the time owing to it and the Bank Notes held by it) to a Qualified Financial Institution specified by the Borrower that is willing to purchase such rights and obligations on the terms hereof and is reasonably acceptable to the Administrative Agent; provided that (i) such assignment shall not conflict with or violate any Requirement of Law applicable to or binding on such Bank, (ii) the Borrower shall have paid to the assigning Bank all amounts (other than interest) accrued and owing hereunder to it (including, without limitation, amounts owing pursuant to Sections 3.11, 7.6 and 7.7(a)) and (iii) the assignee Bank shall have executed and delivered a Bank Transfer Supplement. Notwithstanding anything set forth above in this Section 3.12 to the contrary, the Borrower shall not be entitled to require an assignment under this Section
3.12 with respect to any Bank demanding payment under Section 3.11 or 7.6 if (x) prior to any such requirement by the Borrower, such Bank shall have changed its lending office so as to eliminate the continued incurrence of the costs in respect of which such payment was demanded or (y) the circumstances giving rise to such Bank's demand for payment of such additional amounts are applicable to all the Banks.

                  Section 3.13 Banks' Representation. Each Bank represents that the Bank Loans to be made by it hereunder are being made in the ordinary course of its banking business not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended or for resale in any transaction which would be in violation of any applicable securities laws; provided that the sale, transfer or other disposition by each Bank of its Bank Loans and Bank Notes shall at all times be within such Bank's control.

                  SECTION 4.  INSTITUTIONAL LOAN FACILITY

                  Section 4.1 Institutional Loans. Subject to the terms and conditions of this Agreement, including without limitation the satisfaction of the conditions set forth in Sections 9.1 and 9.2, each Institution severally agrees to make two loans (collectively, the "Institutional Loans") to the Borrower during the Institutional Commitment Period in an aggregate principal amount equal to its Commitment Percentage of the Total Institutional Commitments; provided that the initial Institutional Loan to be made by each Institution shall be in a principal amount equal to at least one-half of its Commitment Percentage of the Total Institutional Commitments and shall be available for borrowing only during the Initial Funding Period, and the other Institutional Loan to be made by each Institution shall be available for borrowing only during the Subsequent Funding Period.

                  Section 4.2 Procedure for Institutional Loan Borrowings. Each borrowing of Institutional Loans shall be on a Borrowing Date; provided that the Borrower shall deliver to each Institution (with copies to the Administrative Agent and the Independent Engineer) an Extension of Credit Request substantially in the form of Exhibit B-2 (which request, to be effective on the requested Borrowing Date, must be received by each Institution, the Administrative Agent and the Independent Engineer at least 10 Business Days prior to the requested Borrowing Date). Each Extension of Credit Request shall specify (a) the amount to be borrowed, (b) the applicable Borrowing Date and (c) the proposed use of proceeds of the Institutional Loans and whether a portion thereof is to remain on deposit in the Institutional Loan Proceeds Account pending application for the purposes described in Section 10.1(b)(iv) on a succeeding Borrowing Date. Upon receipt of an Extension of Credit Request, each Institution will, on the applicable Borrowing Date, deposit the amount of its Commitment Percentage of the borrowing requested therein in funds immediately available to the Security Agent into the Institutional Loan Proceeds Account (by wire transfer of such funds to the Security Agent at its office specified in the Security Deposit Agreement) for application to the payment of Project Costs and/or the repayment of Bank Loans or Equity Funding Loans, as specified in such Extension of Credit Request.

                  Section 4.3 Institutional Notes. (a) Each Institutional Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-4 with appropriate insertions as to date, interest rate and principal amount (an "Institutional Note"), and either registered in the name of the Institution making such Loan (or its nominee) or payable to the order of such Institution, as such Institution shall request. Each Institutional Note shall (a) be dated the date of the Institutional Loan evidenced thereby, (b) be in a principal amount equal to the amount of such Institutional Loan, (c) be payable as provided in Section 4.4, (d) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum calculated in accordance with, and payable as specified in, Section 4.5 and (e) be entitled to the benefits of this Agreement and the other Loan Documents.

                  (b) The Borrower and the Institutions shall cooperate in attempting to obtain a NAIC rating on the Institutional Credit Facility as soon as possible after the execution and delivery of this Agreement.

                  (c) The Borrower shall, within five Business Days after the Note Exchange Date, at the request of an Institution and at the Borrower's expense, exchange with such Institution, for the Institutional Notes held by such Institution, new Institutional Notes. Each such new Institutional Note delivered to an Institution shall be in the form of Annex A-4, either registered in the name of such Institution or payable to the order of such Institution, as such Institution shall request, and shall otherwise meet the requirements of paragraph (a) above, except that such new Institutional Note shall (i) be dated the Note Exchange Date, (ii) be in a principal amount equal to the unpaid aggregate principal amount of the Institutional Notes so exchanged and (iii) bear interest for the period from the Note Exchange Date until paid in full on the unpaid principal amount thereof from time to time outstanding at a rate equal to the weighted average of the rates of interest borne by each Institutional Note so exchanged by such Institution, as calculated by the Institutions and notified to the Borrower and the Administrative Agent. The determination by the Institutions of the applicable interest rate pursuant to the preceding sentence shall be conclusive and binding on the Borrower in the absence of manifest error. Each Institution shall, upon delivery to it of a new Institutional Note executed and delivered by the Borrower and meeting the requirements of the preceding sentence, surrender to the Borrower the Institutional

Notes held by it that were exchanged in accordance with this paragraph, and, upon such delivery, such surrendered Institutional Notes shall be cancelled by the Borrower and shall not be deemed to be outstanding Notes for any purpose of this Agreement.

                  Section 4.4 Repayment of Institutional Loans. The Borrower shall repay the Institutional Loans in quarterly installments of principal on each Loan Installment Payment Date specified on Schedule 4 (each, an "Institutional Loan Installment Payment Date") to and including the Institutional Loan Final Maturity Date. The amount of the installment of principal of an Institutional Note due on each Institutional Loan Installment Payment Date shall be equal to the product of (i) the initial principal amount of such Institutional Note and (ii) the percentage set forth opposite such Institutional Loan Installment Payment Date on Schedule 4 attached hereto.

                  Section 4.5 Interest on Institutional Loans. Each Institutional Loan shall bear interest at a rate equal to the sum of (A) 7.35% per annum and (B) the Applicable Institutional Loan Margin from time to time; provided that if all or a portion of the principal amount of any Institutional Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Institution Default Rate from the date of such non-payment until such amount is paid in full (after as well as before judgment). In addition (but without duplication of any amounts payable pursuant to the proviso of the preceding sentence), if any Event of Default shall occur, the principal amount of all outstanding Institutional Loans shall bear interest at the Institution Default Rate from the date on which such Event of Default occurred until the date on which no Event of Default shall be continuing. Interest shall be payable in arrears (i) on the last day of each March, June, September and December prior to the Commercial Operations Date and (ii) on each Institutional Loan Installment Payment Date after the Commercial Operations Date; provided that interest accruing pursuant to the preceding sentence and the proviso of the first sentence of this Section 4.5 shall be payable on demand.

                  Section 4.6 Computation of Interest on Institutional Loans. Interest on Institutional Loans shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Institutions shall, on the Borrowing Date with respect to each Institutional Loan, and on any date on which there is a change in the Applicable Institutional Loan Margin on any Institutional Loan, notify the Borrower of their determination of the interest rate to be applicable to such Institutional Loan, which determination shall be conclusive and binding on the Borrower absent manifest error. Each Institution shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the determination of any interest rate, or change thereof, pursuant to Section 4.3(c) or 4.5.

                  Section 4.7 Registration, Transfer and Substitution of Registered Institutional Notes.

                  (a) Note Register. The Borrower shall keep at its office a register (the "Institutional Note Register") in which the Borrower will, at the request of any Institution, provide for the registration of Institutional Notes held by such Institution (the "Registered Institutional Notes") and the registration of transfers of such Registered Institutional Notes. The Borrower and the Security Agent may treat the Person in whose name any Registered

Institutional Note is registered on the Institutional Note Register as the owner thereof for the purpose of receiving payment of the principal of and the Make-Whole Premium or Modified Make-Whole Premium, if any, and interest on such Registered Institutional Note and for all other purposes, whether or not such Registered Institutional Note shall be overdue, and all payments to the registered holder of a Registered Institutional Note shall satisfy the Borrower's and the Security Agent's obligations in respect of such Registered Institutional Note and the Borrower and the Security Agent shall not be affected by any notice to the contrary. All references in this Agreement or in a Registered Institutional Note to a "holder" of any Registered Institutional Note shall mean the Person in whose name such Registered Institutional Note is at the time registered on the Institutional Note Register.

                  (b) Transfer and Exchange of Registered Institutional Notes. Upon surrender of any Registered Institutional Note to the Borrower for registration of transfer or for exchange or for re-registration in the name of a nominee of the holder thereof, the Borrower, at its expense, will execute and deliver in exchange therefor a new Registered Institutional Note or Registered Institutional Notes in the form of Annex A-4 as requested by the holder or transferee of such Registered Institutional Note, which aggregate the unpaid principal amount of such surrendered Registered Institutional Note. Each such new Registered Institutional Note shall be dated so that there will be no loss of interest on such surrendered Note and shall otherwise be of like tenor, and shall be registered in the name or names of such Person (including, without limitation, in the name of a nominee) as such holder or transferee of such Registered Institutional Note may request. Any Registered Institutional Note in lieu of which any such new Registered Institutional Note has been executed and delivered shall be cancelled and shall not be deemed to be an outstanding Note for any purpose of this Agreement. The Project Mortgage shall be amended in connection with any transfer of a Registered Institutional Note to the extent necessary under Virginia law to preserve the benefits thereof.

                  (c) Replacement of Registered Institutional Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Registered Institutional Note and, in the case of any such loss, theft or destruction of any Registered Institutional Note, upon delivery of an indemnity bond in such reasonable amount as the Borrower may determine (or, in the case of any Registered Institutional Note held by an Institution originally a party to this Agreement or by another institutional holder or a nominee of any thereof, an indemnity agreement reasonably satisfactory to the Borrower), or, in the case of any such mutilation, upon the surrender of such Registered Institutional Note for cancellation to the Borrower at its office, the Borrower, at its expense, will execute and deliver, in lieu thereof, a new Registered Institutional Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Registered Institutional Note, dated so that there will be no loss of interest on such Registered Institutional Note and otherwise of like tenor. Any Registered Institutional Note in lieu of which any such new Registered Institutional Note has been so executed and delivered by the Borrower shall not be deemed to be an outstanding Registered Institutional Note for any purpose of this Agreement.

                  (d) The Borrower shall promptly notify the Security Agent, the Administrative Agent and the Institutions of the initial holders of Registered Institutional Notes, and any transfer or exchange or re-registration of a Registered Institutional Note pursuant to Section 4.7(b).

                  Section 4.8 Institutions' Representations; Source of Funds.
(a) Each Institution represents that it is making, funding and maintaining the Institutional Loans for its own account or for one or more separate accounts maintained by such Institution or for the account of one or more pension or trust funds, in each case not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, or for resale in any transaction which would be in violation of any applicable securities laws; provided that the sale, transfer or other disposition by each Institution of its Loans and Notes shall at all times be within such Institution's control. If an Institution is making, funding or maintaining its Institutional Loans for the account of one or more pension or trust funds, such Institution represents that (except to the extent that it has otherwise advised its special counsel and the Borrower in writing) it has sole investment discretion with respect to the making, funding and maintaining of its Institutional Loans pursuant to this Agreement and the determination and decision to make, fund and maintain the Institutional Loans for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments.

                  (b) Each Institution represents and warrants that, with respect to each source of funds to be used by it to make, fund and maintain the Institutional Loans (respectively, the "Source"), at least one of the following statements shall be accurate as of the Closing Date:

                      (i) The Source is assets of an insurance company general account and not assets of an insurance company separate account (within the meaning of Section 3(17) of ERISA);

                     (ii) The Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

                    (iii) The Source is either (x) an insurance company pooled separate account, and the making, funding and maintaining of the Institutional Loans is exempt in accordance with Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (y) a bank collective investment fund, in which case the making, funding and maintaining of the Institutional Loans is exempt in accordance with PTE 91-38 (issued July 12, 1991);

                     (iv) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984) which QPAM has been identified in writing, and the making, funding and maintaining of the Institutional Loans is exempt under PTE 84-14 provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any "plan" identified in writing pursuant to this paragraph
         (iv) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified "plans";

                      (v) The Source is one or more "plans", or a separate account or trust fund comprised of one or more "plans", each of which has been identified to the Borrower in writing pursuant to this paragraph (v).

                  As used in this Section 4.8(b), "plan" or "plans" shall have the meaning set forth in Title I, Section 3(3) of ERISA.

                  (c) Each Institution represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 under the Securities Act of 1933, as amended, or a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended. Each Institution further represents and warrants that it has received (or John Hancock Mutual Life Insurance Company has received in the case of Commonwealth of Pennsylvania State Employees' Retirement System, Mellon Bank, N.A., as trustee for AT&T Master Pension Trust and Mellon Bank, N.A., as trustee for NYNEX Master Pension Trust) a copy of the Information Memorandum and has had a full and adequate opportunity to review the Information Memorandum, to investigate the business and financial condition of the Borrower and the Project and to meet with and obtain such information as such Institution has required from the Borrower or its representatives with respect to the Borrower or the Project.

                  SECTION 5. BOND LETTER OF CREDIT FACILITY

                  Section 5.1 Issuance of and Participation in the Bond Letters of Credit. (a) The Issuing Bank hereby agrees, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of the conditions set forth in Sections 9.1 and 9.5, to issue during the Construction Period not more than six Bond Letters of Credit in favor of the relevant Bond Trustee for the account of the Borrower; provided that, at least 10 Business Days prior to the proposed date of issuance of the Relevant Bonds, the Issuing Bank receives an Extension of Credit Request in the form of Exhibit B-3.

                  (b) Effective upon the issuance of each Bond Letter of Credit, without further action by the Issuing Bank, the Administrative Agent or any Bank, the Issuing Bank grants to each Bank and each Bank hereby unconditionally and irrevocably, severally and for itself only, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, such Bond Letter of Credit in a fraction equal to such Bank's Commitment Percentage, and the issuance of such Bond Letter of Credit shall be deemed to be a confirmation by the Issuing Bank and each Bank of such participation in such amount.

                  Section 5.2 Bond Letters of Credit. (a) Each Bond Letter of Credit shall be substantially in the form of Exhibit C-3 hereto (with such changes therein as shall be approved by the Issuing Bank and the Majority Banks), shall be stated to expire on the seventh anniversary of the Closing Date and shall be in the stated amount requested by the Borrower in the Extension of Credit Request given with respect thereto (which stated amount shall be equal to the aggregate outstanding principal amount of the Bonds to which such Bond Letter of Credit relates plus an amount for accrued interest required by the rating agencies rating the Bonds); provided that the aggregate stated amount of the Bond Letters of Credit issued hereunder shall not exceed the Total Bond Letter of Credit Commitments. At the time of any Bond Letter of Credit Disbursement with respect to a Bond Letter of Credit, the amount available to be drawn under such Bond Letter of Credit shall be reduced by the amount of such Bond Letter of Credit Disbursement.

                  (b) Upon any extension of any Bond L/C Expiration Date with respect to a Bond Letter of Credit pursuant to Section 5.6, the Issuing Bank shall issue and deliver a new Bond Letter of Credit in exchange for such Bond Letter of Credit to reflect the extension of such Bond L/C Expiration Date. The terms of such new Bond Letter of Credit shall be identical to those of the Bond Letter of Credit for which it is being exchanged, except that (i) such new Bond Letter of Credit shall be dated as of the date of issuance and shall be in an amount equal to the undrawn amount of the replaced Bond Letter of Credit, (ii) the Bond L/C Expiration Date for such replacement Bond Letter of Credit shall be such date as so extended and (iii) such new Bond Letter of Credit may contain such other changes as each of the Issuing Bank, the Majority Banks, the Majority Institutions, the Borrower and the Bond Trustee in whose favor such Bond letter of Credit is to be issued shall mutually agree upon.

                  Section 5.3 Notice of Payments under the Bond Letters of Credit. The Issuing Bank shall give the Borrower, the Administrative Agent, the Security Agent and each Bank prompt cable or tested telex notice of each demand for a Bond Letter of Credit Disbursement received by the Issuing Bank, specifying (i) the amount of such Bond Letter of Credit Disbursement, (ii) the date such Bond Letter of Credit Disbursement is to be made and (iii) such Bank's pro rata share of the amount of such Bond Letter of Credit Disbursement based on its Commitment Percentage; provided that such notice in respect of any Bond Letter of Credit Disbursement arising under an Interest Drawing shall be given to each Bank only in the event the Borrower has not paid in full to the Issuing Bank on the date of such Bond Letter of Credit Disbursement the Bond Reimbursement Payment pursuant to Section 5.5 arising in respect of such Bond Letter of Credit Disbursement.

                  Section 5.4 Termination of the Bond Letters of Credit. Each Bond Letter of Credit shall terminate upon the earliest to occur of (i) the surrender to the Issuing Bank by the Bond Trustee of such Bond Letter of Credit for cancellation, (ii) the Issuing Bank's honoring of drafts presented under such Bond Letter of Credit that in the aggregate equal the stated amount of such Bond Letter of Credit and (iii) the close of business at the office of the Issuing Bank specified in such Bond Letter of Credit on the Bond L/C Expiration Date with respect to such Bond Letter of Credit.

                  Section 5.5 Borrower's Obligations in Respect of Bond Letters of Credit. (a) Each Bond Letter of Credit Disbursement shall be reimbursed by the Borrower on the date of such disbursement (such reimbursement payment herein referred to as a "Bond Reimbursement Payment"). The Borrower may request the Banks to finance the Borrower's obligation to make a Bond Reimbursement Payment arising in respect of a Liquidity Drawing through the making of a Bank Liquidity Loan and may request the Banks to finance the Borrower's obligation to make a Bond Reimbursement Payment arising in respect of a Refunding Drawing through the making of a Bank L/C Loan, in each case pursuant to Section 3.1. If the Borrower fails to make such request in accordance with the applicable provisions of
Section 3.2 or to satisfy the terms and conditions of this Agreement for such Loan (including those under Section 9.6), or if the Bond Reimbursement Payment did not arise in respect of a Liquidity Drawing or a Refunding

Drawing, the Borrower shall, on the applicable L/C Disbursement Date, make such Bond Reimbursement Payment to the Issuing Bank for its account and for the account of the Banks. If a Bond Reimbursement Payment shall not be made on the applicable L/C Disbursement Date, the amount of the unpaid Bond Reimbursement Payment shall bear interest from the date on which such payment was due until paid in full at the Bank Default Rate applicable to Base Rate Loans, such interest being payable on demand of the Issuing Bank.

                  (b) The Borrower's obligation to make Bond Reimbursement Payments and payments of interest in respect thereof under this Section 5.5 (such obligations being herein collectively referred to as the "Bond Reimbursement Obligations") shall be absolute, unconditional and irrevocable, and shall be observed strictly in accordance with the terms of this Agreement under all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of legality, validity, enforceability or regularity of any Bond Letter of Credit, this Agreement, any other Loan Document or any Bond Document; (ii) any amendment or waiver of or any consent to or departure from all or any of the Loan Documents or any Bond Document; (iii) the existence of any claim, set-off, defense, counterclaim or other right which the Borrower may have at any time against the relevant Bond Trustee, the Security Agent, the Administrative Agent, the Issuing Bank, the Banks or any other Person, whether in connection with this Agreement, any Bond Letter of Credit, the Loan Documents, any Bond Document or any unrelated transaction; (iv) any statement or any other document presented under any Bond Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Bond Letter of Credit against presentation of a sight draft or certificate which does not comply strictly with the terms of such Bond Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that the Borrower shall not be obligated to reimburse the Issuing Bank for any Bond Letter of Credit Disbursement made as a result of the Issuing Bank's gross negligence or wilful misconduct.

                  Section 5.6 Extension of Bond L/C Expiration Dates. If the Borrower wishes to extend the Bond L/C Expiration Date with respect to any Bond Letter of Credit for an additional period, it shall give the Issuing Bank and the Administrative Agent written notice to such effect not later than 120 days prior to such Bond L/C Expiration Date. The Bond L/C Expiration Date with respect to any Bond Letter of Credit shall not be extended unless written notice shall have been delivered by the Issuing Bank to the Borrower (with a copy to the relevant Bond Trustee) and the Administrative Agent no later than 60 days prior to the then scheduled Bond L/C Expiration Date with respect to such Bond Letter of Credit, stating that the Issuing Bank has agreed to extend such date for an additional period and specifying the new expiration date. Subject to
Section 8.7(b) of the Security Deposit Agreement, the Issuing Bank, in its sole discretion, may or may not agree to extend any scheduled Bond L/C Expiration Date.

                  Section 5.7 Reduction of Bond Letters of Credit. (a) The Bond Trustee in whose favor a Bond Letter of Credit has been issued may, at the request of the Borrower, without penalty, upon at least five Business Days' prior written notice to the Issuing Bank, reduce the stated amount of any Bond Letter of Credit in connection with an optional prepayment or redemption and cancellation of the Relevant Bonds; provided that (i) each partial reduction of the stated amount of a Bond Letter of Credit in respect of the principal amount of the Relevant

Bonds shall be in an amount not less than $1,000,000, (ii) the stated amount as so reduced shall not be less than the sum of the remaining aggregate unpaid principal amount of the Relevant Bonds that are outstanding, plus interest thereon in the aggregate amount required by the rating agencies rating such Bonds, if any, and (iii) such optional prepayment or redemption and cancellation of the Relevant Bonds is permitted by Section 11.11(a).

                  (b) On any date on which any of the Bonds are redeemed and cancelled, the stated amount of the applicable Bond Letter of Credit shall be reduced as provided in such Bond Letter of Credit.


                  SECTION 6. VP LETTER OF CREDIT FACILITY

                  Section 6.1 Issuance of and Participation in the VP Letters of Credit. (a) The Issuing Bank hereby agrees, subject to the terms and conditions of this Agreement, to issue on the Closing Date the Construction VP Letter of Credit in favor of Virginia Power for the account of the Borrower, which the Borrower is required to provide to Virginia Power pursuant to Section 13.3 of the Power Purchase Agreement. The Issuing Bank hereby also agrees, subject to the terms and conditions of this Agreement, to issue on the Commercial Operations Date the Term VP Letter of Credit in favor of Virginia Power for the account of the Borrower, which the Borrower is required to provide to Virginia Power pursuant to Section 13.5 of the Power Purchase Agreement to ensure the continued availability of the Facility.

                  (b) Effective upon the issuance of the Construction VP Letter of Credit, without further action by the Issuing Bank, the Administrative Agent or any Bank, the Issuing Bank grants to each Bank and each Bank hereby unconditionally and irrevocably, severally and for itself only, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, the Construction VP Letter of Credit in a fraction equal to such Bank's Commitment Percentage, and the issuance of the Construction VP Letter of Credit shall be deemed to be a confirmation by the Issuing Bank and each Bank of such participation in such amount.

                  (c) Effective upon the issuance of the Term VP Letter of Credit, without further action by the Issuing Bank, the Administrative Agent or any Bank, the Issuing Bank grants to each Bank and each Bank unconditionally and irrevocably, severally and for itself only, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, the Term VP Letter of Credit in a fraction equal to such Bank's Commitment Percentage, and the issuance of the Term VP Letter of Credit shall be deemed to be a confirmation by the Issuing Bank and each Bank of such participation in such amount.

                  Section 6.2 Construction VP Letter of Credit. (a) Upon the terms and subject to the conditions of this Agreement, including without limitation the satisfaction of the conditions set forth in Sections 9.1 and 9.4, the Issuing Bank shall issue and deliver the Construction VP Letter of Credit to Virginia Power on the Closing Date. The Construction VP Letter of Credit shall be irrevocable, shall be stated to expire on the Date Certain and shall be issued in an amount requested by the Borrower in the Extension of Credit Request given with respect thereto;

provided that the stated amount of the VP Letter of Credit shall not exceed the Total VP Letter of Credit Commitment. At the time of any Construction VP Letter of Credit Disbursement, the amount available to be drawn under the Construction VP Letter of Credit shall be reduced by the amount of such Construction VP Letter of Credit Disbursement.

                  (b) Upon any extension of the Construction VP Expiration Date pursuant to Section 6.7, the Issuing Bank shall issue and deliver a new Construction VP Letter of Credit in exchange for the Construction VP Letter of Credit to reflect the extension of the Construction VP Expiration Date. The terms of such new Construction VP Letter of Credit shall be identical to those of the Construction VP Letter of Credit for which it is being exchanged, except that (i) such new Construction VP Letter of Credit shall be dated as of the date of issuance and shall be in an amount equal to the undrawn amount of the replaced Construction VP Letter of Credit, (ii) the Construction VP Expiration Date for such replacement Construction VP Letter of Credit shall be such date as so extended and (iii) such new Construction VP Letter of Credit may contain such other changes as each of the Issuing Bank, the Majority Banks, the Majority Institutions, the Borrower and Virginia Power shall mutually agree upon.

                  Section 6.3 Term VP Letter of Credit. (a) Upon the terms and subject to the conditions of this Agreement, including without limitation the satisfaction of the conditions set forth in Sections 9.1 and 9.4, the Issuing Bank shall issue and deliver the Term VP Letter of Credit on the Commercial Operations Date. The Term VP Letter of Credit shall be irrevocable, shall be stated to expire on the seventh anniversary of the Closing Date and shall be issued in an amount requested by the Borrower in the Extension of Credit Request given with respect thereto; provided that the stated amount of the Term VP Letter of Credit shall not exceed the excess of (i) the Total VP Letter of Credit Commitment over (ii) the aggregate amount of the Construction VP Letter of Credit Disbursements, if any. At the time of any Term VP Letter of Credit Disbursement, the amount available to be drawn under the Term VP Letter of Credit shall be reduced by the amount of such Term VP Letter of Credit Disbursement.

                  (b) Upon any extension of the Term VP Expiration Date pursuant to Section 6.7, the Issuing Bank shall issue and deliver a new Term VP Letter of Credit in exchange for the Term VP Letter of Credit to reflect the extension of the Term VP Expiration Date. The terms of such new Term VP Letter of Credit shall be identical to those of the Term VP Letter of Credit for which it is being exchanged, except that (i) such new Term VP Letter of Credit shall be dated the date of issuance, (ii) the Term VP Expiration Date for such replacement Term VP Letter of Credit shall be such date as so extended and (iii) such new Term VP Letter of Credit may contain such changes as each of the Issuing Bank, the Majority Banks, the Majority Institutions, the Borrower and Virginia Power shall mutually agree upon.

                  Section 6.4 Notice of Payments under the VP Letters of Credit. The Issuing Bank shall give the Borrower, the Administrative Agent, the Security Agent and each Bank prompt cable or tested telex notice of each demand for a VP Letter of Credit Disbursement received by the Issuing Bank, specifying (i) the amount of such VP Letter of Credit Disbursement, (ii) the date such VP Letter of Credit Disbursement is to be made and (iii) such Bank's pro rata share of the amount of such VP Letter of Credit Disbursement based on its Commitment Percentage.

                  Section 6.5 Termination of the VP Letters of Credit. Each of the VP Letters of Credit shall terminate upon the earliest to occur of (i) the surrender to the Issuing Bank by Virginia Power of such VP Letter of Credit for cancellation, (ii) the Issuing Bank's honoring of drafts presented under such VP Letter of Credit that in the aggregate equal the stated amount of such VP Letter of Credit and (iii) the close of business at the office of the Issuing Bank specified in such VP Letter of Credit on the Construction VP Expiration Date or Term VP Expiration Date, as applicable.

                  Section 6.6 Borrower's Obligations in Respect of VP Letters of Credit. (a) Each Construction VP Letter of Credit Disbursement and each Term VP Letter of Credit Disbursement shall be reimbursed by the Borrower on the date of such disbursement (such reimbursement payment herein referred to as a "Construction VP Reimbursement Payment" or "Term VP Reimbursement Payment", as the case may be). The Borrower may request the Banks to finance the Borrower's obligation to make a Construction VP Reimbursement Payment or a Term VP Reimbursement Payment, and interest thereon, through the making of a Bank L/C Loan pursuant to Section 3.1. If the Borrower fails to make such request in accordance with the applicable provisions of Section 3.2 or to satisfy the terms and conditions of this Agreement for such Loan (including those under Section 9.6), the Borrower shall, on the applicable L/C Disbursement Date, make such Construction VP Reimbursement Payment or Term VP Reimbursement Payment, as the case may be, to the Issuing Bank for its account and for the account of the Banks. If a Construction VP Reimbursement Payment or a Term VP Reimbursement Payment shall not be made on the applicable L/C Disbursement Date, the amount of the unpaid Construction VP Reimbursement Payment or the unpaid Term VP Reimbursement Payment, as the case may be, shall bear interest from the date on which such payment was due until paid in full at the Bank Default Rate applicable to Base Rate Loans, such interest being payable on demand of the Issuing Bank.

                  (b) The Borrower's obligation to make Construction VP Reimbursement Payments, Term VP Reimbursement Payments and payments of interest in respect thereof under this Section 6.6 (such obligations being herein collectively referred to as the "VP Reimbursement Obligations") shall be absolute, unconditional and irrevocable, and shall be observed strictly in accordance with the terms of this Agreement under all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of legality, validity, enforceability or regularity of any VP Letter of Credit, this Agreement or any other Loan Document; (ii) any amendment or waiver of or any consent to or departure from all or any of the Loan Documents; (iii) the existence of any claim, set-off, defense, counterclaim or other right which the Borrower may have at any time against Virginia Power, the Security Agent, the Administrative Agent, the Issuing Bank, the Banks or any other Person, whether in connection with this Agreement, any VP Letter of Credit, the Loan Documents or any unrelated transaction; (iv) any statement or any other document presented under any VP Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any VP Letter of Credit against presentation of a sight draft or certificate which does not comply strictly with the terms of such VP Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that the Borrower shall not be obligated to reimburse the Issuing Bank for any VP Letter of Credit Disbursement made as a result of the Issuing Bank's gross negligence or wilful misconduct.

                  Section 6.7 Extension of VP Expiration Dates. If the Borrower wishes to extend the Construction VP Expiration Date or the Term VP Expiration Date for an additional period, it shall give the Issuing Bank and the Administrative Agent written notice to such effect not later than 120 days prior to the Construction VP Expiration Date or the Term VP Expiration Date, as the case may be, together with evidence that Virginia Power has required such extension. Neither the Construction VP Expiration Date or the Term VP Expiration Date shall be extended unless written notice shall have been delivered by the Issuing Bank to the Borrower (with a copy to Virginia Power) and the Administrative Agent no later than 60 days prior to the then scheduled Construction VP Expiration Date or the Term VP Expiration Date, as the case may be, stating that the Issuing Bank has agreed to extend such date for an additional period and specifying the new expiration date. Subject to Section 8.7(b) of the Security Deposit Agreement, the Issuing Bank, in its sole discretion, may or may not agree to extend the then scheduled Construction VP Expiration Date or Term VP Expiration Date, as the case may be.


                  SECTION 7. GENERAL PROVISIONS APPLICABLE TO LOANS
                                AND LETTERS OF CREDIT

                  Section 7.1 Fees.

                  (a) Commitment Fees. (i) The Borrower agrees to pay to the Administrative Agent, for the account of each Bank, for each day of the Construction Period, a commitment fee computed at the rate of 0.375% per annum on the amount of such Bank's Commitment Percentage of the maximum Total Bank Loan Commitment less the sum of (A) the utilized portion of the Total Bank Project Loan Commitments in effect on such day, (B) the utilized portion of the Total Bond Letter of Credit Commitments in effect on such day and (C) the utilized portion of the Total VP Letter of Credit Commitments in effect on such day.

                                 (ii) The Borrower agrees to pay to each
Institution, for each day of the Institutional Commitment Period, a commitment fee computed at the rate of 0.375% per annum on the excess, if any, of (x) the amount of such Institution's Commitment Percentage of the Total Institutional Commitments in effect on such day over (y) the aggregate principal amount of all Institutional Loans made by such Institution on or prior to such day.

                                (iii)  Commitment fees payable pursuant to this
Section 7.1(a) shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first of such dates to occur after the Closing Date, and on the Construction Period Termination Date (in the case of commitment fees payable to the Banks) or the Institutional Commitment Termination Date (in the case of commitment fees payable to the Institutions), as the case may be, and shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

                  (b) Facility Fees; Closing Fees. (i) The Borrower agrees to pay to the Administrative Agent on the Closing Date, for the account of the Co-Agents, a facility fee computed at the rate set forth in the Bank Fee Letter on the sum of (x) the initial Total Bank Project Loan Commitments (calculated as if $20,000,000 of Bonds had been issued and the Total Bank Project Loan Commitments had been reduced in accordance with Section 2.4 prior to such day),
(B) the initial Total Bond Letter of Credit Commitments and (C) the initial Total VP Letter of Credit Commitments. The Borrower also agrees to pay to the Administrative Agent on the Closing Date, for the account of the Co-Agents, a closing fee computed in accordance with the Bank Fee Letter. Such facility fee and closing fee shall be distributed by the Administrative Agent to the Co-Agents.

                  (ii) The Borrower agrees to pay to the Institutions on the Closing Date, on a pro rata basis, a facility fee computed at the rate set forth in the Institutional Fee Letter on the amount of the initial Total Institutional Commitments. The Borrower also agrees to pay to the Institutions on the Closing Date a closing fee computed and payable in accordance with the Institutional Fee Letter.

                  (c) True-Up Obligation Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Bank, for each day from and including the Closing Date to but excluding the earlier of (i) the date on which the Banks are obligated to purchase Participation Interests (as defined in Section 14.10 (b)(i)) in satisfaction of their True-Up Obligations and (ii) the Completion Date, a fee computed at the rate of 0.75% per annum on the amount of such Bank's True-Up Amount on such day; provided that if all or any portion of such fee shall not be paid when due, such overdue amount shall bear interest at the Bank Default Rate from the date of such non-payment until such amount is paid in full (after as well as before judgment). In addition (but without duplication of any amount payable pursuant to the proviso of the preceding sentence), if any Event of Default shall occur, such fee shall be in an amount equal to the percentage per annum which is 2.0% above the rate set forth in the preceding sentence from the date on which such Event of Default occurred until the date upon which no Event of Default shall be continuing. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first of such dates to occur after the Closing Date, and on the Completion Date, and shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for actual days elapsed; provided that interest accruing pursuant to the preceding sentence and the proviso of the first sentence of this Section 7.1(c) shall be payable on demand.

                  (d) Letter of Credit Fees. So long as any Letter of Credit shall be in effect, the Borrower agrees to pay (i) to the Administrative Agent, for the account of the Banks in accordance with their respective Commitment Percentages, a letter of credit commission with respect to the Letters of Credit in an amount equal to the percentage per annum which is the Applicable Bank Loan Margin from time to time for Eurodollar Loans on the average daily undrawn face amount of the Letters of Credit outstanding during the period of calculation, and (ii) to the Issuing Bank, for its own account, a fronting fee with respect to such Letters of Credit in an amount equal to (x) with respect to Letters of Credit issued prior to the Sixth Amendment Effective Date, 0.20% per annum on the aggregate stated amount of such Letters of Credit outstanding from time to time and (y) with respect to Letters of Credit issued on or after the

Sixth Amendment Effective Date, 0.30% per annum on the aggregate stated amount of such Letters of Credit outstanding from time to time; provided that if all or any portion of the letter of credit commission payable pursuant to clause (i) above shall not be paid when due, such overdue amount shall bear interest at a rate per annum equal to 2.0% above the Applicable Bank Loan Margin from time to time for Eurodollar Loans from the date of non-payment until such amount is paid in full (after as well as before judgment). In addition (but without duplication of any amount payable pursuant to the proviso of the preceding sentence), if any Event of Default shall occur, the letter of credit commission payable pursuant to clause (i) of the preceding sentence during the period from the date on which such Event of Default occurred until the date on which no Event of Default shall be continuing shall be in an amount equal to the percentage per annum which is 2.0% above Applicable Bank Loan Margin from time to time for Eurodollar Loans. The fees payable pursuant to this paragraph shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first of such dates to occur after the initial issuance of a Letter of Credit, and shall be calculated on the basis of a 360-day year for the actual days elapsed; provided that interest accruing pursuant to the preceding sentence and the proviso of the first sentence of this Section 7.1(d) shall be payable on demand.

                  (e) Administration Fee. The Borrower agrees to pay to the Administrative Agent on the Closing Date, and on each anniversary of the Closing Date, for its own account, an annual administration fee in the amount set forth in the Bank Fee Letter.

                  (f) Cancellation Fee. The Borrower agrees to pay to the Institutions on the Termination Date determined in accordance with the Institutional Fee Letter, the cancellation fee, if any, referred to therein.

                  Section 7.2 Pro Rata Treatment and Payments.

                  (a) Among the Banks. Each borrowing by the Borrower from the Banks hereunder, each payment by the Banks to the Institutions pursuant to the True-Up Obligation, each payment by the Borrower on account of any fees pursuant to Section 7.1(a)(i), 7.1(c) or 7.1(d)(i), and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Bank Loans shall be made pro rata according to the respective outstanding principal amounts of the Bank Loans then held by the Banks. All payments (including prepayments) to be made by the Borrower hereunder and under the Bank Notes on account of principal of and interest on the Bank Loans and fees payable pursuant to Section 7.1(a)(i), 7.1(c) or 7.1(d)(i) shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office specified in Section 14.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. All payments on account of facility fees and closing fees pursuant to Section 7.1(b)(i) shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the Closing Date to the Administrative Agent, for the account of the Co-Agents at the Administrative Agent's office specified in Section 14.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Co-

Agents promptly upon receipt in like funds as received. All payments on account of letter of credit fronting fees pursuant to Section 7.1(d)(ii) shall be made prior to 12:00 Noon, New York City time, on the date thereof to the Issuing Bank, for its own account, at the Administrative Agent's office specified in
Section 14.2, in Dollars and in immediately available funds. All payments on account of annual administration fees pursuant to Section 7.1(e) shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for its own account, at the Administrative Agent's office specified in Section 14.2, in Dollars and in immediately available funds. Any other amount received by the Administrative Agent which is payable to any Bank pursuant to the provisions of this Agreement shall be distributed by the Administrative Agent to such Bank promptly upon receipt in like funds as received. The foregoing provisions of this Section 7.2(a) are subject to the provisions of Section 14.10(b)(iv).

                  (b) Among the Institutions. Each borrowing by the Borrower from the Institutions hereunder, except as otherwise provided in the Institutional Fee Letter or this Agreement, each payment by the Borrower on account of fees payable to the Institutions pursuant to Section 7.1(a)(ii), 7.1(b)(ii) or 7.1(f) and any reduction of the Commitments of the Institutions shall be made pro rata according to the respective Commitment Percentages of the Institutions. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Institutional Loans shall, except as provided in Section 7.5(b), be made pro rata according to the respective outstanding principal amounts of the Institutional Loans then held by the Institutions. All payments (including prepayments) to be made by the Borrower hereunder and under the Institutional Notes on account of principal of and interest on the Institutional Loans, and fees payable to the Institutions pursuant to Section 7.1(a)(ii), 7.1(b)(ii) or 7.1(f) shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Institutions at their respective offices specified on Schedule I, in Dollars and in immediately available funds.

                  (c) Payment Date Adjustments. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  Section 7.3 Mandatory Prepayments of Loans.

                  (a) Event of Loss. If an Event of Loss shall occur, (i) all of the Commitments of the Lenders shall terminate forthwith and (ii) on the Event of Loss Prepayment Date, the Borrower shall (x) prepay in full, without premium or penalty, the aggregate principal amount of the then outstanding Loans, together with accrued interest and fees to the date of prepayment and all other amounts payable hereunder or under the Security Documents (including pursuant to Sections 7.7(a) and 7.7(d), but excluding any Make-Whole Premium or Modified Make-Whole Premium), and (y) if any Letter of Credit is then issued and outstanding, deposit into the L/C

Cash Collateral Subaccount of the Special Payment Account cash in an amount equal to the Letter of Credit Exposure, for application to the payment of the Borrower's L/C Reimbursement Obligations in respect of Letter of Credit Disbursements as provided in the Security Deposit Agreement.

                  (b) Equity Contributions. If Southern shall be required to make a Mandatory Equity Contribution or a Contingent Equity Contribution to the Borrower pursuant to Section 2.1 of the Southern Equity Contribution Agreement, or if the Cogentrix Obligors shall be required to make a Mandatory Equity Contribution to the Borrower pursuant to Section 2.1 of the Cogentrix Equity Contribution Agreement, then:

                  (i) in the case of a Mandatory Equity Contribution which is being made by Southern or the Cogentrix Obligors by reason of the delivery to Southern and the Cogentrix Obligors of a Lenders' Default Notice, unless the Majority Lenders shall have notified the Borrower and the Security Agent that the proceeds thereof are to be deposited into the Construction Account for payment of Project Costs as the Majority Lenders from time to time shall specify in writing to the Security Agent, the Borrower shall, on the date of its receipt of the proceeds of such Mandatory Equity Contribution, prepay on a pro rata basis the aggregate principal amount of the then outstanding Loans, together with accrued interest thereon and any other fees, funding indemnities and any Make-Whole Premium payable in connection therewith, in an aggregate amount equal to the proceeds of such Mandatory Equity Contribution; or

                  (ii) in the case of a Mandatory Equity Contribution which is being made by Southern or the Cogentrix Obligors on the Construction Period Termination Date, and no Lenders' Default Notice shall have been delivered to Southern and the Cogentrix Obligors, the Borrower shall provide notice to the Administrative Agent and the Institutions at least five Business Days prior to the date of payment of such Mandatory Equity Contribution, and shall prepay the Bank Loans in accordance with this clause (ii) in an amount equal to such Mandatory Equity Contribution. Such notice shall specify (x) the amount of the Mandatory Equity Contribution, (y) the date of payment thereof (which shall be the Completion Date) and (z) whether the prepayment of Bank Loans is to be of Eurodollar Loans, C/D Rate Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount of the prepayment allocable to each. Upon receipt of any such notice pursuant to this clause (ii), the Administrative Agent shall promptly notify the Banks thereof. On the date of payment specified in the notice delivered pursuant to this clause (ii) the Borrower shall prepay, without premium or penalty (except for any amounts payable pursuant to Section 7.7(a) and 7.7(d)) and on a pro rata basis, the aggregate outstanding principal amount of Bank Loans, together with accrued interest thereon to the date of prepayment, in an amount equal to the proceeds of such Mandatory Equity Contribution. Prepayments of Bank Loans made pursuant to this clause (ii) shall be applied to the installments of principal of the Bank Loans ratably to each of their scheduled maturities; and

                  (iii) in the case of a Contingent Bond Contribution which is being made by Southern at any time during the Construction Period:

                           (A) if at the time thereof no Event of Default is in
                  existence, the Borrower shall provide notice to the Administrative Agent and the Institutions at least five Business Days prior to the date of payment of such Contingent Bond Contribution, and shall prepay the Bank Loans in accordance with this clause (iii)(A) in an aggregate principal amount equal to the Bond Contribution Amount. Such notice shall specify (x) the Bond Contribution Amount, (y) the date of payment thereof, which shall be the date on which such Contingent Bond Contribution is payable pursuant to the Southern Equity Contribution Agreement, and (z) whether the prepayment of Bank Loans is to be of Eurodollar Loans, C/D Rate Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount of the prepayment allocable to each. Upon receipt of any such notice pursuant to this clause (iii)(A), the Administrative Agent shall promptly notify the Banks thereof. On the date of payment specified in the notice delivered pursuant to this clause (iii)(A) the Borrower shall prepay, without premium or penalty (except for any amounts payable pursuant to Sections 7.7(a) and 7.7(d)) and on a pro rata basis, the aggregate outstanding principal amount of Bank Loans, together with accrued interest thereon to the date of prepayment, in an amount equal to the proceeds of the Bond Contribution Amount. Prepayments of Bank Loans made pursuant to this clause (iii)(A) shall be applied to the installments of principal of the Bank Loans ratably to each of their scheduled maturities; or

                           (B) if at the time thereof an Event of Default is in
                  existence, the Borrower shall, on the date of its receipt of the proceeds of such Contingent Bond Contribution, if directed to do so by the Majority Lenders, prepay on a pro rata basis the aggregate principal amount of the then outstanding Loans, together with accrued interest thereon and any other fees, funding indemnities and any Make-Whole Premium payable in connection therewith, in an aggregate amount equal to the proceeds of the Bond Contribution Amount. Prepayments of Loans made pursuant to this clause (iii)(B) shall be applied to the installments of principal of the Loans ratably to each of their scheduled maturities; and

                  (iv) in the case of a Contingent Increased IDC Contribution which is being made by Southern at any time during the Construction
         Period:

                           (A) if at the time thereof no Event of Default is in
                  existence, the Borrower shall provide notice to the Administrative Agent and the Institutions at least five Business Days prior to the date of payment of such Contingent Increased IDC Contribution, and shall prepay the Bank Loans in accordance with this clause (iv)(A) in an aggregate principal amount equal to the Increased IDC Prepayment Amount. Such notice shall specify (x) the Increased IDC Prepayment Amount,
                  (y) the date of payment thereof, which shall be the date on which such Contingent

                  Increased IDC Contribution is payable pursuant to the Southern Equity Contribution Agreement, and (z) whether the prepayment of Bank Loans is to be of Eurodollar Loans, C/D Rate Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount of the prepayment allocable to each. Upon receipt of any such notice pursuant to this clause
                  (iv)(A), the Administrative Agent shall promptly notify the Banks thereof. On the date of payment specified in the notice delivered pursuant to this clause (iv)(A) the Borrower shall prepay, without premium or penalty (except for any amounts payable pursuant to Sections 7.7(a) and 7.7(d)) and on a pro rata basis, the aggregate outstanding principal amount of Bank Loans, together with accrued interest thereon to the date of prepayment, in an amount equal to the proceeds of the Increased IDC Prepayment Amount. Prepayments of Bank Loans made pursuant to this clause (iv)(A) shall be applied to the installments of principal of the Bank Loans ratably to each of their scheduled maturities; or

                           (B) if at the time thereof an Event of Default is in
                  existence, the Borrower shall, on the date of its receipt of the proceeds of such Contingent Increased IDC Contribution, if directed to do so by the Majority Lenders, prepay on a pro rata basis the aggregate principal amount of the then outstanding Loans, together with accrued interest thereon and any other fees, funding indemnities and any Make-Whole Premium payable in connection therewith, in an aggregate amount equal to the proceeds of the Increased IDC Prepayment Amount. Prepayments of Loans made pursuant to this clause (iv)(B) shall be applied to the installments of principal of the Loans ratably to each of their scheduled maturities.

                  (c) Buy-Down Amount Proceeds. If the Borrower shall receive any Buy-Down Amount Proceeds, the Borrower shall, on the date it becomes aware that such amounts will be payable to it under the Facility Construction Contract, provide notice thereof to the Administrative Agent and the Institutions (the "Buy-Down Prepayment Notice"), and shall prepay the Bank Loans and/or Institutional Loans in accordance with this Section 7.3(c) and Section
7.5 in an amount equal to such Buy-Down Amount Proceeds. The Buy-Down Prepayment Notice shall specify (i) the amount of the Buy-Down Amount Proceeds and (ii) the expected date of the prepayment of Loans to be made pursuant to this Section 7.3(c), which shall be the later of (x) the date on which the Borrower receives such Buy-Down Amount Proceeds and (y) 10 Business Days after the date of the Buy-Down Prepayment Notice. Upon receipt of any such Buy-Down Prepayment Notice the Administrative Agent shall promptly notify the Banks thereof. Thereafter, and on the date of prepayment specified in the Buy-Down Prepayment Notice, the Borrower shall take the actions required by, and apply the proceeds of such prepayment to the repayment of the Loans in accordance with, the provisions of
Section 7.5. Prepayments of Loans made pursuant to this Section 7.3(c) shall be applied ratably to the scheduled installments of principal of such Loans.

                  (d) Termination of Power Purchase Agreement by Virginia Power. If Virginia Power elects to terminate the Power Purchase Agreement pursuant to
Section 5.6 thereof, on the date of such termination, (i) all of the Commitments of the Lenders shall terminate forthwith and (ii) the Borrower shall (x) prepay in full the aggregate principal amount of the then outstanding Loans, together with accrued interest and fees to the date of prepayment and all other amounts payable hereunder or under the Security Documents (including amounts payable pursuant to Sections 7.7(a) and 7.7(d) and any Make-Whole Premium due pursuant to Section 7.7(b)), and (y) if any Bond Letter of Credit is then issued and outstanding, deposit into the L/C Cash Collateral Subaccount of the Special Payment Account cash in an amount equal to the Letter of Credit Exposure, for application to the payment of the Borrower's L/C Reimbursement Obligations in respect of Bond Letter of Credit Disbursements as provided in the Security Deposit Agreement.

                  (e) Excess Final Completion Escrow Account Proceeds. If the amount deposited in the Final Completion Escrow Account on the Completion Date pursuant to Section 4.3 of the Security Deposit Agreement (together with any interest or earnings thereon prior to the date of Final Completion of the Facility) exceeds the aggregate amount of Project Costs required to be expended following the Completion Date to achieve Final Completion of the Facility, to satisfy any obligations of the Borrower arising out of disputes concerning payment for work performed, services rendered or material or equipment furnished with respect to the Project or the Greenhouse and to pay any unpaid Contingent Distribution Amount, then, on the date on which Final Completion of the Facility occurs, the Borrower shall prepay, without premium or penalty (except as provided in Section 7.7(a) and 7.7(d)) and on a pro rata basis, the aggregate principal amount of the then outstanding Bank Loans, in an amount equal to the Final Completion Prepayment Amount. Prepayments of Bank Loans made pursuant to this Section 7.3(e) shall be applied to the installments of principal of the Bank Loans ratably to each of their scheduled maturities.

                  (f) Prepayments Under Greenhouse Loan Agreement. If the Greenhouse Owner shall at any time or from time to time prepay all or a portion of the loans outstanding under the Greenhouse Loan Agreement, other than a mandatory prepayment of loans made pursuant to Section 4.3(b)(ii) of the Greenhouse Loan Agreement with the proceeds of any payments of Greenhouse Reserve Replenishment Rent under the Greenhouse Sublease, then the Borrower shall, on the date it obtains knowledge of such prepayment, provide notice thereof to the Administrative Agent and the Institutions (the "Greenhouse Prepayment Notice"), and shall prepay the Bank Loans and/or Institutional Loans in accordance with this Section 7.3(f) and Section 7.5 in an amount equal to 85% of the amount of such prepayment of loans under the Greenhouse Loan Agreement (the "Greenhouse Prepayment Amount"). The Greenhouse Prepayment Notice shall specify (i) the Greenhouse Prepayment Amount and (ii) the expected date of the prepayment of Loans to be made pursuant to this Section 7.3(f), which shall be the later of (x) the date of prepayment of loans under the Greenhouse Loan Agreement and (y) 10 Business Days after the date of the Greenhouse Prepayment Notice. Upon receipt of any such Greenhouse Prepayment Notice the Administrative Agent shall promptly notify the Banks thereof. Thereafter, and on the date of prepayment specified in the Greenhouse Prepayment Notice, the Borrower shall take the actions required by, and apply the proceeds of such prepayment to the repayment of the Loans in accordance with, the provisions of Section 7.5. Prepayments of Loans made pursuant to this Section 7.3(f) shall be applied to the installments of principal of the Loans in the order that the corresponding prepayment of loans under the Greenhouse Loan Agreement is applied to the installments of principal of such loans thereunder.

                  (g) Non-Restoration Event. If the Borrower shall receive any Requisition Proceeds in connection with a Non-Restoration Event (as defined in the Security Deposit Agreement) which are required to be deposited into the Prepayment Subaccount pursuant to clause (ii) of Section 5.7(b) of the Security Deposit Agreement, then the Borrower shall, on the date it receives such Requisition Proceeds, provide notice thereof to the Administrative Agent and the Institutions (the "Non-Restoration Prepayment Notice"), and shall prepay the Bank Loans and/or Institutional Loans in accordance with this Section 7.3(g) and
Section 7.5 in an amount equal to such Requisition Proceeds (the "Non-Restoration Prepayment Amount"). The Non-Restoration Prepayment Notice shall specify (i) the amount of the Non-Restoration Prepayment Amount and (ii) the date of the prepayment of Loans to be made pursuant to this Section 7.3(g), which shall be 10 Business Days after the date of the Non-Restoration Prepayment Notice. Upon receipt of any such Non-Restoration Prepayment Notice the Administrative Agent shall promptly notify the Banks thereof. Thereafter, and on the date of prepayment specified in the Non-Restoration Prepayment Notice, the Borrower shall take the actions required by, and apply the proceeds of such prepayment to the repayment of the Loans in accordance with, the provisions of
Section 7.5. Prepayments of Loans made pursuant to this Section 7.3(g) shall be applied to the installments of principal of the Loans ratably to each of their scheduled maturities.

                  (h) Return of Institutional Loan Proceeds. If all or any portion of the funds on deposit in the Institutional Loan Proceeds Account are required to be withdrawn and paid to the Institutions pursuant to Section 5.15(c)(v) of the Security Deposit Agreement, the Borrower shall, on the date of such withdrawal, prepay, on a pro rata basis, the principal amount of the then outstanding Institutional Loans, in an aggregate amount equal to such amount required to be withdrawn from the Institutional Loan Proceeds Account and paid to the Institutions pursuant to Section 5.15(c)(v) of the Security Deposit Agreement. In addition, the Borrower shall, on the date of any prepayment pursuant to this Section 7.3(h), be required to pay to the Institutions accrued interest on the Institutional Loans prepaid and any Make-Whole Premium payable pursuant to Section 7.7(b) with respect thereto.

                  (i) Bond Letter of Credit Remarketing Proceeds. The Borrower shall prepay each Liquidity Loan immediately upon the receipt of remarketing proceeds in respect of the Bonds purchased with the proceeds of the related Liquidity Drawing, in an amount equal to the amount of such remarketing proceeds.

                  (j) No Reborrowing. Amounts prepaid pursuant to this Section
7.3 may not be reborrowed.

                  Section 7.4 Optional Prepayments of Loans. (a) The Borrower may, on any Business Day and from time to time, prepay the Loans, in whole or in part, upon at least five Business Days' (if during the Construction Period or if the Loans to be prepaid are Bank Liquidity Loans) or 30 Business Days' (if otherwise) prior irrevocable notice (each such notice, an "Optional Prepayment Notice") to the Administrative Agent and each Institution; provided that, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided, further that the Borrower may not prepay the Loans prior to the Institutional Commitment Termination Date if such prepayment would result in a prepayment of any Institutional Loans under Section 7.5.

                  (b) Each prepayment of Loans pursuant to this Section 7.4 shall be applied to the prepayment of Bank Loans and/or Institutional Loans in accordance with Section 7.5 and shall be made without premium or penalty, except
(i) in the case of any prepayment of Bank Loans, any amounts due pursuant to Sections 7.7(a) and 7.7(d), and (ii) in the case of any prepayment of Institutional Loans, the Make-Whole Premium due pursuant to Section 7.7(b) unless, with respect to any Institution, either (x) it consents to receive payment of the Modified Make-Whole Premium in accordance with Section 7.5(b), in which case such Institution shall be entitled to receive the Modified Make-Whole Premium due pursuant to Section 7.7(c), or (y) it has waived its right to receive a Make-Whole Premium in accordance with Section 7.5(b). Each Optional Prepayment Notice shall specify (A) the amount of the prepayment (the "Aggregate Prepayment Amount"), (B) the prepayment date and (C) if such prepayment is to be made solely to the Banks pursuant to clause (i) or (ii) of Section 7.5, whether such prepayment is of Eurodollar Loans, C/D Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount of the prepayment allocable to each. Upon receipt of any such Optional Prepayment Notice the Administrative Agent shall promptly notify each Bank thereof. Thereafter, and on the prepayment date specified in the Optional Prepayment Notice, the Borrower shall take such actions required by, and apply the prepayment in accordance with, Section 7.5.

                  (c) Partial prepayments of Bank Project Loans made after the Construction Period Termination Date, and partial prepayments of Bank L/C Loans and Institutional Loans, pursuant to this Section 7.4 shall at the option of the Borrower be applied to the installments of principal of the Loans either in the inverse order of their scheduled maturities or ratably to each of their scheduled maturities. Partial prepayments pursuant to this Section 7.4 shall be in an aggregate principal amount of $1,000,000 or a whole multiple in excess thereof. Amounts of Bank Project Loans prepaid prior to the Construction Period Termination Date pursuant to this Section 7.4 may be reborrowed, but amounts of Bank Project Loans prepaid on or after the Construction Period Termination Date pursuant to this Section 7.4 may not be reborrowed. Amounts of Bank L/C Loans and Institutional Loans prepaid at any time pursuant to this Section 7.4 may not be reborrowed.

                  Section 7.5 Application of Certain Prepayments Among Lenders.
(a) Any prepayments of Loans pursuant to Section 7.3(c), 7.3(f), 7.3(g) or 7.4 shall be applied to the prepayment of Bank Loans, or Bank Loans and Institutional Loans, in accordance with paragraph (b) below, except:

                        (i) in the case of any prepayment of Loans made pursuant to Section 7.4 in connection with a Refinancing Transaction permitted by Section 11.1(f), the proceeds of the Refinancing Indebtedness incurred by the Borrower in connection therewith shall be used to prepay Bank Loans and/or Institutional Loans, in whole or in part, as the Borrower shall elect, together with accrued interest and fees to the date of prepayment and any other amounts owing to the Banks and/or the Institutions, as the case may be (including any amounts pursuant to Section 7.7(a), 7.7(b) or 7.7(d));

                       (ii) in the case of any prepayment of Loans made pursuant to Section 7.4 (other than as provided in clause (i) above) that is made either (x) prior to the Construction Period Termination Date or
         (y) with the proceeds of Indebtedness incurred by the Borrower solely to prepay Senior Debt bearing a higher rate of interest than the Institutional Loans (net of any Interest Rate Hedging Transactions), such prepayment shall be applied first, to the pro rata prepayment of the Bank Loans in full, together with accrued interest and fees to the date of prepayment and any other amounts owing to the Banks hereunder (including pursuant to Sections 7.7(a) and 7.7(d)), and second, to the pro rata prepayment of the Institutional Loans in full, together with accrued interest and fees to the date of prepayment and any other amount owing to the Institutions hereunder (including any Make-Whole Premium pursuant to Section 7.7(b)); or

                      (iii) in the case of any prepayment of Loans made pursuant to Section 7.4 (other than as provided in clause (i) above) that is made after the Bank Loans and all L/C Reimbursement Obligations have been paid in full, such prepayment shall be applied to the pro rata prepayment of the Institutional Loans in full, together with accrued interest and fees to the date of prepayment and any other amount owing to the Institutions hereunder (including any Make-Whole Premium pursuant to Section 7.7(b)).

                  (b) On each occasion that the Borrower is required to prepay Loans pursuant to Sections 7.3(c), 7.3(f) or 7.3(g) or elects to do so pursuant to Section 7.4 (other than as provided in clause (i), (ii) or (iii) of paragraph
(a) above), such prepayment shall be applied to the pro rata prepayment solely of Bank Loans unless one or more Institutions elects to receive a pro rata portion of such prepayment and waives its right to receive a Make-Whole Premium (in the case of a prepayment pursuant to Section 7.3(c), 7.3(f) or 7.3(g)) or agrees to receive a Modified Make-Whole Premium (in the case of a prepayment pursuant to Section 7.4), as the case may be, with respect to the Institutional Loans held by such Institution. An Institution may exercise its option to receive a pro rata portion of any such prepayment of Loans (the "Pro Rata Prepayment Option") by providing an irrevocable notice to the Borrower, within five Business Days of its receipt of a Buy-Down Prepayment Notice, Greenhouse Prepayment Notice, Non-Restoration Prepayment Notice or Optional Prepayment Notice, as the case may be, stating that it is exercising the Pro Rata Prepayment Option and is waiving any Make-Whole Premium or is agreeing to receive the Modified Make-Whole Premium, as the case may be, in connection with such prepayment. The Borrower shall, on the Business Day immediately following the expiration of the period of five Business Days referred to in the preceding sentence, provide a second irrevocable notice (the "Final Prepayment Notice") to the Administrative Agent (which shall promptly forward such notice to the Banks) and each Institution, specifying (x) the aggregate amount of the prepayment of Bank Loans and the amount of the prepayment of Institutional Loans, if any, held by each Institution exercising the Pro Rata Prepayment Option, which amounts shall be equal to the applicable Pro Rata Prepayment Share, and (y) in the case of the notice delivered to the Administrative Agent, whether the prepayment of Bank Loans is of Eurodollar Loans, C/D Rate Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount of the prepayment allocable to each. Notwithstanding the foregoing provisions of this Section 7.5(b) or any other provision hereof, the Institutions shall not be entitled to participate in prepayments, purchases or redemptions of Bonds or Bank Loans pursuant to Section 10.31(a) hereof.

                  (c) On the date of prepayment specified in the relevant Buy-Down Prepayment Notice, Greenhouse Prepayment Notice, Non-Restoration Prepayment Notice or Optional Prepayment Notice, as the case may be, (i) if such prepayment of Loans to be made is a prepayment referred to in clause (i), (ii) or (iii) of paragraph (a) above, the amount specified in the Optional Prepayment Notice given with respect thereto shall be due and payable to the Lenders, in accordance with the payment priority set forth in such clause (i), (ii) or
(iii), as the case may be, or (ii) if such prepayment of Loans is a prepayment referred to in paragraph (b) above, the amounts specified in the Final Prepayment Notice given with respect thereto shall be due and payable to the Lenders, in accordance with the pro rata sharing requirements of paragraph (b) above, in each case, together with accrued interest and fees to such date on the amounts prepaid and any other payments owing hereunder (including pursuant to Section 7.7(a), 7.7(b), 7.7(c) or 7.7(d), if applicable).

                  Section 7.6 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Government Authority excluding, in the case of the Administrative Agent and each Lender, net income and franchise taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent and each Institution a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent and each Institution the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of such failure.

                  (b) Upon becoming a party to this Agreement, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this

Agreement and the relevant Notes payable to it without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement and the relevant Notes without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such form inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without deduction or withholding of United States federal income tax, or in the case of a Form W-8 or W-9, without an exemption from United States backup withholding tax.

                  (c) Each Bank agrees that, as promptly as practicable after the Borrower shall have notified it that Taxes are or have been required to be withheld from any amounts payable hereunder or under the Bank Notes, or such Bank otherwise becomes aware that any such Taxes will be required to be withheld from future payments, it will, to the extent not inconsistent with such Bank's internal policies, make, fund or maintain its Bank Loans through another lending office of such Bank if as a result thereof Taxes would not be required to be so withheld and if, as determined by such Bank it its sole discretion, the making, funding or maintaining of such Bank Loans through such other lending office (i) would be permitted by applicable Requirements of Law and (ii) would not adversely affect its Bank Loans or such Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by a Bank in utilizing another lending office of such Bank as provided in this paragraph.

                  (d) The agreements in this Section 7.6 shall survive the termination of this Agreement and the Letters of Credit and the payment of the Notes and the other amounts payable hereunder.

                  Section 7.7 Certain Indemnities.

                  (a) Funding Indemnities. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or C/D Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or C/D Rate Loans on a day which is not the last day of a Bank Loan Interest Period with respect thereto (including, without limitation, as the result of acceleration of such Loans pursuant to Section 12.2). Any Bank demanding indemnification for any loss or expense sustained or incurred by it pursuant to this Section 7.7(a) shall, at the time of such demand, deliver to the Borrower a certificate documenting in reasonable detail any such loss or expense. Each determination by a Bank of the amounts owing to it pursuant to this Section 7.7(a) shall be conclusive and binding on the Borrower and such Bank in the absence of manifest error.

                  (b) Make-Whole Protection. In the event, with respect to any Institution, either (i) the Borrower elects to prepay the Institutional Loans held by such Institution in accordance with Section 7.4 in whole or in part (including without limitation in connection with any Refinancing Transaction), or (ii) the Institutional Loans held by such Institution are prepaid in whole or in part in accordance with Section 7.3, or (iii) the Institutional Loans held by such Institution are accelerated in whole or in part following an Event of Default in accordance with Section 12.2, the Borrower agrees to pay to such Institution an amount equal to, with respect to the aggregate principal amount of Institutional Loans held by such Institution which were so prepaid or so accelerated, the applicable Make-Whole Premium; provided that an Institution shall not be entitled to receive any Make-Whole Premium in connection with any prepayment of Institutional Loans referred to in clause (i) or (ii) above if it has waived its rights to receive a Make-Whole Premium or has agreed to receive a Modified Make-Whole Premium in lieu thereof in connection with such prepayment, in each case in accordance with Section 7.5(b); provided, further that no Make-Whole Premium shall be payable to the Institution in connection with any prepayment of Institutional Loans pursuant to Section 7.3(a). Any Institution entitled to payment of any Make-Whole Premium pursuant to this Section shall deliver to the Borrower a certificate showing in reasonable detail the calculation of such Make-Whole Premium. Each determination by an Institution of the amount of any Make-Whole Premium due to it pursuant to this Section 7.7(b) shall be conclusive and binding on the Borrower and such Institution in the absence of manifest error.

                  (c) Modified Make-Whole Protection. In the event, with respect to any Institution, the Borrower elects to prepay the Institutional Loans held by such Institution in accordance with Section 7.4 and, in connection with such prepayment, such Institution has agreed to receive a Modified Make-Whole Premium in connection with such prepayment, the Borrower agrees to pay to such Institution an amount equal to, with respect to the aggregate principal amount of Institutional Loans which were so prepaid, the applicable Modified Make-Whole Premium. Any Institution entitled to payment of any Modified Make-Whole Premium pursuant to this Section shall deliver to the Borrower a certificate showing in reasonable detail the calculation of such Modified Make-Whole Premium. Each determination by an Institution of the amount of any Modified Make-Whole Premium due to it pursuant to this Section 7.7(c) shall be conclusive and binding on the Borrower and such Institution in the absence of manifest error.

                  (d) Indemnity Regarding Interest Rate Hedging Transactions. The Borrower agrees to indemnify each Bank, and to hold each Bank harmless from any loss or out-of-pocket expense which such Person may sustain or incur as a result of the early termination of any Interest Rate Hedging Transaction (other than an early termination of an Interest Rate Hedging Transaction by the Borrower at the time of the occurrence and continuance of a default thereunder by such Bank or any modification to or amendment of any Interest Rate Hedging

Transaction; provided that such Bank delivers to the Borrower a certificate showing in reasonable detail the calculations of any such loss or expense. Each determination by any Bank of the amounts owing to it pursuant to this Section 7.7(d) shall be conclusive and binding on the Borrower and such Bank in the absence of manifest error.

                  (e) Survival. The provisions of this Section 7.7 shall survive the termination of this Agreement and the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

                  Section 7.8 Funding into Accounts. For all purposes of this Agreement, a "borrowing" by the Borrower of a Bank Project Loan or Institutional Loan under Section 3.1 or 4.1, respectively, shall be deemed to occur upon the making of a deposit of the proceeds of such Bank Project Loan by the Administrative Agent into the Construction Account or, if applicable, the Accounts specified in Section 4.3 of the Security Deposit Agreement, as provided in Section 3.2 hereof, or the making of a deposit of such Institutional Loan by the Institutions into the Institutional Loan Proceeds Account, as provided in
Section 4.2 hereof, even if the Security Agent shall not be required to disburse such funds on such date from the Construction Account, such other Accounts or the Institutional Loan Proceeds Account, as the case may be, to or for the account of the Borrower pursuant to the terms of this Agreement or the Security Deposit Agreement.

                  Section 7.9 Funding of Letter of Credit Disbursements. (a) Effective upon the issuance of each Letter of Credit and without further action on the part of the Security Agent, the Administrative Agent, the Issuing Bank or any Bank, each Bank shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's Commitment Percentage. Each Bank shall be liable to the Issuing Bank for its pro rata share, based upon its Commitment Percentage, of any and all amounts drawn under any Letter of Credit and honored by the Issuing Bank. Such liability shall be unconditional and without regard to the occurrence of any Default or Event of Default; provided that no Bank shall be liable for the payment of any portion of such liability directly resulting from the Issuing Bank's gross negligence or wilful misconduct.

                  (b) On each L/C Disbursement Date for any Letter of Credit Disbursement, the Issuing Bank shall notify the Administrative Agent, which shall notify each Bank by telex, telecopy or telephone (promptly confirmed by telex or telecopy) of its pro rata share of such Letter of Credit Disbursement, based upon such Bank's Commitment Percentage, and forthwith upon receipt of such notice each Bank shall make available its pro rata share of such Letter of Credit Disbursement, based on its Commitment Percentage, to the Issuing Bank by wire transfer to its office indicated on Schedule 1 in immediately available funds. If a Bank does not make available to the Issuing Bank its Commitment Percentage of such Letter of Credit Disbursement on the first Business Day after such L/C Disbursement Date, such Bank shall pay to the Issuing Bank on demand such amount, with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period from and including such L/C Disbursement Date to the date such Bank makes such amount immediately available to the Issuing Bank. A certificate of the Issuing Bank submitted to any Bank with respect to any amounts owing under this paragraph (b) shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such Letter of Credit Disbursement is not in fact made available to the Issuing Bank by such Bank within three Business Days after such L/C Disbursement Date, the Administrative Agent shall also be entitled to recover such amount from the Borrower on demand, together with interest thereon from the date such amount was made available to the Borrower at the rate per annum applicable to Base Rate Loans hereunder.

                  (c) Whenever the Issuing Bank receives any L/C Reimbursement Payment or any payment of interest in respect thereof under Section 5.5 or 6.6, the Issuing Bank will pay to each Bank in immediately available funds such Bank's pro rata share, computed in accordance with its Commitment Percentage, of such payment (i) before the close of business on the day such payment is received, if such payment is received at or prior to 12:00 noon, New York City time, on such day or (ii) before 2:00 P.M., New York City time, on the next succeeding Business Day if such payment is received after 12:00 noon, New York City time, on such day. Any amounts received by the Issuing Bank that are due and owing to the Banks and remain unpaid to the Banks after the times for payment set forth in the preceding sentence shall bear interest, payable by the Issuing Bank, at the Federal Funds Effective Rate.

                  (d) Each Bank hereby irrevocably authorizes the Issuing Bank to issue the Letters of Credit under and in accordance with this Agreement, to pay the amount set forth in any draft or certificate presented under any Letter of Credit upon presentation of documents which, upon their face, conform to the terms of such Letter of Credit, to receive from the Borrower reimbursement for Letter of Credit Disbursements, to receive from the Borrower payment of all fees, charges and interest in respect of the Letters of Credit and Letter of Credit Disbursements, and to take such action on such Bank's behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto.

                  (e) Subject to the proviso of the last sentence of paragraph
(a) of this Section 7.9, each Bank agrees that its obligation to participate in connection with the Letters of Credit on the terms and subject to the conditions of this Agreement shall be irrevocable and unconditional, and each Bank shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Issuing Bank with such Bank's pro rata share, computed in accordance with such Bank's Commitment Percentage, of the amount of any Letter of Credit Disbursement in accordance with the provisions of paragraph (b) of this Section 7.9, but no Bank shall be so liable for any such failure on the part of or caused by any other Bank.

                  Section 7.10 Additional Letter of Credit Provisions. (a) The Borrower agrees that neither the Administrative Agent, the Security Agent, the Issuing Bank, nor any other Lender (nor any of their respective officers or directors) shall be liable or responsible for: (i) the validity, sufficiency or genuineness of documents presented to the Issuing Bank under any Letter of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (ii) payment by the Issuing Bank against presentation of documents which do not comply strictly with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to the applicable Letter of Credit; or
(iii) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct (as opposed to consequential) damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful failure to pay under a Letter of Credit after the presentation to it of a certificate for payment strictly complying with the terms and conditions of such Letter of Credit (unless the Issuing Bank in good faith believed itself to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  (b) Without limiting the effect of Section 5.5(b), 6.6(b) or 7.10(a), the Borrower and each Bank agrees with the Issuing Bank that:

                         (i) the Issuing Bank is authorized to make payments under each Letter of Credit upon the presentation of the documents provided for therein and without regard to whether the Borrower has failed to fulfill any of its obligations with respect to any Loan Document or any other default has occurred thereunder or hereunder;

                        (ii) the Issuing Bank is authorized to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are specifically delegated to or required of the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto;

                       (iii) the Issuing Bank shall be entitled to rely upon any certificate, notice, demand or other communication (whether by cable, telegram, telex or other written communication) believed by it to be genuine and to have been signed or sent by the proper Person or Persons (and no such reliance or failure shall place the Issuing Bank under any liability to the Borrower or any Bank or limit or otherwise affect the Borrower or any Bank's obligations under this Agreement);

                        (iv) any action, inaction or omission on the part of the Issuing Bank under or in connection with any Letter of Credit or the related instruments or documents, if in good faith and in conformity with such laws, regulations and customs as the Issuing Bank may reasonably deem to be applicable (including without limitation the laws of the State of New York and the Uniform Customs), shall be binding upon the Borrower and each Bank (and shall not place the Issuing Bank under any liability to the Borrower or any Bank or limit or otherwise affect the Borrower's or any Bank's obligations under this Agreement); and

                        (v) notwithstanding any change or modification, with or without the consent of the Borrower, in any instruments or documents called for in any Letter of Credit, including waiver of noncompliance of any such instruments or documents with the terms of any Letter of Credit, this Agreement shall be binding on the Borrower with regard to each Letter of Credit and to any action taken by the Issuing Bank relative thereto.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) Notwithstanding anything to the contrary in Section 5 or 6, the Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Bank to exceed any limits imposed by, any applicable Requirement of Law.

                  Section 7.11. Payment with Issuing Bank Funds; Timing of Reimbursement and Other Payments. (a) The Issuing Bank shall make all payments under any Letter of Credit with its own funds or funds received from the Lenders in respect of such Lenders' participation in such Letter of Credit (and not with funds derived from the Borrower, the Bond Issuer and/or any Subsidiary or Affiliate thereof).

                  (b) On any day on which payment in respect of a drawing under any Letter of Credit is made or to be made by the Issuing Bank, (i) neither the Borrower nor the Bond Issuer shall, prior to 3:00 P.M., New York City time, on such day (and in any event, prior to the transfer of immediately available funds to the Letter of Credit Proceeds Account pertaining to such Letter of Credit (such account being defined in the Trust Indenture applicable to the Relevant Bonds) in the amount so drawn under such Letter of Credit), transfer any funds or other property to the Issuing Bank, the Administrative Agent or any Lender for the reimbursement of, or as collateral security for, any payments made under such Letter of Credit and (ii) neither the Issuing Bank, the Administrative Agent nor any Lender shall, prior to 3:30 P.M., New York City time, on such day (and in any event, prior to the transfer of immediately available funds to the Letter of Credit Proceeds Account pertaining to such Letter of Credit (such account being defined in the Trust Indenture applicable to the Relevant Bonds) in the amount so drawn under such Letter of Credit), (x) apply any funds or other property transferred to it from the Borrower, the Bond Issuer, the Bond Trustee or the Remarketing Agent (such parties being defined in the Trust Indenture applicable to the series of Bonds with respect to which such parties act in such capacities), or apply or block any funds held in any demand deposit or other account of the Borrower or the Bond Issuer maintained with the Administrative Agent, the Issuing Bank or any Lender (the "Borrower Account"), to the reimbursement of, or as collateral security for, any payments made under such Letter of Credit or (y) apply any collateral held by the Security Agent pursuant to the Security Deposit Agreement to the reimbursement of any payments made under such Letter of Credit.

                  (c) Neither the Administrative Agent, the Issuing Bank nor any Lender shall apply any funds or other property transferred to it from the Borrower, the Bond Issuer, the Bond Trustee or the Remarketing Agent (such parties being defined in the Trust Indenture applicable to the series of Bonds with respect to which such parties act in such capacities), or apply or block any funds held in any Borrower Account to the reimbursement of, or (except for collateral held by the Security Agent pursuant to the Security Deposit Agreement) as collateral security for, any payment to be made in the future under any Letter of Credit. Furthermore, neither the Administrative Agent, the Issuing Bank nor any Lender shall apply any collateral held by the Security Agent pursuant to the Security Deposit Agreement to the reimbursement of any payment to be made in the future under any Letter of Credit.


                  SECTION 8. REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants to each Lender, the Issuing Bank and the Administrative Agent as follows:

                  Section 8.1 Organization. (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in the Commonwealth of Virginia and in the State of Georgia, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Borrower has full partnership power and authority to construct, own and operate the Project, to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and the other Financing Documents and the Project Documents to which it is or is to become a party, to borrow hereunder and to grant the liens and security interests purported to be granted by the Security Documents.

                  (b) As of the date hereof and the Closing Date, Southern owns and will own 100% of the stock of SEWG, SEWG owns and will own 100% the stock of Birchwood Development and SEI Birchwood, and Birchwood Development and SEI Birchwood are and will be the sole Partners of the Borrower. As of the date hereof and the Closing Date, the Borrower does not have, nor will the Borrower in the future have, any Subsidiaries.

                  Section 8.2 Authorization; Enforceable Obligations. The Borrower has taken all necessary partnership and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement, to grant the liens and security interests provided for in the Security Documents to which it is or is to become a party and to authorize the execution, delivery and performance of this Agreement and the other Financing Documents and the Project Documents to which it is or is to become a party. Each of this Agreement and the other Financing Documents and the Project Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes, and each of the Notes and the Project Documents to which the Borrower is to become a party will upon execution and delivery thereof by the Borrower constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

                  Section 8.3 No Proceeding or Litigation. No litigation, investigation or proceeding of or before any arbitrator or Government Authority is pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any General Partner, or against or affecting any of their respective properties, rights, revenues or assets, or the Project, which is reasonably expected to have a Material Adverse Effect.

                  Section 8.4 Financial Statements. The balance sheet of the Borrower as at March 31, 1994 heretofore furnished to the Administrative Agent and the Lenders and certified by a Responsible Officer of the Borrower, is the most recent balance sheet prepared by the Borrower prior to the execution and delivery of this Agreement, and is complete and correct in all material respects and fairly presents the financial condition of the Borrower on such date, in conformity with GAAP applied on a consistent basis. All material liabilities, direct and contingent, of the Borrower on such date are either disclosed in such balance sheet or have been disclosed in writing by the Borrower to the Co-Agents and the Institutions prior to the execution and delivery of this Agreement.

                  Section 8.5 No Legal Bar; Consents. Neither the execution and delivery of this Agreement or the other Financing Documents or the Project Documents to which the Borrower is or is to be a party, the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof (including without limitation, the matters referred to in clauses (b) through (e) of Section 8.7), will conflict with, constitute a default under or result in a breach of, or require any consent by any other Person (except consents that have been duly obtained or made and are in full force and effect and the Governmental Approvals listed in Part B of Schedule 6) under, any Requirement of Law applicable to the Borrower or the Project or the Partnership Agreement or any other Contractual Obligation to which the Borrower is a party or by which it is bound.

                  Section 8.6 Full Disclosure. The Borrower is not aware of any factual information included in the Information Memorandum which is untrue or inaccurate in any material respect. There is no fact known to the Borrower which the Borrower has not disclosed to the Co-Agents and the Institutions in writing prior to the date hereof which, in the good faith judgment of the Borrower, could reasonably be expected to have a Material Adverse Effect.

                  Section 8.7 Governmental Approvals. No Government Approvals are required in connection with (a) the participation by the Borrower or any Partner in the transactions contemplated by this Agreement and the other Financing Documents and the Project Documents to which the Borrower or any Partner is or is to become a party, (b) the construction, use, ownership or operation of the Project in accordance with the applicable provisions of the Financing Documents and the Project Documents and in compliance with all Requirements of Law (including, without limitation, all applicable Environmental
Laws) or (c) the validity and enforceability of the Power Purchase Agreement, the Coal Supply Agreement and the other Project Documents as to the Borrower, except for those Governmental Approvals which are set forth in Schedule 6. In addition, the Borrower is not aware that, except with respect to the coal transportation filing referred to in Section 9.2(n), any Governmental Approvals are required in connection with (i) the transportation of Coal to the Facility and the use of the Coal for operation of the Facility or (ii) the transportation and disposal of ash generated by the Facility, except for those Governmental Approvals which are set forth in Schedule 6. Each of the Governmental Approvals listed in Part A of Schedule 6 has been duly obtained or made, is in full force and effect and is not the subject of any pending or, to the best knowledge of the Borrower, threatened judicial or administrative proceedings, and, except as noted on Schedule 6, if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such period has expired. None of the Governmental Approvals listed in Part B of Schedule 6 is required to be obtained prior to the date hereof, and each thereof is customarily obtained at a later stage of construction of the Facility or after the Commercial Operations Date. The Borrower reasonably expects that each of the Governmental Approvals listed in Part B of Schedule 6 can be obtained or made in the normal course of business as and when required without significant delay.

                  Section 8.8 No Liens. The execution, delivery and performance of this Agreement and the other Financing Documents and the Project Documents to which the Borrower is or is to become a party, the borrowings by the Borrower hereunder and the use of the proceeds thereof, will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any Requirement of Law or Contractual Obligation, except for the Liens under the Security Documents.

                  Section 8.9 Solvency. The assets of the Borrower are not less than the amount of its liabilities, and the Borrower is not in default as to principal of or interest on any of its obligations.

                  Section 8.10 No Default. No Default or Event of Default has occurred and is continuing.

                  Section 8.11 Business. Prior to the date hereof, the Borrower has engaged in no business other than the development of the Project and the negotiation, execution, delivery and performance of the Financing Documents and the Project Documents to which it is a party, and the Borrower has no obligations or liabilities other than those directly related to the conduct of such business. The Borrower is engaged solely in the business of constructing, owning and operating the Project and activities incidental thereto.

                  Section 8.12 ERISA. (a) No Reportable Event has occurred within the five-year period prior to the Closing Date with respect to any Plan the occurrence of which could reasonably be expected to have a Material Adverse Effect; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated where the effect of such termination could reasonably be expected to have a Material Adverse Effect; no circumstances exist which constitute grounds under Section 4042 of ERISA on which the PBGC could institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings, where the effect of such proceedings could reasonably be expected to have a Material Adverse Effect; neither the Borrower nor any Commonly Controlled Entity has withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan where the effect of such withdrawal could reasonably be expected to have a Material Adverse Effect; and the Borrower and each Commonly Controlled Entity has met its minimum funding requirements under ERISA with respect to each of their Plans and all benefit liabilities under each Plan are being funded in accordance with all applicable legal requirements and reasonable actuarial assumptions and methods as set forth in the Code and ERISA, where the effect of any failure to meet such minimum funding requirements or to so fund such benefit liabilities could reasonably be expected to have a Material Adverse Effect.

                  (b) The consummation of the transactions contemplated by this Agreement and the other Loan Documents will neither result in a "prohibited transaction" as described in Section 406(a) of ERISA nor a tax under Section 4975 of the Internal Revenue Code of 1986, as amended. The foregoing representation is made in reliance upon the Institutions' representations in
Section 4.8(b) as to the source of funds to be used to make, fund and maintain the Institutional Loans.

                  Section 8.13 Security Documents. Upon the execution and delivery thereof, the Security Documents to which the Borrower is a party will be effective to create, in favor of the Security Agent, for the benefit of the Secured Parties, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrower in and to the Collateral and, on or prior to the Closing Date, all necessary recordings and filings will have been duly effected in all appropriate public offices so that the liens and security interests created by each of the Security Documents to which the Borrower is a party will constitute perfected liens on and security interests in all right, title, estate and interest of the Borrower in and to the Collateral described therein (other than any item of Collateral as to which a lien or security interest cannot be perfected by filing or recording), prior and superior to all other Liens except Permitted Liens. The recordings and filings shown on Schedule 7 hereto are all the recordings and filings necessary in order to establish, protect and perfect in favor of the Security Agent, for the benefit of the Secured Parties, the liens on and security interests in the right, title, estate and interest of the Borrower in and to the Collateral described in the Security Documents (other than any item of Collateral as to which a security interest cannot be perfected by filing or recording).

                  Section 8.14 Environmental Matters. (a) Except to the extent set forth in the Environmental Report, to the best knowledge of the Borrower, the Site and the Easements do not contain any Hazardous Materials (other than indigenous naturally occurring substances) or underground storage tanks and there has occurred no Release of Hazardous Materials in a quantity reportable under any applicable Environmental Law with respect to the Site, the Easements or the Facility for which remediation measures are being conducted in compliance with all Requirements of Law.

                  (b) To the best knowledge of the Borrower, the Site and the Easements and the Facility are in compliance with all applicable Environmental Laws, and there is no Hazardous Material contamination or violation of any Environmental Law which could materially interfere with the construction or operation of the Facility.

                  (c) Neither the Borrower nor, to the best knowledge of the Borrower, any General Partner or any Affiliate thereof has received from any Governmental Authority any written complaint, notice of violation, alleged violation, investigation or advisory action or potential responsibility regarding the clean up, removal or remediation of any Hazardous Materials or permit compliance with regard to the Site, the Easements or the Facility, nor is the Borrower aware that any Government Authority is contemplating delivering to the Borrower, any General Partner or any Affiliate any such notice.

                  (d) There are no governmental or administrative actions or judicial proceedings pending or, to the Borrower's best knowledge, threatened under any Environmental Law to which the Borrower is or will be named as a party with respect to the Site, the Easements or the Facility, nor are there any consent decrees or other decrees, consent orders, administrative orders, or other administrative or judicial requirements (other than administrative requirements, if any, set forth in the Governmental Approvals listed on Schedule
6) outstanding under any Environmental Law with respect to the Site, the Easements or the Facility.

                  (e) To the best knowledge of the Borrower, Hazardous Materials have not been transferred from the Site or the Easements to any other location except in compliance with Requirements of Law.

                  Section 8.15 Federal Regulations. The Borrower is not engaged nor will engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

                  Section 8.16 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Government Authority (other than any taxes, fees or other charges which are not past due or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); and no tax Lien has been filed that remains unsatisfied.

                  Section 8.17 Regulatory Status. (a) Neither the Borrower nor any Partner is (i) considered an "electric utility company" under Section 2(a)(3) of PUHCA or (ii) subject to regulation under the Federal Power Act, as amended, except as contemplated by 18 C.F.R. ss. 292.601(c), or (iii) subject to state law or regulation respecting the rates of electric utilities or the financial or organizational regulation of electric utilities, or (iv) subject to regulation under the applicable laws of any state relating to public utilities or public service corporations. Each of the Borrower and each Partner, if a "subsidiary company", an "affiliate" or an "associate company" of a "holding company", as those terms are defined under PUHCA, is exempt from all provisions of PUHCA.

                  (b) Neither of the Agents nor any Lender will, solely by reason of (i) the ownership of the Facility or the operation thereof by the Borrower, (ii) the making of the Loans and the issuance of the Letters of Credit hereunder, (iii) the securing of the Secured Obligations by Liens on the Project and the Project Documents or (iv) any other transaction contemplated by this Agreement or any of the other Loan Documents or the Project Documents, be deemed by any Federal or Virginia Government Authority having jurisdiction to be, or to be subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility holding company", "public service company", "public service corporation" or a corporation carrying on the services of or exercising any of the powers or functions of, a "public service enterprise" or organized to conduct the business of a "public service business".

                  (c) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 8.18 Offer of Notes. Neither the Borrower, any Partner nor any of their respective Affiliates nor anyone acting on its or their behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Lenders and not more than 50 other institutional investors, commercial banks and other financial institutions. Neither the Borrower, any Partner nor anyone acting on behalf of the Borrower or any Partner has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act of 1933, as amended, or to the provisions of any state securities law requiring registration of securities, notification of the issuance or sale thereof or confirmation of the availability of any exemption from such registration. The representations made by the Borrower in the preceding sentence are made in reliance upon and subject to the accuracy of the Banks' representation in
Section 3.13 and the Institutions' representation in Section 4.8(a).

                  Section 8.19 Sufficiency and Delivery of Project Documents.
(a) The services to be performed, the materials to be supplied and the property interests, easements and other rights granted pursuant to the Project Documents:

                         (i) comprise substantially all of the services, materials and property interests required for the acquisition, development, construction, installation, completion, operation and maintenance of the Project in accordance with all material Requirements of Law and the Project Documents; and

                        (ii) provide adequate ingress and egress from the Site and the Easements for any reasonable purpose in connection with the construction, operation and maintenance of the Facility (including, without limitation, access for transportation of Coal to, and electricity and steam from, the Site).

There are no services, materials or rights required for the construction, operation or maintenance of the Facility in accordance with the Project Documents, other than (x) those granted to or to be provided to the Borrower pursuant to the Project Documents or (y) those that can reasonably be expected to be commercially available at the Site when required.

                  (b) The representations and warranties of the Borrower contained in the Project Documents were true and correct on and as of the dates when made.

                  Section 8.20 Qualifying Facility. The Borrower has no knowledge of any facts that would prevent the Facility from being a Qualifying Facility at the time of the initial delivery of energy from the Facility.


                       SECTION 9. CONDITIONS PRECEDENT

                  Section 9.1 Conditions to Effectiveness of Commitments. The Commitments of the Lenders shall not become effective, and the Credit Facilities shall not be available for utilization, until the date on which all of the following conditions precedent shall have been satisfied:

                  (a) Agreement; Bank Notes. (i) The Administrative Agent and each Institution shall have received this Agreement, duly executed and delivered by the parties hereto, with a counterpart for each Bank and the Issuing Bank; and (ii) the Administrative Agent shall have received a Bank Project Note, a Bank L/C Note and a Bank Liquidity Note for the account of each Bank, each conforming to the requirements of this Agreement and duly executed and delivered by the Borrower.

                  (b) Security Documents. The Administrative Agent and each Institution shall have received, with a counterpart for each Bank and the Issuing Bank, each of the Security Documents, duly executed and delivered by each party thereto.

                  (c) Interest Rate Hedging Transactions. The Administrative Agent and each Institution shall have received evidence that the Borrower has entered into one or more Interest Rate Hedging Transactions in compliance with the provisions of Section 10.21.

                  (d) Certain Project Documents. The Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a true and complete copy of each of the following Project Documents, certified by the Borrower as such on the Closing Date, each of which shall be in form and substance satisfactory to the Co-Agents and the Institutions and in full force and effect:

                        (i)   the Power Purchase Agreement;

                       (ii)   the Steam Sales Agreement;

                      (iii)   the Facility Construction Contract;

                       (iv)   the Construction Contract Guarantees;

                        (v)   the Greenhouse Construction Contract;

                       (vi)   the Operating and Maintenance Agreement;

                      (vii)   the Coal Supply Agreement;

                     (viii)    the Coal Adjustment Agreement;

                       (ix)    the Arch Back-Up Coal Supply Agreement;

                        (x)    the SEI Coal Procurement Letter;

                       (xi)    the Coal Transportation Agreement;

                      (xii)    the CSXT Agreement; and

                     (xiii)    the Ash Disposal Agreement.


                  In addition, the Administrative Agent and each Institution shall have received evidence satisfactory to it that each of the conditions precedent set forth in the Project Documents which are required to be satisfied on or prior to the Closing Date, if any, have been satisfied, or waived by the parties thereto with the consent of the Majority Lenders.

                  (e) Real Estate Documents. The Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a true and complete copy of each of the Real Estate Documents (other than the Project Mortgage), certified by the Borrower as such on the Closing Date, each of which shall be in form and substance satisfactory to the Co-Agents and the Institutions and in full force and effect.

                  (f) Partnership Agreement. The Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a true and complete copy of the Partnership Agreement, certified by the Borrower as such on the Closing Date, which shall be in form and substance satisfactory to the Co-Agents and the Institutions and in full force and effect.

                  (g) Equity Funding Transactions. The Administrative Agent and each Institution shall have received evidence satisfactory to it that
         (i) the Equity Funding Documents have been duly authorized, executed and delivered by the parties thereto and are in full force and effect and (ii) all conditions precedent to the initial Equity Funding Loans thereunder have been satisfied. In addition, the Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, true and complete copies of each of the Equity Funding Documents, certified by the Borrower as such on the Closing Date, each of which shall be in form and substance satisfactory to the Co-Agents and the Institutions.

                  (h) Greenhouse Transactions. The Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a true and complete copy of each of the following Greenhouse Documents, certified by the Borrower as such on the Closing Date, each of which shall be in form and substance satisfactory to the Co-Agents and the Institutions and in full force and effect:

                      (i)    the Greenhouse Master Lease;

                     (ii)    the Greenhouse Mortgage;

                    (iii)    the Greenhouse Loan Agreement;

                     (iv)    the Greenhouse Sublease;

                      (v)    the Greenhouse Pledge Agreements;

                     (vi)    the Greenhouse Mortgage Assignment;

                    (vii)    the Greenhouse Stock Assignment;

                   (viii)    the Greenhouse Bill of Sale;

                     (ix)    the Greenhouse Nondisturbance Agreement; and

                      (x)    the Greenhouse Deed.

                  In addition, (x) the Security Agent shall have received the executed Greenhouse Note and the title insurance policy insuring the Borrower and the Security Agent that the Greenhouse Mortgage constitutes a valid first lien of record on the Greenhouse Owner's leasehold interest in the Leased Land, and (y) each of the Administrative Agent and the Institutions shall have received evidence satisfactory to it that (A) the Greenhouse Owner is duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing in the Commonwealth of Virginia, and has the corporate power and authority to own the Greenhouse and execute, deliver and perform its obligations under the Greenhouse Documents to which it is a party, (B) the conditions precedent set forth in Section 3.3 of the Greenhouse Loan Agreement have been satisfied, or waived by the parties thereto with the consent of the Majority Lenders, (C) no event of default under any of the Greenhouse Documents shall have occurred and be continuing and
         (D) the Borrower shall have a first lien on and prior perfected security interest in the Greenhouse Collateral, prior and superior to all other Liens, other than Liens permitted under the Greenhouse Documents.

                  (i) Insurance Coverage. The Administrative Agent and each Institution shall have received and found satisfactory, certificates of or binders for each policy of insurance required under Section 10.8(a), accompanied by a certification of the Insurance Consultant addressed to the Agents and the Lenders stating that insurance complying with the provisions of Section 10.8(a), covering the risks and in the amounts referred to therein, has been obtained and is in full force and effect, and that all currently due premiums therefor have been paid in full.

                  (j) Title Insurance; Survey. The Security Agent shall have received (i) a policy of title insurance issued by the Title Company, in form and substance satisfactory to the Co-Agents and the Institutions, with such endorsements and affirmative coverage as they may reasonably request, and with such reinsurance (with direct access provisions) as they may reasonably request, (A) insuring the Security Agent and the Lenders in the amount of $445,000,000 (subject to a pending disbursement clause) that the Project Mortgage constitutes a valid first mortgage lien of record on the Site and the Easements, subject only to such exceptions to title as shall have been approved by the Co-Agents and the Institutions, and (B) providing coverage against all mechanics' and materialmen's liens existing on the date of each Extension of Credit; and (ii) a survey of the Site and the Easements by a licensed surveyor satisfactory to the Co-Agents and the Institutions and the Title Company, certified to the Security Agent and the Title Company pursuant to a certification satisfactory to the Co-Agents and the Institutions, showing no state of facts unsatisfactory to the Co-Agents, the Institutions or the Title Company. The Co-Agents and the Institutions shall also have received evidence that the premium in respect of such policy has been paid.

                  (k) Legal Opinions. The Co-Agents and each Institution shall have received, with a counterpart for each Bank and the Issuing Bank, the following legal opinions, each dated the Closing Date:

                                 (i) the opinion of Troutman Sanders, counsel to the Borrower, SEI Birchwood, Birchwood Development, Southern and SEI, substantially in the form of Exhibit K-1;

                                 (ii) the opinion of McGuire Woods Battle &
                  Boothe, special Virginia and New York counsel to the Borrower, SEI Birchwood, Birchwood Development, Southern and SEI, substantially in the form of Exhibit K-2;

                                (iii) the opinion of counsel to Virginia
                  Power, substantially in the form of Exhibit K-3;

                                 (iv) the opinion of McGuire Woods Battle &
                  Boothe, special counsel to the Greenhouse Owner, substantially in the form of Exhibit K-4;

                                  (v) the opinion of counsel to the Greenhouse
                  Operator, substantially in the form of Exhibit K-5;

                                 (vi) the opinion of counsel to the Coal
                  Supplier, substantially in the form of Exhibit K-6;

                                (vii) the opinion of counsel to Arch,
                  substantially in the form of Exhibit K-7;

                               (viii) the opinion of counsel to CSXT and the
                  Coal Transporter, substantially in the form of Exhibit K-8;

                                 (ix) the favorable opinion of Williams, Mullen,
                  Christian & Dobbins, special Virginia counsel to the Co-Agents and the Institutions, as to such matters relating to the transactions contemplated by this Agreement as the Co-Agents or the Institutions may reasonably request; and

                                  (x) the favorable opinion of Simpson Thacher &
                  Bartlett, special New York counsel to the Co-Agents and the Institutions, as to such matters relating to the transactions contemplated by this Agreement as the Co-Agents or the Institutions may reasonably request.

         Such opinions also shall cover such other matters incident to the transactions contemplated by this Agreement and the other Financing Documents and the Project Documents as the Co-Agents or the Institutions may reasonably request.

                  (l) Coal Report. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a report of the Coal Consultant with respect to the quality, permitting, operating expenses, amounts and the ability to mine and dedication to the Facility of the coal reserves subject to the Coal Supply Agreement and the Arch Back-Up Coal Supply Agreement, and such other matters relating to the Coal Supply Agreement, the Arch Back-Up Coal Supply Agreement, the Coal Supplier and Arch as the Co-Agents or the Institutions shall reasonably request, which report shall be addressed to the Lenders and shall be satisfactory in scope, form and substance to the Co-Agents and the Institutions.

                  (m) Independent Engineer's Report. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a report of the Independent Engineer with respect to the technical and economic feasibility of the Project and the Greenhouse, the reasonableness of the terms of the Construction Contracts (including design and specifications, the construction schedule and the contract price), the capital budget, the status of governmental approvals and permits, the ability of the Facility to meet regulatory requirements and the requirements contained in the Power Purchase Agreement, ash disposal, and such other matters relating to the Project, the Greenhouse, the Project Documents and the transactions contemplated hereby and thereby as the Co-Agents or the Institutions shall reasonably request, which report shall be addressed to the Lenders and shall be satisfactory in scope, form and substance to the Co-Agents and the Institutions.

                  (n) Ornamental Flower Market Report. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a report of the Ornamental Flower Market Consultant with respect to the economic viability of the Greenhouse, the capital budget, the business plan of the Greenhouse Operator, the experience and ability of the Greenhouse Operator, the ornamental flower market in which the Greenhouse Operator proposes to compete, the ability of the Greenhouse to meet the requirements of the Steam Sales Agreement, and such other matters relating to the Greenhouse Operator and the production and sale of ornamental flowers as the Co-Agents or the Institutions shall reasonably request, which report shall be addressed to the Lenders and shall be satisfactory in scope, form and substance to the Co-Agents and the Institutions.

                  (o) Environmental Report. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank, the Environmental Report, which shall be accompanied by a letter addressed to the Lenders and the Agents and shall state that they are entitled to rely on the Environmental Report, and the Environmental Report shall be satisfactory in scope, form and substance to the Co-Agents and Institutions.

                  (p) Perfection of Liens and Security Interests. The financing statements, instruments and other documents with respect to the filings and recordings described in Schedule 7 shall be in form and substance satisfactory to the Security Agent and all such filings and recordings and all other filings and recordings and other actions that are necessary in order to establish, protect, preserve and perfect the Secured Parties' lien on and perfected security interest in all right, title, estate and interest of the Borrower in and to the Collateral, prior and superior to all other Liens, existing or future, except Permitted Liens, shall have been duly made or taken, and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrower; and the Security Agent, for the benefit of the Secured Parties, shall have a first lien on and prior perfected security interest in all right, title, estate and interest of the Borrower in and to the Collateral prior and superior to all other Liens, except Permitted Liens (other than mechanics' and materialmen's liens, which shall be insured against under the Title Policy). In addition, the Security Agent shall have received (i) authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first lien on and perfected security interest in the right, title, estate and interest of the Borrower in and to the Collateral and (ii) copies of Uniform Commercial Code search reports with respect to each "Debtor" specified in Schedule 7 in each jurisdiction in which financing statements are to be filed confirming that no security interest under the Uniform Commercial Code exists with respect to the properties or assets of such Person.

                  (q) Notices to Proceed. The Borrower shall have issued the Notice to Proceed under the Facility Construction Contract and the Greenhouse Owner shall have issued the Notice to Proceed under the Greenhouse Construction Contract.

                  (r) Governmental Approvals. All Governmental Approvals listed on Part A of Schedule 6, or otherwise required to commence construction of the Project, shall have been duly obtained or made, shall be in full force and effect and shall not be the subject of any pending judicial or administrative proceedings, and, if the applicable statute, rule or regulation provides for a fixed period or periods for judicial or administrative appeal or review thereof, such periods shall have expired. The Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, true and complete copies of all such Governmental Approvals, certified by the Borrower as such.

                  (s) Qualifying Facility. (i) The Facility shall be a qualifying cogeneration facility within the meaning of PURPA and the rules and regulations of the FERC set forth at 18 C.F.R. Subpart 292, as amended; and (ii) the Order Granting Application for Certification as a qualifying cogeneration facility issued on October 15, 1993 by FERC (x) shall not have been withdrawn or revoked by subsequent order and the fixed period for judicial or administrative appeal or review thereof shall have expired and (y) shall not be the subject of any pending administrative or judicial proceedings. The Administrative Agent and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a true and complete copy of the FERC order referred to above and of the application therefor, certified by the Borrower as such.

                  (t) Evidence of Authorization. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank: (i) copies, certified on the Closing Date, of (A) all partnership action of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement and each other Financing Document and each Project Document to which the Borrower is or is to be a party, (B) all corporate action of each Partner and SEI authorizing the execution, delivery and performance by it of the Financing Documents and Project Documents to which it is a party, (C) all corporate action of Southern authorizing the execution, delivery and performance by Southern of the Equity Funding Documents to which it is a party; (ii) certificates, dated the Closing Date, as to the incumbency and signature of each individual signing any Loan Document or Project Document on behalf of the Borrower, each Partner, SEI or Southern; (iii) certified copies of the articles of incorporation and by-laws of each Partner, SEI and Southern; (iv) evidence of the existence and good standing of the Borrower and each Partner in the State of Delaware and of the Borrower's and each Partner's authorization to do business and good standing in the Commonwealth of Virginia and the State of Georgia, and evidence of the existence and good standing of Southern and SEI in the State of Delaware and, in the case of SEI, Virginia; and (v) all certificates and other documents required to be delivered by the Greenhouse Owner as a condition to the initial borrowing under the Greenhouse Loan Agreement.

                  (u) Financial Statements. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank, a copy of the most recent audited financial statements of each of Southern, the Contractors, Arch and CSX (which shall be prepared on a consolidating basis), the most recent publicly available financial statements of Virginia Power and the most recent unaudited financial statements of the Coal Transporter, the Greenhouse Operator and the Coal Supplier. Each of such financial statements shall be satisfactory to the Co-Agents and the Institutions, and no material adverse change shall have occurred in the business, operations or financial condition of any of the Persons referred to in the preceding sentence since the date of such financial statements.

                  (v) Fees. All fees payable by the Borrower on or prior to the Closing Date pursuant to Section 7.1, the Bank Fee Letter or the Institutional Fee Letter shall have been paid.

                  (w) Financial Projections. The Co-Agents and each Institution shall have received, with a copy for each Bank and the Issuing Bank, reasonably detailed financial projections for the Project covering the period through the twentieth anniversary of the Commercial Operations Date (the "Base Case Projections"), including therein projections of revenues, operating expenses, cash flow, debt service and other related items for the Project, in form and substance satisfactory to the Co-Agents and each Institution and showing an average Debt Service Coverage Ratio for the period from the Commercial Operations Date to the Bank Loan Final Maturity Date of at least 1.45 to 1.00 and a Debt Service Coverage Ratio in each year of at least 1.35 to 1.00 (in each case after giving effect to any Interest Rate Hedging Transactions), certified as of the Closing Date by the chief financial officer of the Borrower or of SEI Birchwood, as a General Partner, as being based on reasonable assumptions and prepared in good faith in full consideration of all information known to such officer, after due inquiry.

                  (x) Construction Budget. The Administrative Agent and each Institution shall have received from the Borrower, with a copy for each Bank, a budget, in form and substance satisfactory to the Administrative Agent and each Institution, for all anticipated costs to be incurred in connection with the construction and start-up of the Project, including in such budget all construction and non-construction costs, the financing to be provided to the Greenhouse Owner pursuant to the Greenhouse Loan Agreement and all interest, taxes and other carrying costs relating to the Project, and such other information as the Administrative Agent or any Institution may reasonably request. The budget will contain an appropriate number of budget categories (each, a "Budget Category"), which will detail the timing and value of drawdowns in each such Budget Category, and the total of all amounts to be drawn down in respect of such Budget Category (with respect to each Budget Category, the "Budget Category Amount"). The Budget Category Amount for
         (i) the Completion Date funding of the Debt Service Reserve Account shall be at least the Required Initial Debt Service Reserve Deposit Amount, (ii) the Completion Date funding of the Repair and Maintenance Account shall be at least the Initial Repair and Maintenance Reserve Amount and (iii) the Heat Rate Bonus shall be $6,000,000.

                  (y) Additional Matters. The Administrative Agent and each Institution shall have received each additional document, instrument or item of information reasonably requested by it; and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be satisfactory in form and substance to the Administrative Agent and each Institution.

                  Section 9.2 Conditions to Each Bank Project Loan and Institutional Loan. The obligation of the Banks to make any Bank Project Loan or the Institutions to make any Institutional Loan requested to be made by it (including its initial Loan) on the Closing Date or any other Borrowing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

                  (a) No Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date, or shall occur after giving effect to the Loans to be made on such date.

                  (b) Representations and Warranties. Each of the representations and warranties of the Borrower in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such Borrowing Date as if made on and as of such date, except for the representations and warranties set forth in the first sentence of Section 8.1(b) and the representations and warranties set forth in Sections 8.4 and 8.6, which shall be true and correct on and as of the Closing Date.

                  (c) Project Documents. (i) Each of the Principal Project Documents shall be in full force and effect; (ii) each of the Significant Project Participants shall have complied in all material respects with its covenants and obligations under the Principal Project Documents; and (iii) no event or condition shall then exist (including without limitation an event of Force Majeure) which permits or requires any Significant Project Participant to cancel or terminate (with the giving of notice if required) its performance under a Principal Project Document in accordance with the terms thereof.

                  (d) Independent Engineer's Certificate. With respect to each borrowing of Bank Project Loans (other than Debt Service Loans) and Institutional Loans on any Borrowing Date other than the Closing Date, the Administrative Agent and the Institutions shall have received, with a copy for each Bank and the Issuing Bank, a certificate of the Independent Engineer (the "Independent Engineer's Certificate") dated not more than five days prior to such Borrowing Date, (i) identifying the Project Costs that have been properly incurred and are due and payable on such Borrowing Date (relying on the Contractors' monthly application for payment provided for under each of the Construction Contracts) and (ii) stating that (A) construction of the Facility is proceeding in the manner provided for in the Facility Construction Contract and the Facility Contractor has not failed to achieve any of the milestones set forth in the Project Milestone Schedule (as defined in the Facility Construction Contract) scheduled to be completed prior to such date (or if it has failed to meet a milestone, the percentage of the Contract Price (as defined in the Facility Construction Contract) paid to the Facility Contractor, after giving effect to the Loans and Equity Funding Loans requested to be made on or prior to such Borrowing Date, does not exceed the percentage of completion of the Project, as determined in accordance with Section 4.2.1 of the Facility Construction Contract), (B) construction of the Greenhouse is proceeding in the manner provided for in the Greenhouse Construction Contract and the Greenhouse Contractor has not failed to achieve any of the milestones set forth in the Project Schedule (as defined in the Greenhouse Construction Contract) scheduled to be completed prior to such date, (or if it has failed to meet a milestone, the percentage of the Contract Price (as defined in the Greenhouse Construction Contract) paid to the Greenhouse Contractor, after giving effect to the Loans and Equity Funding Loans requested to be made on or prior to such Borrowing Date, the proceeds of which are to be used to make Greenhouse loans, does not exceed the percentage of completion of the Greenhouse, as determined in accordance with Section 4.2.1 of the Greenhouse Construction Contract), (C) as of the date of such

         Independent Engineer's Certificate, and without giving effect to any Loans made on such date, the estimated cost of completing the Project does not exceed the sum of (1) the Total Available Project Credit and
         (2) the amount on deposit in the Construction Account and the Institutional Loan Proceeds Account, (D) in its judgment, subject to the occurrence of a Force Majeure event, Substantial Completion of the Facility should occur prior to Date Certain and Final Completion of the Greenhouse should occur prior to June 1, 1996, and (E) to the best of its knowledge, no events or changes have occurred since the date of the last Independent Engineer's Certificate that would have a material adverse effect on the Project or the Greenhouse.

                  (e) Continuation of Title and Priority. On such Borrowing Date, the Security Agent shall have received from the Title Company a continuation endorsement of the mortgagee's title insurance policy referred to in Section 9.1(j) covering the Loans to be made on such date and indicating that since the date of the previous such endorsement (or, if none, since the effective date of said title insurance policy), there has been no change in the state of title to the Project and that there are no Liens affecting the Project which may take priority over the Lien of the Project Mortgage with respect to the Loans then being made. If there is any charge for such endorsement, such endorsement shall have been issued at regular rates, without hazard or extra premium and without any indemnification of the Title Company by the Borrower or any other Person for any risk the Title Company is otherwise assuming. Such endorsement shall reflect that no Liens arising from labor and services performed and materials furnished through the date of the Loans have been filed in King George County, Virginia prior to the date of such endorsement, except for Permitted Liens (as defined in the Facility Construction Contract). The Title Company and the Security Agent shall have received any and all affidavits, lien waivers, certificates and other documents, in form and substance satisfactory to the Administrative Agent and the Majority Institutions, that may be required by the Title Company as a condition to issuing the endorsement referred to above.

                  (f) No Material Adverse Change. On or prior to such Borrowing Date, there shall not have occurred (x) a material adverse change in the financial condition of the Borrower or (y) a material adverse change in the financial condition of any other Significant Project Participant which could reasonably be expected to have a Material Adverse Effect.

                  (g) Governmental Approvals. Each of the Governmental Approvals listed in Part B of Schedule 6, except for such Governmental Approvals which are not required to be obtained prior to such Borrowing Date and are customarily obtained at a later stage of construction of the Facility or after the Commercial Operations Date, shall have been duly obtained or made, shall be in full force and effect and shall not be the subject of any pending or, to the best knowledge of the Borrower, threatened judicial or administrative proceedings.

                  (h) Financial Projections. Either (i) the Base Case Projections delivered on the Closing Date pursuant to Section 9.1(w) shall remain true and accurate in all material respects on such Borrowing Date, or (ii) the Borrower shall have furnished to the Administrative Agent and each Institution, with a copy for each Bank and the Issuing Bank, revised Base Case Projections prepared in the form of the Base Case Projections delivered pursuant to
         Section 9.1(w) and certified by the chief financial officer of the Borrower or of SEI Birchwood, as a General Partner, as being based on reasonable assumptions and prepared in good faith in full consideration of all information known to such officer, after due inquiry, and such revised Base Case Projections shall indicate that there has occurred no change from the Base Case Projections delivered pursuant to Section 9.1(w) which could reasonably be expected to have a Material Adverse Effect.

                  (i) Extension of Credit Request. The Administrative Agent, the Institutions and the Independent Engineer shall have received, at least 10 Business Days prior to the requested Borrowing Date, an Extension of Credit Request with respect to the Loan requested to be made on such Borrowing Date, in substantially the form of Exhibit B-1 or B-2, as the case may be.

                  (j) Reserved Amounts. After giving effect to such borrowing of Bank Project Loans and/or Institutional Loans on such Borrowing Date and the use of the proceeds thereof as specified in the Extension of Credit Request delivered pursuant to paragraph (i) above (including to fund the Debt Service Reserve Account or the Repair and Maintenance Account, to pay all or a portion of the Heat Rate Bonus, if any, to the Facility Contractor or deposit the maximum unpaid Heat Rate Bonus in the Final Completion Escrow Account, the Available Loan Commitments shall be equal to or greater than the Reserved Amounts.

                  (k) Institutional Notes. If the Institutions are making Institutional Loans on such date, (i) each Institution shall have received an Institutional Note conforming to the requirements of
         Section 4.3(a), either registered in the name of the Institution making such Loan (or its nominee) or payable to the order of such Institution, as such Institution shall request, in the principal amount of such Institution's Institutional Loan and duly executed and delivered by the Borrower and (ii) each Institution shall have received (with a copy to the Administrative Agent) an opinion of counsel to the Borrower, dated the date of such Institutional Loan, to the effect that the Institutional Notes issued on such date have been duly and validly authorized and issued by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

                  (l) Other Lenders' Notice. The Institutions shall not have received from the Administrative Agent (if such proposed Loan is an Institutional Loan) or the Administrative Agent shall not have received from the Majority Institutions (if such proposed Loan is a Bank Project
         Loan), on or before the date which is five Business Days prior to the requested Borrowing Date, a notice stating that, in the good faith judgment of the Administrative Agent or such Institutions, as the case may be, one or more of the conditions precedent set forth in this Section 9.2 have not been satisfied as of such date and are not likely to be satisfied on the Borrowing Date (specifying such conditions precedent and the reason or reasons that they are not satisfied).

                  (m) Greenhouse Loan Agreement. If all or a portion of the proceeds of such Loan are to be used by the Borrower to make a loan under the Greenhouse Loan Agreement, the Administrative Agent and the Institutions shall have received a certificate of a Responsible Officer of the Borrower stating that (i) to the best of his knowledge (after due inquiry), no event of default under the Greenhouse Loan Agreement or Greenhouse Sublease has occurred and is continuing on such Borrowing Date, unless such event of default has been waived by the Borrower with the consent of the Administrative Agent and the Majority Institutions, and (ii) all conditions to such loan set forth in the Greenhouse Loan Agreement (other than the condition that the Borrower obtain a Loan under this Agreement) have been satisfied, or waived with the consent of the Administrative Agent and the Majority Institutions, and such certificate shall be accompanied by all documents, opinions and certificates received by the Borrower pursuant to Section 3.4 of the Greenhouse Loan Agreement in connection with such borrowing.

                  (n) Coal Transportation Agreement Filing. The contract summary of the railroad transportation contract referred to in Section 2.6 of the Coal Transportation Agreement shall have been filed with the Interstate Commerce Commission and no protest or other action with respect thereto shall have occurred within the 30-day period following such filing.

                  Section 9.3 Additional Conditions to Bank Project Loans. The obligation of the Banks to make any Bank Project Loan shall be subject to the satisfaction on the Borrowing Date, in addition to the conditions set forth in
Section 9.2, of the following conditions precedent:

                  (a) Institutional Loans. (i) With respect to the initial Bank Project Loans to be made by the Banks, each of the Institutions shall have made its initial Institutional Loan pursuant to Section 4.1 on or prior to the Borrowing Date on which such initial Bank Project Loans are made; and (ii) with respect to each Bank Project Loan to be made after the Institutional Commitment Termination Date, the aggregate principal amount of the Institutional Loans theretofore made by the Institutions (whether or not then outstanding) shall be equal to $135,000,000.

                  (b) Maintenance of True-Up Ratio. After giving effect to such proposed Bank Project Loan and all other Extensions of Credit on such Borrowing Date, the Relative Bank Exposure will not exceed the Relative Institutional Exposure.

                  (c) Interest Rate Election Notice. The Administrative Agent shall have received, on or before the time required for its receipt pursuant to Section 3.2, an Interest Rate Election Notice with respect to the Bank Project Loan requested to be made on such Borrowing Date, substantially in the form of Exhibit M.

                  Section 9.4 Conditions to VP Letters of Credit Issuance. The obligation of the Issuing Bank to issue the Construction VP Letter of Credit on the Closing Date or to issue the Term VP Letter of Credit shall be subject to the satisfaction of the following conditions precedent on such date of issuance:

                  (a) Satisfaction of Conditions in Section 9.2. The conditions precedent set forth in paragraphs (a), (b), (c) and (e) through (h) of
         Section 9.2 shall have been satisfied on such date (regardless of whether a Loan was made on such date).

                  (b) Extension of Credit Request. The Administrative Agent shall have received an Extension of Credit Request with respect to the Construction VP Letter of Credit or the Term VP Letter of Credit, as the case may be, in substantially the form of Exhibit B-3.

                  (c) Commercial Operations Date. In the case of the issuance of the Term VP Letter of Credit, the Commercial Operations Date shall have occurred on or prior to such date.

                  (d) Expiration of Construction VP Letter of Credit. In the case of the issuance of the Term VP Letter of Credit, the Construction VP Letter of Credit shall have expired or been terminated on or prior to such date.

                  Section 9.5 Conditions to Bond Letters of Credit Issuance. The obligation of the Issuing Bank to issue any Bond Letter of Credit shall be subject to the satisfaction of the following conditions precedent on such date of issuance:

                  (a) Satisfaction of Conditions in Section 9.2. The conditions precedent set forth in paragraphs (a) through (h) of Section 9.2 shall have been satisfied on such date (regardless of whether a Loan was made on such date).

                  (b) Compliance With Section 10.25 Regarding Issuance of the Relevant Bonds. The provisions of Section 10.25 shall have been complied with and the Issuing Bank shall have received true and correct copies, certified as such by the Borrower, of the Bond Documents entered into in connection with the issuance and sale of the Relevant Bonds and the legal opinions referred to in Section 10.25.

                  (c) Rating. The Relevant Bonds shall have received from Standard & Poor's Ratings Services a rating that is at least equal to the then current rating by such rating agency of the long-term unsecured debt of the Issuing Bank.

                  (d) Initial Institutional Loans. Each of the Institutions shall have made its initial Institutional Loan pursuant to Section 4.1 on or prior to such date.

                  (e) Extension of Credit Request. The Administrative Agent shall have received an Extension of Credit Request with respect to such Bond Letter of Credit, in substantially the form of Exhibit B-3.

                  (f) Additional Matters. All other documents and legal matters in connection with the issuance of such Bond Letter of Credit and the Relevant Bonds shall be satisfactory in form and substance to the Administrative Agent and the Majority Institutions.

                  Section 9.6 Conditions to Bank L/C Loans and Bank Liquidity Loans. The obligation of the Banks to make any Bank L/C Loan or Bank Liquidity Loan requested to be made by it on a Borrowing Date is subject to the satisfaction of the following conditions on such date:

                  (a) Satisfaction of Conditions in Section 9.2. The conditions precedent set forth in paragraphs (a), (b), (c), (f), (g) and (h) of
         Section 9.2 shall have been satisfied on such date (regardless of whether a Loan was made on such date).

                  (b) Extension of Credit Request. The Administrative Agent shall have received, on or before the time required for its receipt pursuant to Section 3.2, an Extension of Credit Request with respect to such Bank L/C Loan or Bank Liquidity Loan, in substantially the form of Exhibit B-1.

                  (c) Interest Rate Election Notice. In the case of a Bank L/C Loan, the Administrative Agent shall have received, on or before the time required for its receipt pursuant to Section 3.2, an Interest Rate Election Notice with respect to such Bank L/C Loan, substantially in the form of Exhibit M.

                  Section 9.7 Representations. Upon the making of each Extension of Credit hereunder on a Credit Extension Date (including the initial Extension of Credit on the Closing Date), the Borrower shall be deemed to make a representation and warranty to the Agents and the Lenders as of such Credit Extension Date that (a) there has been no material adverse change in the financial condition of the Borrower, (b) to the Borrower's best knowledge, there has been no material adverse change in the financial condition of any other Significant Project Participant which could reasonably be expected to have a Material Adverse Effect and (c) to the Borrower's best knowledge, the conditions set forth in paragraphs (c) and (g) of Section 9.2 have been satisfied on such Credit Extension Date.


                        SECTION 10. AFFIRMATIVE COVENANTS

                  So long as any Commitments remain in effect, any Letter of Credit remains outstanding and until payment in full of the Loans and all other Secured Obligations hereunder or under any of the Security Documents, the Borrower hereby agrees that:

                  Section 10.1 Use of Proceeds.

                  (a) The proceeds of the Loans (other than any Bank L/C Loans or Bank Liquidity Loans) shall be deposited into the Construction Account or the Institutional Loan Proceeds Account, as the case may be, or, in the case of certain Bank Project Loans made by the Borrower on the Completion Date, the Accounts specified in Section 4.3 of the Security Deposit

Agreement, in each case, for application as provided in paragraph (b) of this Section and in the Security Deposit Agreement.

                  (b)      The proceeds of the Loans shall be used as follows:

                         (i) the proceeds of the Bank Project Loans shall be used solely for (A) the payment of Project Costs and (B) the repayment of Equity Funding Loans on the Completion Date to the extent permitted by Section 10.1(c);

                        (ii) the proceeds of the Bank L/C Loans shall be used solely for (x) the financing of VP Reimbursement Obligations under the Construction VP Letter of Credit or the Term VP Letter of Credit, (y) the financing of Bond Reimbursement Obligations arising in respect of Refunding Drawings under any Bond Letter of Credit and (z) the refinancing of any Bank Liquidity Loans outstanding on the applicable Bond L/C Expiration Date; and

                       (iii) the proceeds of Bank Liquidity Loans shall be used solely for the financing of Bond Reimbursement Obligations arising in respect of Liquidity Drawings; and

                        (iv) the proceeds of the Institutional Loans shall be used solely for (A) the payment of Project Costs and (B) the repayment of Bank Loans and, if at such time no Default or Event of Default shall have occurred and be continuing, the Equity Funding Loans.

                  (c) The proceeds of Bank Project Loans made on the Completion Date may, at the option of the Borrower, be used to repay Equity Funding Loans in the event there are any Project Cost Savings, in an amount not to exceed 15% of the Project Cost Savings; provided that, after giving effect to any borrowing and any prepayment of Loans on the Completion Date, the Senior Debt to Capital Ratio on the Completion Date shall be 0.85 to 0.15; provided, further that the following conditions shall have been satisfied on the Completion Date:

                         (i) the Administrative Agent and the Institutions shall have received a written request from the Borrower setting forth the amount of Project Cost Savings and the principal amount of Bank Project Loans that the Borrower requests be applied to the repayment of Equity Funding Loans pursuant to this paragraph (c);

                        (ii) no Default or Event of Default shall have occurred and be continuing;

                       (iii) the Administrative Agent and the Institutions shall have received a certificate from the Independent Engineer confirming the amount of Project Cost Savings set forth in the written request of the Borrower delivered pursuant to clause (i) above;

                        (iv) (x) the Required Completion Date Reserve Deposits referred to in clauses (ii) through (iv) of the definition thereof shall have been deposited into the Repair and Maintenance Account, the Final Completion Escrow Account and the Project Control Account, as the case may be; (y) the Contingent Distribution, in an amount equal to $13,700,000, shall have been distributed; and (z) the Required Debt Service Reserve Amount as of the Completion Date shall have been deposited into the Debt Service Reserve Account; and

                         (v) the Administrative Agent and the Institutions shall have received revised Base Case Projections, in form and substance satisfactory to them, which shall give effect to any such repayment of Equity Funding Loans with the proceeds of Bank Project Loans on the Completion Date and shall otherwise be in the same form as the Base Case Projections delivered pursuant to Section 9.1(w), certified by the chief financial officer of the Borrower or of SEI Birchwood, for so long as it is a General Partner, as being based on reasonable assumptions and prepared in good faith in full consideration of all information known to such officer, after due inquiry, and such revised Base Case Projections shall show, for each calendar year through the Institutional Loan Maturity Date, a projected Debt Service Coverage Ratio of at least 1.35 to 1.00.

                  Section 10.2 Project Reports. The Borrower shall furnish to the Administrative Agent, each Lender and, in the case of paragraphs (a) and (b) below, the Independent Engineer the following:

                  (a) Monthly Construction Progress Report. Concurrently with the delivery of each Extension of Credit Request during the Construction Period with respect to Loans to be made on a Monthly Construction Disbursement Date (or on or before the last Business Day of any calendar month during the Construction Period in which no Extension of Credit Request is delivered), a report executed by a Responsible Officer of the Borrower (i) specifying, separately with respect to each of the Facility and the Greenhouse, the amount of Project Costs expended since the Closing Date as well as during the preceding calendar month and the amount of Project Costs estimated to be required to complete the Facility and the Greenhouse, (ii) providing an assessment of the overall construction progress of the Facility and the Greenhouse since the date of the last report and since the Closing Date, together with an assessment of how such progress compares to the respective construction schedules, (iii) specifying the estimated Commercial Operations Date and, with respect to each of the Facility and the Greenhouse, the estimated dates of Substantial Completion and Final Completion, (iv) providing a detailed description of any and all material problems (including but not limited to actual and anticipated cost overruns, if any) encountered or anticipated in connection with the construction of the Facility or the Greenhouse since the date of the last report, together with an assessment of how such problems may impact the construction schedule and a detailed description of the proposed solutions to any such problems and (v) a discussion or analysis of such other matters related to the Project as the Administrative Agent or any Institution may reasonably request.

                  (b) Contractor Reports. During the Construction Period, promptly after receipt thereof, a copy of each report delivered by the Facility Contractor or Greenhouse Contractor to the Borrower pursuant to the Facility Construction Contract or Greenhouse Construction Contract, respectively.

                  (c) Operating Reports. Following the Commercial Operations Date, promptly after receipt thereof, a copy of (i) each annual operating report furnished to the Borrower by the Facility Operator pursuant to Section 6.2 of the Operating and Maintenance Agreement and
         (ii) each annual operating report furnished to the Greenhouse Owner by the Greenhouse Operator pursuant to Section 5.4 of the Greenhouse Loan Agreement.

                  (d) Coal Report. No later than 30 days after the end of each fiscal year of the Borrower, an updated Coal Report prepared by the Coal Consultant, which shall cover the matters referred to in Section 9.1(l) and otherwise be in a form reasonably satisfactory to the Administrative Agent and the Majority Institutions.

                  (e) Environmental Compliance Report. No later than 30 days after the end of each fiscal year of the Borrower, a certificate of a Responsible Officer of the Borrower, with such supporting information as may be reasonably requested by the Administrative Agent or Majority Institutions, certifying as to whether the Borrower is in compliance with Section 10.27 (and, if the Borrower is not in compliance with Section 10.27 at such time, such certificate shall include a statement as to the nature of such non-compliance and the steps being taken by the Borrower to remedy the same).

                  Section 10.3 Financial Statements. The Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of each Reporting Party, a copy of the balance sheet of such Reporting Party as of the end of such fiscal year and the related statements of income, retained earnings (or, in the case of the Borrower, changes in partner capital) and of cash flow of such Reporting Party for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification as to the scope of the audit, by independent public accountants of national standing which, in the case of the Borrower and the Greenhouse Operator, are reasonably acceptable to the Administrative Agent and the Majority Institutions; and

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of each Reporting Party, the unaudited balance sheet of such Reporting Party as of the end of such quarterly period and the related unaudited statements of income and retained earnings (or, in the case of the Borrower, changes in partner capital) and of cash flow of such Reporting Party for such quarterly period and for the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous period, certified by the chief executive officer or chief financial officer of such Reporting Party as fairly stating in all material respects the financial condition of such Reporting Party as at the end of such quarterly period and the results of its operations and its cash flows for such period (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

                  Section 10.4 Certificates; Other Information. The Borrower shall furnish or cause to be furnished to the Administrative Agent and each
Lender:

                  (a) concurrently with the delivery of the financial statements of the Borrower referred to in paragraphs (a) and (b) of Section 10.3, a certificate of a Responsible Officer of the Borrower stating that, to the best of his knowledge after due inquiry, the Borrower during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements contained in this Agreement and the other Loan Documents, and that such Responsible Officer is not aware of any Default or Event of Default hereunder at any time during such period or on the date of such certificate (or, if any such Default or Event of Default shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same);

                  (b) no later than 5 Business Days prior to each Quarterly Distribution Date, reasonably detailed financial projections in respect of the Project's operations during the twelve-month period that commenced on the most recent Quarterly Calculation Date, certified by the chief financial officer of the Borrower or of SEI Birchwood, for so long as it is a General Partner, as being prepared in good faith in full consideration of all information known to such officer, after due inquiry, at such time, and as being based on reasonable assumptions;

                  (c) no later than 5 Business Days prior to each Quarterly Distribution Date, a certificate of the chief financial officer of the Borrower or of SEI Birchwood, for so long as it is a General Partner, setting forth a calculation, which shall be reasonably satisfactory to the Administrative Agent and the Majority Institutions, of each of the Historical Debt Coverage Ratio and the Projected Debt Coverage Ratio as at the most recent Quarterly Calculation Date, and providing or attaching such information as is necessary to make such calculations;

                  (d) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Borrower pursuant to any Project Document, any Equity Funding Document or any Bond Document;

                  (e) promptly after the obtaining or filing thereof, as the case may be, a copy of (i) each Governmental Approval or other consent or approval obtained by the Borrower, or obtained by the Facility Contractor or the Greenhouse Contractor and delivered to the

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         Borrower pursuant to the relevant Construction Contract, in each case after the Closing Date, (ii) each filing made by the Borrower with any Government Authority other than FERC, except such as are routine or ministerial in nature and in respect of which a failure to file could not reasonably be expected to have a Material Adverse Effect, and (iii) each filing made by or on behalf of the Borrower or any General Partner with FERC;

                  (f) no later than 30 days after the end of each calendar year, a certificate executed by a Responsible Officer of the Borrower specifying in reasonable detail all sales, transfers and other dispositions of assets and property of the Borrower during the preceding calendar year which were made without the consent of the Majority Lenders in accordance with Section 11.7(c);

                  (g) concurrently with the delivery thereof to the Security Agent, a copy of each certificate, request, direction or notice delivered by the Borrower pursuant to the Security Deposit Agreement; and

                  (h) promptly, such additional financial and other information with respect to the Borrower or the Project and, to the extent such information can reasonably be obtained by the Borrower, any other Project Participant, as the Administrative Agent or any Institution may reasonably request.

                  Section 10.5 Accounts. The Borrower shall deposit and maintain in each of the Account the amounts required by the Security Deposit Agreement at the times required thereby; provided that, in the case of the Debt Service Reserve Account, the Borrower may deliver one or more Debt Service Letters of Credit in accordance with the Security Deposit Agreement in lieu of the amounts required to be deposited therein. The amounts on deposit in each of the Accounts shall be subject to the terms of, and disbursed in accordance with, this Agreement and the Security Deposit Agreement.

                  Section 10.6 Maintenance of Existence, Properties, Etc.; Taxes. (a) The Borrower shall at all times preserve and maintain its legal existence as a Delaware limited partnership and all Governmental Approvals and other rights, franchises, privileges and consents necessary for the maintenance of its existence and the construction, ownership and operation of the Project.

                  (b) The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties, fines or interest attach thereto and all lawful claims which, if unpaid, might become a Lien on the property of the Borrower; provided that the Borrower shall have the right to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted and may permit such contested item to remain unpaid during the period of such contest if (a) the Borrower diligently pursues such contest, (b) the Borrower sets aside on its books adequate reserves in accordance with GAAP with respect to the contested items, (c) during the period of such contest the enforcement of any contested item is effectively stayed and any Lien with respect thereto is effectively removed of record and (d) such contest (i) will not interfere with the construction or operation of the Project and (ii)



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does not involve any substantial danger of a sale, forfeiture or loss of any part of the Project, title thereto or any interest therein; provided, further that the Borrower shall promptly pay or cause to be paid any final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

                  Section 10.7 Books and Records; Inspection of Property; Discussions. The Borrower shall keep proper books of record and account in which full, true and correct entries in accordance with GAAP consistently applied shall be made of all of its dealings and transactions, and the Borrower shall permit representatives of the Administrative Agent, the Security Agent, the Lenders and the Independent Engineer to visit and inspect its properties, to examine and make abstracts from any of its books of record and account and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such times during business hours and at such intervals as the Administrative Agent, the Security Agent, any Lender or the Independent Engineer may reasonably request. The Independent Engineer and representatives of the Administrative Agent, the Security Agent and the Lenders shall have the right to inspect the Project from time to time upon notice to a representative of the Borrower and to witness and verify all tests, investigations and inspections referred to in the Construction Contracts and the Power Purchase Agreement. Without limiting the generality of the foregoing provisions of this Section 10.7, the Borrower shall permit the Independent Engineer to make such inspections of the Project and the Greenhouse, and shall provide to the Independent Engineer such information with respect to the Project and the Greenhouse, as the Independent Engineer may from time to time reasonably request in order for it to prepare for submission to the Lenders, if and when requested by the Administrative Agent or any Institution, an annual updated Independent Engineer's Report covering the relevant matters referred to in
Section 9.1(m) and such other matters with respect to the Borrower, the Project and the Greenhouse as the Administrative Agent or any Institution may reasonably request.

                  Section 10.8 Insurance.

                  (a) Required Insurance. The Borrower shall at all times carry and maintain, or cause to be carried and maintained, at least the following insurance coverages with respect to the Project, the Site and the Easements, in each case with insurers authorized to do business in the Commonwealth of Virginia rated "A-" or better, with a minimum size rating of "X", by Best's Rating Service (or otherwise acceptable to the Majority Lenders after consultation with the Insurance Consultant):

                  (A) (i) from and after the Closing Date until the date on which all testing of the Facility has been completed and Substantial Completion of the Facility has occurred, blanket builder's risk insurance, and (ii) from and after the Closing Date until the date on which all Secured Obligations have been paid in full, "all risk" property insurance (to the extent not duplicative of blanket builder's risk insurance obtained pursuant to clause (i) above), such builder's risk insurance and "all risk" property insurance to be subject to customary "all risk" forms including, in each case, flood, earth movement, transit, comprehensive boiler, turbine and machinery and operational testing insurance covering physical loss or damage with respect to the Project, including (1) coverage for the buildings, structures, turbines, boiler and machinery, equipment facilities, fixtures and



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                                                                             68



         other properties constituting a part of the Project (including equipment in which the Borrower has an insurable interest), (2) coverage for removal of debris, (3) transit coverage, including ocean marine coverage, if applicable (unless insured by the supplier), with a per occurrence limit sufficient to cover the full insurable value of any items in transit but in no event less than $10,000,000, and (4) off-site coverage with a per occurrence limit of the greater of replacement cost and $2,000,000. Such policies shall at all times insure an amount not less than the higher of (i) the full replacement cost of the Project or (ii) 100% of the aggregate principal amount of all outstanding Loans and Bonds (less the amount then on deposit in the Debt Service Reserve Account), and shall be in such form as shall be reasonably satisfactory to the Majority Lenders; provided, however, that flood and earthquake coverage each may be subject to an annual aggregate limit of $50,00,000, and transit and off-site coverage may be subject to the limits specified in clauses (3) and (4) of the preceding sentence. The policies shall be written on a no coinsurance basis and shall contain a stipulated value/gap coverage endorsement. The policies shall also be endorsed to provide that (1) losses shall be adjusted as provided in Section 10.8(b), (2) the Security Agent and the Secured Parties are included as "Additional Insureds", as their interests may appear, but shall not be liable for the payment of any premiums, and
         (3) any payment thereunder for loss or damage shall be made to the Security Agent, as sole loss payee for deposit under the Security Deposit Agreement. The policies may provide for deductible amounts of up to $250,000 per occurrence, unless otherwise agreed by the Majority Lenders;

                  (B) from and after the Closing Date until the Commercial Operations Date, delayed opening coverage for a period of 12 months for any delay in the commencement of operations of the Facility caused by damage or loss to any property covered under clause (A) above (including damage or loss to key equipment in transit). Such policy shall be in a minimum amount equal to 12 months of debt service and continuing expenses and may provide that insurance proceeds will not be payable with respect to up to the first 30 days of such delay in the operation of the Facility, and shall be in such form as shall be reasonably satisfactory to the Majority Lenders;

                  (C) from and after the Commercial Operations Date, business interruption insurance insuring perils and property covered under clause (A) above with respect to the Project, in such form as shall be reasonably satisfactory to the Majority Lenders and with limits in amounts sufficient to cover the payment of all debt service and continuing expenses during a period of at least twelve months; provided that the applicable policy may provide that the insurance proceeds will not be payable with respect to up to the first 45 days of each business interruption;

                  (D) comprehensive or commercial general liability insurance on an "occurrence" basis or, subject to the proviso to paragraph (G) below, on a "claims made" basis, against claims for "bodily injury" and "property damage" occurring on, in or about the Project, the Site and the Easements and the adjoining streets, sidewalks and passageways, in a minimum amount of $1,000,000 coverage per occurrence with respect to personal injury or death to any one or more persons or damage to property and not less than $2,000,000 in the aggregate for such coverage, which insurance shall (i) be in such form as shall be



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                                                                             69



         reasonably satisfactory to the Majority Lenders, (ii) contain "broad form" and other endorsements covering, among other things, products and completed operations, contractual liability, broad form property damage, explosion, collapse and underground hazards, and (iii) be endorsed to include as "Additional Insureds" the Security Agent and the Secured Parties and their respective successors, assigns, agents, officers, shareholders, directors and employees, as their interests may appear;

                  (E) business automobile liability insurance against claims for bodily injury, death or property damage arising out of the use of all owned, non-owned and hired vehicles by the Borrower, its agents and employees, including loading and unloading, such insurance to be in the amount of at least $1,000,000 coverage per occurrence with respect to bodily injury or death to one or more persons or damage to property and to be in such form as shall be reasonably satisfactory to the Majority Lenders;

                  (F) workers' compensation insurance as required by Virginia law and employers liability insurance with a minimum limit of $1,000,000 per occurrence or in such other amounts as from time to time shall be required by Requirements of Law;

                  (G) excess "umbrella" liability insurance with respect to the Project on an "occurrence" basis or, subject to the proviso to this paragraph (G), a "claims made" basis against risks of the types described in clauses (D) and (E) above and in excess of the employers liability insurance described in clause (F) above, in an amount which results in a combined amount of primary and excess insurance required hereby of not less than $25,000,000 for any occurrence and not less than $25,000,000 in the aggregate on an annual basis and in such form as shall be satisfactory to the Majority Lenders; provided that if such insurance is written on a "claims made" basis and the policy is not renewed, the Borrower shall obtain for such policy an extended reporting period coverage or "tail" of at least three years past the final day of coverage of such policy and shall provide the Administrative Agent and the Institutions with evidence that such extended reporting period coverage or "tail" has been obtained;

                  (H) aircraft liability insurance, if exposure exists, in an amount not less than $25,000,000 for owned, hired and non-owned aircraft;

                  (I) unless covered by the insurance referred to in paragraphs
         (D) and (G) above, railroad protective liability insurance, if exposure exists, in an amount not less than $25,000,000;

                  (J) insurance against loss resulting from employee dishonesty and theft of negotiable instruments, with a minimum limit of $1,000,000 per occurrence; and

                  (K) such additional insurance as shall be required pursuant to the provisions of the Power Purchase Agreement, the Facility Construction Contract, the Operating and Maintenance Agreement and any other Project Document;




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                                                                             70



provided that in the event any insurance (including the limits or deductible thereof) required to be maintained pursuant to clause (G) above shall not be available and commercially feasible in the commercial insurance markets (taking into account in determining "commercial feasibility" the Borrower's obligations under the Loan Documents and the Project Documents and its ability to self-insure without impairing the Accounts), the Majority Lenders agree to waive such requirement to the extent the maintenance thereof is not so available, provided, however, that (i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisors of recognized national standing (one of which may be the Borrower's insurance advisor and one of which may be the Lenders' insurance consultant) certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for similar electric generation projects (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions, the form and substance of such reports to be reasonably satisfactory to the Majority Lenders; (ii) at any time after the granting of any such waiver (but not more than twice in each calendar year), the Administrative Agent or any Institution may request, and the Borrower shall furnish to the Administrative Agent and the Institutions within 30 days after such request, supplemental reports reasonably acceptable to the Majority Lenders from such insurance advisors updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

                  (b) Policy Provisions. All insurance policies maintained in accordance with clause (A), (B), or (C) of this Section 10.8 (x) shall contain either the New York standard mortgagee clause or 438 BFU, and (y) shall provide that so long as no Event of Default shall have occurred and be continuing, property losses, if any, shall be adjusted with the Borrower and shall be made payable to the Borrower or its order, except that as to any insured loss in excess of $1,000,000, such loss shall be adjusted with the Borrower but final settlement will be made with the concurrence of the Security Agent, which concurrence shall not be unreasonably withheld, and shall be payable solely to the Security Agent for deposit in the Special Payment Account pursuant to the Security Deposit Agreement. All insurance policies maintained in accordance with this Section 10.8: (i) shall provide that no cancellation, termination or material change in such insurance shall be effective until at least 45 days (10 days in the case of non-payment of premium) after the insurer shall have given written notice thereof to the Security Agent, (ii) except for the insurance referred to in paragraph (F) above, shall contain a waiver of any rights of subrogation of the insurer against the Additional Insureds and a waiver of any rights of the insurer to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any of the Additional Insureds, (iii) in the case of the insurance referred to in paragraphs (D) and (G) above, shall provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrower) shall operate in the same manner as if there were a separate policy covering each such insured, without right of contribution from any other insurance which may be carried by any insured covering a loss which



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is also covered under the insurance policies maintained by the Borrower pursuant to this Section 10.8, and (iv) shall provide that the Additional Insureds and the loss payees shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance.

                  (c) Reports, Etc. The Borrower will advise the Administrative Agent and the Lenders in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Borrower pursuant to this Section 10.8. The Borrower will also deliver to the Administrative Agent and the Institutions, promptly upon request and in any event within 30 days after the end of each fiscal year of the Borrower, a certificate signed by an authorized officer of an independent insurance broker of recognized national standing (x) attaching certificates of all insurance policies relating to the Facility, the Greenhouse, the Site and the Easements, and stating that all premiums then due thereon have been paid and that the same are in full force and effect and (y) stating that such insurance policies comply with the requirements of this Section 10.8. If requested by the Administrative Agent or any Institution, the Borrower will either (i) deliver copies of such insurance policies to the Administrative Agent and the Institutions or (ii) make such policies available for examination by the Administrative Agent or any Institution at the offices of the Borrower.

                  (d) Other Insurance. Nothing in this Section 10.8 shall prohibit the Borrower from maintaining, at its expense, insurance on or with respect to the Facility, the Greenhouse, the Site or the Easements, naming the Borrower as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the availability of insurance required to be maintained under
Section 10.8(a); provided that such insurance shall not reduce the amount of insurance proceeds that would be payable to the beneficiaries pursuant to policies of insurance maintained under Section 10.8(a) and the Borrower shall have obtained and delivered to the Administrative Agent and the Lenders evidence satisfactory to the Majority Lenders to such effect.

                  (e) Application of Payments. Except as provided in Section 10.8(b), all payments received by any Lender or the Borrower under any insurance policy obtained by the Borrower pursuant to Section 10.8(a) shall promptly be deposited in the Special Payment Account pursuant to the Security Deposit Agreement for application in accordance with the provisions thereof.

                  Section 10.9 Completion of Facility; Maintenance of Properties. (a) The Borrower shall use its best efforts to cause the Facility and the Greenhouse to be duly constructed and completed in accordance with the terms of the Facility Construction Contract and the Greenhouse Construction Contract, respectively.

                  (b) The Borrower, at its expense, shall keep the Facility in good working order and condition and cause the Facility to be maintained and operated, and all repairs, replacements and renewals with respect thereto and all additions and betterments thereto to be made, in each case (i) in compliance with the terms of the Power Purchase Agreement (including, without limitation, Article 6 thereof), the Steam Sales Agreement, the Coal Supply Agreement and the other Project Documents and the Financing Documents, (ii) in compliance with the maintenance procedures prescribed or recommended by, and sufficient to keep in effect the warranties of, manufacturers and/or vendors of the various components of the Facility, to the extent consistent with prudent operating practices in the cogeneration industry with respect to coal-fired cogeneration facilities, and
(iii) in accordance with the practices, standards and procedures customary in the cogeneration industry with respect to coal-fired cogeneration facilities.

                  Section 10.10 Maintenance of Title. The Borrower shall at all times after the Closing Date maintain title in fee simple to, or a valid leasehold interest in, or a valid right of way or easement or license over, all real property at the time necessary for the construction, operation and maintenance of the Project.

                  Section 10.11 "As Built" Surveys. The Borrower shall deliver to the Administrative Agent, the Institutions, the Independent Engineer and the Title Company, no later than 180 days after the date on which Final Completion with respect to the Facility shall have occurred, a copy of an "as built" survey of the Site (other than the Leased Land) and the Easements, showing the location of the Facility within the boundaries of the Site (other than the Leased Land), prepared by a licensed surveyor reasonably acceptable to the Administrative Agent and Majority Institutions, certified to the Administrative Agent, the Institutions and the Title Company pursuant to a surveyor's certification reasonably satisfactory to them and showing no state of facts unsatisfactory to the Title Company. The Borrower shall also deliver to the Administrative Agent and the Institutions, promptly following its receipt thereof, a copy of the "as built" survey of the Leased Land delivered to the Borrower pursuant to the Greenhouse Loan Agreement, certified by a licensed surveyor reasonably acceptable to the Administrative Agent and the Majority Institutions and showing the location of the Greenhouse to be within the boundaries of the Leased Land, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Majority Institutions.

                  Section 10.12 Maintenance of Qualifying Facility Status. The Borrower shall either (a) maintain the Facility as a Qualifying Facility, or (b) obtain and maintain in full force and effect all Governmental Approvals and other approvals necessary to operate the Facility as an IPP and to sell power to Virginia Power under the Power Purchase Agreement; provided that, in the case of clause (b) above:

                      (i) all Governmental Approvals, if any, required for Subsidiaries of Southern to own at least the Requisite Partnership Interest shall have been obtained and shall be in full force and effect;

                     (ii) all of the terms of the Power Purchase Agreement (including, without limitation, the rates set forth in Article 10 thereof) shall have been approved without modification by (x) FERC, if approval by FERC is then required under applicable Requirements of Law, and (y) any other Government Authority, if approval by such other Government Authority is required under applicable Requirements of Law, and all of such approvals shall remain in full force and effect without modification;

                    (iii) all Governmental Approvals (in addition to those referred to in clause (ii) of this proviso), including (if required) a certificate of public convenience and necessity issued by the Virginia State Corporation Commission, and other approvals necessary to own and operate the Facility as an IPP and to sell power to Virginia Power under the Power Purchase Agreement shall have been obtained and shall be in full force and effect;

                     (iv) no regulation by any Government Authority is imposed on the Administrative Agent, the Security Agent or any Lender as a result of the Governmental Approvals referred to in clauses (ii) and
         (iii) of this proviso or as a result of the Facility operating as an IPP; and

                      (v) the terms of the Governmental Approvals and other approvals referred to in clauses (ii) and (iii) of this proviso and the ownership or operation of the Facility as an IPP could not reasonably be expected to have a Material Adverse Effect.

                  Section 10.13 Governmental Approvals. The Borrower shall obtain and maintain in full force and effect all Governmental Approvals and consents and approvals of any other Person necessary for the construction, ownership and operation of the Project, including without limitation the Governmental Approvals listed on Schedule 6.

                  Section 10.14 Compliance With Laws. The Borrower shall comply with all Requirements of Law applicable to the Borrower or the Project, and with the terms of all Governmental Approvals obtained by the Borrower, except to the extent a failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                  Section 10.15 Employee Plans. For each Plan adopted by the Borrower, if any, the Borrower shall (a) within the remedial amendment period applicable under Section 401(b) of the Code, seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code, (b) from and after the date of adoption of any Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be operated and administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code, (c) not take any steps to terminate any such Plan if any such steps, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (d) not violate any applicable provision of ERISA relating to such Plan or the regulations and published interpretations under ERISA if such violation could reasonably be expected to result in a Material Adverse Effect, and (e) not incur any material liabilities under ERISA.

                  Section 10.16 Assignments of Additional Contracts; Maintenance of Liens of the Security Documents; Future Project Mortgages. The Borrower shall:

                  (a) promptly upon the request of the Security Agent, the Administrative Agent or the Majority Institutions, assign as security to the Security Agent, by an instrument satisfactory in form and substance to the Security Agent, the Borrower's right, title and interest in, to and under any Additional Contract entered into by the Borrower, and cause the other party or parties to such Additional Contract to execute and deliver to the Security Agent a Consent to Assignment with respect thereto;

                  (b) promptly upon the request of the Security Agent, the Administrative Agent or the Majority Institutions and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Security Agent, the Administrative Agent or the Majority Institutions to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by the Security Documents; and

                  (c) if the Borrower shall at any time acquire any real property or leasehold or other interest in real property not covered by the Project Mortgage, promptly upon such acquisition (or on the Closing Date, if such acquisition occurred prior thereto) execute, deliver and record a supplement to the Project Mortgage, satisfactory in form and substance to the Security Agent, subjecting such real property or leasehold or other interest to the lien and security interest created by the Project Mortgage.

                  Section 10.17 Notices. The Borrower shall, as soon as practicable and in any event within five Business Days after any Borrower Representative obtains actual knowledge of any of the following, give notice to the Administrative Agent and each Institution of:

                  (a) the occurrence of any Default or Event of Default, an Event of Loss (and the Event of Loss Prepayment Date in connection therewith) or a Damage Event;

                  (b) the occurrence of any material default under any Project Document, any event of Force Majeure under any Principal Project Document, and the occurrence of a default or event of default under
         Article 7 of the Greenhouse Loan Agreement or Section 15.01 of the Greenhouse Sublease;

                  (c) any litigation or proceeding affecting the Project or the Borrower in which the amount involved is $250,000 or more or in which injunctive or similar relief is sought;

                  (d) any material dispute, litigation, investigation or proceeding which may exist at any time between the Borrower and any Government Authority;

                  (e) the execution and delivery of each Additional Contract and each amendment or supplement to any Project Document (together with a copy thereof);

                  (f) any request for a redetermination of the Base Coal Compensation Price in accordance with Article 10 of the Power Purchase Agreement and, following such a request, a copy of all notices, reports and other written communications delivered or received by the Borrower in connection therewith;

                  (g) any loss or damage to the Collateral in excess of $250,000;

                  (h) at least 30 days prior thereto, the expected occurrence of the Commercial Operations Date and the Completion Date; and

                  (i) the occurrence of any Reportable Event with respect to any Plan; the incurrence of any lien in favor of PBGC or any Plan; the institution of proceedings or the taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan; or the Reorganization or Insolvency of any Multiemployer Plan, which in any such case could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  Section 10.18 Greenhouse Adverse Change. If the Majority Banks or the Majority Institutions reasonably determine that a material adverse change has occurred in the financial condition, business, operations or prospects of the Greenhouse or the Greenhouse Operator that could reasonably be expected to materially impair the Greenhouse Operator's ability to perform its obligations under Section 5.03(b) and (c) of the Greenhouse Sublease [relating to the requirement that it take a minimum amount of steam], then:

                  (a) the Borrower shall, within 60 days after a written request therefor by either the Majority Banks or the Majority Institutions, submit a plan (the "QF Plan"), reasonably acceptable to the Majority Lenders, to the Administrative Agent and the Lenders, describing the actions to be taken by the Borrower in order to maintain the Facility as a Qualifying Facility;

                  (b) the Borrower shall promptly cause funds on deposit in the Greenhouse Reserve Account to be applied as provided in Section 5.9 of the Security Deposit Agreement, to the extent necessary;

                  (c) the Borrower shall use its best efforts (including, if the QF Plan provides for the expenditure of moneys, the expenditure by the Borrower of Excess Cash Flow to the extent that it is a prudent and economic business decision to do so taking into account all other options, except as such expenditure may be limited from time to time by legal or regulatory requirements) to implement the QF Plan; and

                  (d) if the QF Plan concludes (which conclusion is reasonably acceptable to the Majority Lenders) that the most prudent and economic business option is to submit the Power Purchase Agreement to FERC for approval of the rates and the other jurisdictional terms therein, with a view to operating the Facility as an IPP, and contains the information required by clause (y) of the second proviso to this paragraph (d), the Borrower shall submit the Power Purchase Agreement to FERC for such approval; provided that such submission to FERC shall not be permitted unless (i) under applicable Requirements of Law the Borrower may make such submission to FERC and continue to operate the Facility as a Qualifying Facility until it shall have received FERC approval and notified FERC that it desires to operate the Facility as an IPP (it being understood that the Borrower shall not so notify FERC except in accordance with the following proviso) and (ii) any application or other written materials included in such submission of the Power Purchase Agreement to FERC shall be reasonably acceptable to the Administrative Agent and the Majority Institutions and shall indicate that the Borrower intends, and is required under this Agreement, to continue to operate the Facility as a Qualifying Facility until certain conditions shall have been satisfied; provided, further that (x) the Borrower shall maintain the Facility as a Qualifying Facility unless and until the requirements of clause (ii) of Section 12.1(q) shall have been satisfied, and (y) such QF Plan shall describe the actions to be taken by the Borrower to maintain the Facility as a Qualifying Facility until the requirements referred to in clause (x) of this proviso have been complied with.

If any QF Plan delivered pursuant to clause (a) above is not reasonably acceptable to the Majority Lenders, the Administrative Agent or the Majority Institutions shall notify the Borrower of such determination and the reasons therefor, and the Borrower shall have an additional period of 30 days following receipt of such notification to submit an alternative QF Plan reasonably acceptable to the Majority Lenders. For purposes of this Section 10.18, it is agreed that the Majority Banks and Majority Institutions would be reasonable in determining that a "material adverse change in the financial condition, business, operations or prospects" of the Greenhouse Operator shall have occurred if the Greenhouse Operator shall not, prior to August 30, 1996, have entered into a commitment for an adequate working capital facility with an Acceptable Issuer (as defined in the Greenhouse Loan Agreement) or another bank which is reasonably acceptable to the Majority Lenders, in the amount of $10,000,000 (exclusive of the Greenhouse Letter of Credit referred to in the Security Deposit Agreement), or such lesser amount as may be reasonably demonstrated to the Administrative Agent and Majority Institutions as being adequate to finance the operations of the Greenhouse Operator.

                  Section 10.19 Ownership of the Borrower. The Borrower shall cause Southern's ownership interest (direct or indirect) in the Borrower to be reduced to (and thereafter not to exceed) the Maximum Partnership Interest prior to the Initial Synchronization Date for the Facility, unless either (a) the Borrower has ceased to maintain the Facility as a Qualifying Facility in compliance with the provisions of Section 10.12 or (b) as a result of any change in one or more Requirements of Law occurring after the date hereof, the Facility will not cease to be a Qualifying Facility as a result of the direct or indirect ownership by Southern of more than the Maximum Partnership Interest.

                  Section 10.20 Performance and Enforcement of Other Agreements. The Borrower shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed under the Security Deposit Agreement and each other Financing Document to which the Borrower is a party, and shall duly perform and observe in all material respects all of the covenants, agreements and conditions on its part to be performed and observed under the Project Documents.

                  Section 10.21 Interest Rate Hedging Transactions. The Borrower shall, on or immediately prior to the Closing Date, enter into and at all times thereafter maintain in effect one or more Interest Rate Hedging Transactions with one or more Interest Rate Hedging Counterparties, so as to fix the maximum interest rate payable by the Borrower on at least 80% of the Total Loan Commitments for a period of at least 15 years following the Completion Date, pursuant to documentation which is satisfactory in form and substance to the Administrative Agent and Majority Institutions. The Borrower shall offer the Banks and their Affiliates that qualify as Interest Rate Hedging Counterparties described in clause (i) of the definition thereof an opportunity to bid on the Interest Rate Hedging Transactions, and may enter into an Interest Rate Hedging Transaction with an Interest Rate Hedging Counterparty described in clause (ii) of the definition thereof only if none of the Interest Rate Hedging Counterparties described in clause (i) of the definition thereof is willing or able to provide an Interest Rate Hedging Transaction that satisfies the requirements of this Section 10.21 for a fee to be determined between such Bank or such Affiliate and the Borrower at such time. The obligations of the Borrower to each Interest Rate Hedging Counterparty described in clause (i) of the definition thereof shall be equally and ratably secured with the Secured Obligations pursuant to the Security Documents, but the obligations of the Borrower to each Interest Rate Hedging Counterparty described in clause (ii) of the definition thereof shall be unsecured.

                  Section 10.22 Equity Funding Loans. (a) The Borrower shall deliver to the Administrative Agent, the Institutions and the Independent Engineer, at least 10 Business Days prior to the proposed Equity Funding Loan Borrowing Date with respect to each Equity Funding Loan, a copy of the Equity Funding Loan Borrowing Certificate to be given to the Equity Funding Loan Agent with respect to such Equity Funding Loan. The Borrower agrees that if it shall have received a notice from the Administrative Agent or the Majority Institutions on or prior to the fourth Business Day before such proposed Equity Funding Loan Borrowing Date stating that, in the good faith judgment of the Administrative Agent or such Institutions, as the case may be (in the case of clause (i) below, after consultation with the Independent Engineer), (i) one or more items identified in such Equity Funding Loan Borrowing Certificate as constituting "Project Costs" do not constitute "Project Costs" or (ii) the conditions precedent set forth in paragraph (a), (b), (c), (f), (g), (h) or (m) of Section 9.2 have not been satisfied on such date and are not likely to be satisfied on the proposed Equity Funding Loan Borrowing Date (specifying such conditions precedent and the reasons they are not or will not be satisfied) (regardless of whether a Loan is to be made on such proposed Equity Funding Loan Borrowing Date), then the Borrower shall (x) in the case of clause (i) above, reduce the amount of the Equity Funding Loan proposed to be borrowed on such Equity Funding Loan Borrowing Date by the aggregate dollar amount of such items, or (y) in the case of clause (ii) above, not submit such Equity Funding Loan Borrowing Certificate to the Equity Funding Loan Agent or borrow any Equity Funding Loans requested to be borrowed in such Equity Funding Loan Borrowing Certificate.

                  (b) The Borrower shall use the proceeds of Equity Funding Loans solely for the payment of Project Costs and for the prepayment of Bank Loans.

                  Section 10.23 Operating Budgets. (a) The Borrower shall, not later than 15 days before the Commercial Operations Date is estimated to occur, adopt an operating budget (the "Operating Budget") of Debt Service, proposed Distributions and Cash Operating Costs, including allowances for reserves and contingencies, for the first Operating Year; and no later than 15 days prior to the beginning of each Operating Year thereafter, the Borrower shall similarly adopt an Operating Budget for such Operating Year. Copies of the Operating Budget for each Operating Year shall be furnished at least 60 days before final adoption thereof to the Administrative Agent, each Lender and the Independent Engineer. In the event that the aggregate amount of Cash Operating Costs included in the Operating Budget for any Operating Year exceeds by more than 10% the aggregate amount of Cash Operating Costs for such Operating Year specified in the Base Case Projections delivered pursuant to
Section 9.1(w) on the Closing Date, then the Operating Budget for such Operating Year shall not be adopted without the approval by the Administrative Agent (if such excess is less than 15%) or the Administrative Agent and the Majority Institutions (if such excess is 15% or more), in each case in consultation with the Independent Engineer, which approval shall not be unreasonably withheld; provided that, with respect to the initial Operating Budget, if the Administrative Agent or the Administrative Agent and the Majority Institutions have a right to approve such Operating Budget pursuant to this Section 10.23(a) and fail to do so within 30 days after their receipt thereof, the Borrower and the Administrative Agent or the Borrower and the Administrative Agent and the Majority Institutions, as the case may be, shall work in good faith with the Independent Engineer to resolve any disagreements with a view to resolving any such disagreements at least 15 days prior to the Commercial Operations Date. Each Operating Budget shall be prepared on the basis of requirements for each month within the relevant Operating Year, showing the Debt Service, proposed Distributions and Cash Operating Costs (broken down into major categories) for such month.

                  (b) The Borrower shall furnish to the Administrative Agent and each Lender, promptly upon receipt thereof, each annual operating budget delivered by the Greenhouse Operator pursuant to Section 5.4 of the Greenhouse Loan Agreement.

                  Section 10.24 Annual Opinion of Counsel. The Borrower shall furnish to the Administrative Agent and the Lenders within 90 days after the end of each calendar year, beginning with 1994, an opinion of counsel addressed to the Agents and each Lender (a) stating that such action has been taken with respect to the filing, recording, re-filing and re-recording of the Security Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the liens on and security interests in and to the Collateral purported to be created by the Security Documents, and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (b) stating what, if any, action of the foregoing nature may reasonably be expected to become necessary during the next succeeding twelve months in order to protect and preserve the liens on and security interests in the Collateral purported to be created by the Security Documents.

                  Section 10.25 Issuance of Bonds. During the Construction Period the Borrower may, on not more than six occasions, enter into Bond Documents for the issuance of, and issue pursuant to such Bond Documents, Bonds in an aggregate principal amount not exceeding $50,000,000 less the amount, if any, by which the sum of the aggregate amount of Bank Project Loans made to the Borrower to and including the date of such issuance plus the Total Bank L/C Loan Commitments in effect after giving effect to such issuance, exceeds $215,976,000; ; provided that the Borrower shall notify the Administrative Agent, the Security Agent and the Lenders of such proposed issuance of Bonds at least 60 days prior to such issuance and, on the date of issuance of such Bonds, each of the following conditions shall have been satisfied:

                  (a) Bond Terms. (i) The terms of such Bonds shall be substantially the same as set forth in the Base Case Projections delivered pursuant to Section 9.1(w) and shall otherwise be satisfactory to the Majority Lenders and the Issuing Bank; (ii) if such Bonds are to be supported by a Bond Letter of Credit, they will not be secured by the Collateral; and (iii) if such Bonds are not to be supported by a Bond Letter of Credit, they will be equally and ratably secured by the Collateral with the Secured Obligations pursuant to the Security Documents; provided that the Borrower shall not enter into Bond Documents for the issuance of, or issue pursuant to such Bond Documents, Unsupported Bonds without the prior written consent of the Majority Lenders.

                  (b) Other Conditions. The conditions set forth in paragraphs
         (a) through (h) of Section 9.2 shall have been satisfied and, if such Bonds are to be supported by a Bond Letter of Credit, the conditions set forth in Section 9.5 shall have been satisfied.

                  (c) Bond Documents. The Administrative Agent and each Institution shall have received, with a copy for each Bank, true and complete copies of each of the Bond Documents executed in connection with such issuance and sale of such Bonds, certified by the Borrower as such on the date of issuance of such Bonds, each of which shall be satisfactory in form and substance to the Majority Lenders.

                  (d) Legal Opinions. The Administrative Agent (with a copy for each Bank) and each Institution shall have received the respective opinions of counsel to the Bond Issuer, to the placement agent for the Bonds and to the relevant Bond Trustee, addressed to them but otherwise in the form delivered by such counsel in connection with the issuance and sale of such Bonds, which opinions of counsel shall be reasonably satisfactory in form and substance to the Administrative Agent and the Majority Institutions.

                  (e) Modifications of Loan Documents. The Borrower shall have entered into such amendments, supplements and modifications of the Loan Documents as the Majority Lenders shall deem necessary or desirable in connection with the issuance of such Bonds; provided that no such amendment, supplement or modification of any Loan Document may be entered into unless it complies with the provisions of Section 8.7 of the Security Deposit Agreement.

                  (f) Additional Matters. All proceedings to be taken in connection with the issuance of such Bonds, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Administrative Agent, the Majority Institutions and their respective counsel; and the Lenders shall have received copies of all documents and opinions of counsel which the Administrative Agent or any Institution may reasonably request in connection with the issuance of such Bonds and of all corporate and partnership proceedings in connection therewith, in form and substance reasonably satisfactory to the Administrative Agent and the Majority Institutions.

                  Section 10.26 Coordination of Unit Reliability Test With Virginia Power. The Borrower shall coordinate any Unit Reliability Test (as defined in the Facility Construction

Contract) to be conducted by the Facility Contractor with Virginia Power, with a view to having the Facility dispatched at full load during such testing, and, in furtherance thereof and to the extent necessary, the Borrower shall offer to reduce the Energy Purchase Price (as defined in the Power Purchase Agreement) payable by Virginia Power during such Unit Reliability Tests to such amounts as shall be acceptable to Virginia Power or, if required by Virginia Power, to waive completely the payment of such Energy Purchase Price during such testing.

                  Section 10.27 Environmental Matters. The Borrower shall comply, and shall use reasonable efforts to ensure that the other Significant Project Participants shall comply, in all material respects with any and all Requirements of Law and requirements of insurance policies, if any, with respect to the management, use, storage, transmission, presence, containment, remediation, clean-up or removal of Hazardous Materials on, from or affecting the Site, shall pay, or cause to be paid, immediately when due the costs of containment, remediation, clean-up or removal of any Hazardous Materials or the threat of release of any Hazardous Materials on the Site required to be contained, remediated, cleaned-up or removed pursuant to any Requirements of Law or requirements of insurance policies and shall keep the Site, and cause the Site to be kept, free of any Lien pursuant to such Requirements of Law. The Borrower will not, and will use reasonable efforts to ensure that none of the Significant Project Participants will, voluntarily release, discharge, transport or dispose of any Hazardous Materials on or from the Site except in compliance in all material respects with all Requirements of Law and requirements of insurance policies, if any, and, if any Hazardous Materials shall be released, discharged or disposed of, whether voluntarily or involuntarily, in violation of any Requirement of Law or requirement of insurance policies, the Borrower will immediately contain, remediate, clean-up or remove or cause to be contained, remediated, cleaned-up or removed from the Site such Hazardous Materials to the extent required to be contained, remediated, cleaned-up or removed by any Requirement of Law or requirement of insurance policies. The Borrower will not install nor permit to be installed in the Facility or the Greenhouse asbestos or any substance containing asbestos (other than a substance which is not a Hazardous Material). If the Borrower fails to comply with any of the foregoing provisions, the Security Agent, the Administrative Agent and each Institution will have the right (but not the obligation) to do whatever it deems reasonably necessary to cure any such default or to comply with such Requirements of Law or requirements of insurance policies. The Borrower will promptly investigate any release, suspected release or discovery of Hazardous Materials on or from the Site, and any other environmental condition that might reasonably be expected to have a Material Adverse Effect. The Borrower will promptly notify the Security Agent and the Lenders of the discovery of any condition (including the presence of Hazardous Materials, endangered or threatened species, or historic resources) that might reasonably be expected to have a Material Adverse Effect. The Borrower will give, and to the extent that it has a right to do so under the Greenhouse Documents, cause the Greenhouse Owner and the Greenhouse Operator to give, the Security Agent and the Lenders and their agents, employees and contractors access to the Site following reasonable notice to the Borrower, the Greenhouse Owner or the Greenhouse Operator, as the case may be, to enable the Security Agent and the Lenders to take such action as they deem reasonably necessary to cure any such default or to comply with such Requirements of Law or requirements of insurance policies. The Security Agent, the Administrative Agent and each Institution will have the right (but will not be obligated), at the expense of the Borrower at any time that the Majority Lenders have reason to believe that a material liability under Environmental Laws to the Borrower or the Project could result from any activity or event occurring at or near the Site, to conduct an environmental audit of the Site, at such times as shall be deemed reasonable by the Majority Lenders (after consultation with the Environmental Consultant and the Borrower), and the Borrower will cooperate, and will use reasonable efforts to cause the Greenhouse Owner and Greenhouse Operator to cooperate, in the conduct of such environmental audit. The conduct of such an audit shall not be construed as participating in the management of the Project or the Greenhouse but rather as protecting a security interest. At the request of the Borrower, the Security Agent will provide the Borrower with a copy of the report prepared with such environmental audit.

                  Section 10.28 Termination of Facility Operator. Following the occurrence of any of the matters or events specified in Section 8.2 or 8.3 of the Operations and Maintenance Agreement, the Borrower shall, upon the written request of the Majority Lenders, terminate the Operations and Maintenance Agreement pursuant to Section 8.2 thereof or remove the Facility Operator pursuant to Section 8.3 thereof, as shall be specified in such request.

                  Section 10.29 Real Estate Post-Closing Matters. (a) The Administrative Agent and the Institutions shall have received (i) within thirty
(30) days after the Closing Date, (x) an update of the survey of the Site and Easements delivered pursuant to Section 9.1(j), showing no state of facts which the Administrative Agent or the Majority Institutions (after consultation with the Title Company) reasonably determined to be unsatisfactory; (y) an endorsement to the policy of title insurance delivered pursuant to Section 9.1(j) and an endorsement to the policy of title insurance delivered to the Borrower with respect to the Greenhouse Mortgage, which shall revise the survey exceptions thereof to incorporate the updated survey delivered pursuant to clause (x) above; and (z) a copy of an amendment to the Access and Utility Easement in form reasonably satisfactory to the Security Agent which has been recorded in the recorder's office of King George County, Virginia.

                  (b) The Borrower shall have submitted an application for the Virginia Department of Transportation permit required for the installation of the water intake and outfall pipes across State Route 3 on or before June 30, 1994, and shall provide the Administrative Agent and the Institutions with a copy of such application.

                  Section 10.30 Submission of Application for Recertification of Facility. The Borrower shall submit to FERC, within 90 days of the effective date of the Fifth Amendment to this Agreement, an application for the recertification of the Facility as a Qualifying Facility based on the revised ownership of the partnership interests in the Borrower.

                  Section 10.31 Bond Repurchase Covenants. (a) So long as any of the Bonds are outstanding, on each Bank Loan Installment Payment Date, the Borrower shall, in addition to its other obligations hereunder, at its election, either (i)(A) retire, (B) purchase and immediately cancel or (C) redeem an aggregate principal amount of Bonds or (ii) prepay Bank Loans (other than Bank Liquidity Loans) pursuant to Section 7.4 hereof, in an amount equal to the product of (x) the aggregate principal amount of Bonds outstanding on the Construction Period Termination Date and (y) 50% of the percentage set forth in
Schedule 3 attached hereto (as adjusted from time to time pursuant to Section 3.4(b) hereof); provided, however, that in any event the Borrower shall on or before the sixtieth Bank Loan Installment Payment Date retire, purchase and

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cancel or redeem Bonds in an aggregate amount equal to 50% of the aggregate principal amount of Bonds outstanding on the Construction Period Termination Date; provided, further, that no Bond Reimbursement Obligation arising in respect of this Section 10.31 may be financed under this Project Loan Agreement.

                  (b) Retirements, purchase and cancellations or redemptions of Bonds pursuant to this Section 10.31 shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof.

                  (c) Bond Reimbursement Obligations (and interest thereon and all other amounts owing with respect thereto) arising in respect of drawings on any Bond Letter of Credit made pursuant to this Section 10.31 shall be treated, for all purposes of the Security Deposit Agreement, in the same manner as Bank Loans and shall be given the same priority pro rata as Bank Loans and in all other respects shall be treated in the same manner as Bank Loans due on a Scheduled Senior Debt Service Payment Date.

                  (d) For each of years 16 through 22 following the Construction Period Termination Date, the Borrower agrees that it shall not retire, purchase and cancel or redeem Bonds in an aggregate principal amount in excess of $3,000,000 annually.


                         SECTION 11. NEGATIVE COVENANTS

                  So long as any Commitments remain in effect, any Letter of Credit shall remain outstanding and until payment in full of the Loans and all other Secured Obligations hereunder or under any of the Security Documents, the Borrower hereby agrees that:

                  Section 11.1 Limitations on Indebtedness. The Borrower shall not create, incur, assume or permit to exist any Indebtedness, except for:

                  (a) Indebtedness of the Borrower in respect of the Loans, the Equity Funding Loans, the L/C Reimbursement Obligations and the Interest Rate Hedging Transactions described in Section 10.21;

                  (b) accounts payable arising, and accrued expenses incurred, in the ordinary course of the Borrower's business (and not in connection with indebtedness for borrowed money or under Capital Leases) which are payable in accordance with customary practices and are unsecured and are paid within the specified time, if any, but in any event not more than 90 days from the date such Indebtedness arises or is incurred (or 180 days from the date such Indebtedness arises or is incurred if the Borrower is in good faith contesting the validity or amount thereof and such non-payment could not reasonably be expected to have a Material Adverse Effect);

                  (c)  Junior Subordinated Debt;

                  (d) Indebtedness secured by Liens permitted by Section 11.2(c) or constituting rent payable under leases permitted by Section 11.15;

                  (e) Bonds issued in accordance with the provisions of
         Section 10.25; and

                  (f) Indebtedness of the Borrower incurred solely for the purpose of prepaying (or, in the case of Bonds, defeasing), and the proceeds of which are applied solely to the prepayment (or, in the case of Bonds, defeasing) of, a portion of the Senior Debt (a "Refinancing Transaction"); provided that:

                           (i) immediately prior to such Refinancing Transaction
                  and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                           (ii) the aggregate principal amount of Senior Debt
                  outstanding after giving effect to such Refinancing Transaction will not exceed the aggregate principal amount of Senior Debt outstanding immediately prior thereto;

                           (iii) the Borrower shall have delivered to the
                  Administrative Agent and the Lenders reasonably detailed financial projections for the Project covering the period through the twentieth anniversary of the Commercial Operations Date and which give effect to such Refinancing Transaction, which projections shall be reasonably satisfactory to the Majority Lenders and certified by the chief financial officer of the Borrower or of SEI Birchwood, for so long as it is a General Partner, as being based on reasonable assumptions and as being prepared in good faith in full consideration of all information known to such officer, after due inquiry, at such time;

                           (iv) the projected Debt Service Coverage Ratio in the
                  projections delivered pursuant to clause (iii) above shall in each fiscal year of the Borrower be equal to or greater than the Debt Service Coverage Ratio included in the Base Case Projections delivered on or prior to the Closing Date pursuant to Section 9.1(w);

                           (v) such Indebtedness is (x) unsecured, or (y)
                  secured equally and ratably with the existing Senior Debt secured pursuant to the Security Documents and the holders of such Indebtedness shall have agreed in writing to be bound by the terms thereof;

                           (vi) the terms of such Indebtedness, and the
                  documentation evidencing such Indebtedness, are reasonably satisfactory to the Majority Lenders; and

                           (vii) the proposed holders of such Indebtedness are
                  banks, financial institutions or investors reasonably acceptable to the Majority Lenders.

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         In determining the "Majority Lenders" for the purposes of this paragraph (f), the Senior Debt to be prepaid when the Refinancing Transaction occurs shall not be deemed to be outstanding.

                  Section 11.2 Limitations on Liens. The Borrower shall not create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens created pursuant to the Security Documents (including without limitation as the Security Documents may be amended or supplemented to permit Unsupported Bonds to be secured equally and ratably with the other Senior Debt secured pursuant to the Security Documents);

                  (b) Liens arising under the Project Documents;

                  (c) Liens securing purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of the Project that extend only to the equipment being financed, provided that the principal and interest payments with respect to obligations secured thereby and the rent payable with respect to leases permitted by Section 11.15 do not exceed $250,000 in any fiscal year of the Borrower;

                  (d) Permitted Liens;

                  (e) Liens securing Refinancing Indebtedness permitted by clause (f) of Section 11.1; and

                  (f) in addition to the Liens permitted by clauses (a) through
         (e) of this Section, Liens securing obligations (which do not constitute Indebtedness) in an aggregate amount not exceeding $250,000 at any time outstanding.

                  Section 11.3 Limitations on Guarantee Obligations. The Borrower shall not create, incur or assume any Guarantee Obligations.

                  Section 11.4 Limitations on Distributions. The Borrower shall not (i) declare or make any distributions on or in respect of the Partnership Interests nor make any other payment on account of, or purchase, redeem, retire or otherwise acquire, any Partnership Interests, whether in cash or other property, or (ii) make any payment of principal or interest on any Junior Subordinated Debt or redeem, purchase or otherwise acquire any Junior Subordinated Debt, except that (A) on the Completion Date, from the proceeds of Bank Project Loans or Equity Funding Loans permitted to be borrowed for such purpose, and/or on the date of Final Completion of the Facility, from funds on deposit in the Final Completion Escrow Account and available for such purpose pursuant to Section 5.9 of the Security Deposit Agreement, the Borrower may make the Contingent Distribution, in an aggregate amount equal to the Contingent Distribution Amount, and (B) on any Quarterly Distribution Date (or within three Business Days thereafter) occurring on or after the Initial Repayment Date, the Borrower may make cash distributions to the Partners and/or payments of principal or interest on any Junior Subordinated Debt; provided that at the time thereof, and immediately after giving effect thereto:

                  (1) no Specified Default or Event of Default shall have occurred and be continuing;

                  (2) in the case of cash distributions or payments made pursuant to clause (B) above, such distributions or payments are made solely from and to the extent of funds on deposit in the Distributions Account; and

                  (3) in the case of cash distributions or payments made pursuant to clause (B) above, such Quarterly Distribution Date is not a Cash Trap Date;

and provided, further that, in the case of cash distributions or payments made pursuant to clause (B) above, prior to making any such distribution or payment, the Borrower shall have furnished to the Administrative Agent, the Security Agent and the Lenders the certificate required by Section 10.4(c). Any cash distribution or payment made pursuant to the provisions of this Section 11.4 shall be free and clear of all Liens created by the Security Documents.

                  Section 11.5 Limitations on Investment, Loans and Advances. The Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase stocks, bonds, notes or other securities of, or make any other investment in, any other Person, other than (a) Permitted Investments and (b) the secured loans made to the Greenhouse Owner pursuant to
Article 3 of the Greenhouse Loan Agreement with the proceeds of Loans and Equity Funding Loans.

                  Section 11.6 Limitations on Transactions with Affiliates and Others. The Borrower shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any agreement (other than the Financing Documents and Project Documents in existence on the Closing Date) with, any Partner or any Affiliate of the Borrower or any Partner or any officer, director or employee of the Borrower or any Partner or any of their respective Affiliates, except for (a) sales of Partnership Interests to Southern or any of its Subsidiaries, (b) transactions in the ordinary course of business and (except to the extent otherwise required by law or approved in writing by the Majority Lenders) upon commercially reasonable terms substantially no less favorable to the Borrower than the Borrower could obtain, or could become entitled to, in an arm's-length transaction with a Person which is not an Affiliate and (c) Junior Subordinated Debt otherwise permitted under this Agreement.

                  Section 11.7 Limitations on Disposition of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any property or assets, whether now owned or hereafter acquired, except for:

                  (a) sales of electric power pursuant to the Power Purchase Agreement, sales of steam pursuant to the Steam Sales Agreement and sales of any other by-products of the fuel combustion process of the Facility;

                  (b) sales or other dispositions of obsolete, worn out or defective equipment, provided that such equipment is reasonably promptly replaced by the Borrower with suitable substitute equipment of substantially the same character and quality and at least equivalent useful life and utility;

                  (c) sales or other dispositions in the ordinary course of business of assets or property not required in connection with the proper and efficient operation and maintenance of the Facility, provided that (i) at the time of such disposition and after giving effect thereto, no Default or Event or Default is in existence and (ii) the Borrower shall not in any calendar year dispose of property pursuant to this paragraph (c) having a fair market value as of the respective time or times of the disposition exceeding $1,000,000 in the aggregate; and

                  (d) sales of Permitted Investments for cash or other Permitted Investments.

                  Section 11.8 Limitations on Fundamental Changes. The Borrower shall not (a) enter any merger or consolidation, change its form of organization or its business, or liquidate, wind up or dissolve itself, of suffer any liquidation or dissolution, (b) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property or assets, whether now owned or hereafter acquired, (d) acquire all or substantially all of the assets or the business of any Person or (e) organize or create any Subsidiary; provided that nothing in clause (a) of this Section 11.8 shall restrict (i) any transfer of a Partnership Interest made in accordance with Section 11.13 or (ii) any withdrawal of a Partner from the Borrower so long as after giving effect to such withdrawal no Default or Event of Default shall occur.

                  Section 11.9 Limitations on Change Orders. (a) The Borrower shall not enter into any Change Order under the Facility Construction Contract
(i) that will increase the Contract Price (as defined therein) by more than (x) $200,000 per Change Order or (y) $ 500,000 in the aggregate with respect to all Change Orders under the Facility Construction Contract or (ii) which would change the design or specifications of the Facility in any material respect or change the Guaranteed Completion Date, the Payment Schedule, the Project Milestone Schedule, the Performance Guarantees or the requirements for Substantial Completion or Final Completion (as such terms are defined in the Facility Construction Contract), unless the Borrower shall have received the prior written consent of (A) in the case of any Change Order referred to in clause (i) above which will not result in an increase in the Contract Price of more than $3,000,000 in the aggregate with respect to all Change Orders under the Facility Construction Contract, the Administrative Agent, or (B) in the case of any Change Order referred to in clause (ii) above or if such Change Order will result in an increase in the Contract Price by more than $3,000,000 in the aggregate with respect to all Change Orders under the Facility Construction Contract, the Majority Lenders.

                  (b) The Borrower shall not provide its consent under the Greenhouse Loan Agreement which would permit the Greenhouse Owner or Greenhouse Operator to enter into any Change Order under the Greenhouse Construction Contract (i) that has a cost exceeding $100,000 in the aggregate with respect to all Change Orders under the Greenhouse Construction Contract or (ii) which would change the design or specifications of the Greenhouse in any material respect or diminish the liability or obligation of the Greenhouse Contractor with respect to Final Completion of the Greenhouse or the Greenhouse's performance or the ability of the Greenhouse Contractor to meet the Greenhouse Construction Schedule, unless the Borrower shall have received the prior written consent of
(A) in the case of any Change Orders referred to in clause (i) above which, together with all other Change Orders under the Greenhouse Construction Contract, have an aggregate cost not exceeding $600,000, the Administrative Agent, or (B) in the case of any Change Order referred to in clause (ii) above or if such Change Order, together with all other Change Orders under the Greenhouse Construction Contract, have an aggregate cost exceeding $600,000, the Majority Lenders.

                  Section 11.10 Limitations on Nature of Business. The Borrower shall not engage at any time in any business other than the construction, operation and ownership of the Project.

                  Section 11.11 Limitations on Optional Payments and Modifications of Debt Instruments; Limitation on Payments of Equity Funding Loans. (a) The Borrower shall not (i) make any optional payment or prepayment or redemption of any Senior Debt (other than the Loans in accordance with Section
7.4 or the Senior Debt prepaid in connection with a Refinancing Transaction permitted by Section 11.1(f)) unless such payment, prepayment or redemption is being made pro rata with a concurrent prepayment of the Loans pursuant to
Section 7.4; (ii) defease any Senior Debt (other than the Bonds from amounts constituting Excess Cash Flow or from the proceeds of Junior Subordinated Debt); or (iii) amend, modify or change, or consent or agree to any amendment, modification or change with respect to, (x) any of the terms of the Equity Funding Documents, the Bond Documents, any Interest Rate Hedging Agreement or the documents evidencing or relating to any Refinancing Indebtedness or (y) any of the subordination provisions contained in any documents evidencing or relating to any Junior Subordinated Debt, in each case without the prior written consent of the Majority Lenders.

                  (b) Except to the extent permitted by Section 10.1(b)(iv) or 10.1(c) with respect to the proceeds of Institutional Loans and Bank Project Loans, respectively, the Borrower shall not prepay or repay any principal amount of the Equity Funding Loans, or make any payments in respect of interest on overdue amounts of principal thereof or interest thereon, and, in any event, the Borrower shall under no circumstances make any payment in respect of the principal of or interest on any Equity Funding Loan with any Proceeds received by the Borrower from time to time, including without limitation, in connection with an Event of Loss.

                  Section 11.12 Limitations on Amendment, Termination or Extension of Project Documents; Limitation on Exercise of Remedies under Greenhouse Documents. (a) The Borrower shall not, without the prior written consent of the Majority Lenders, agree to or acquiesce in (i) the cancellation, suspension or termination of any Project Document (except upon the expiration of the stated term thereof), (ii) the assignment, release or relinquishment of the rights or obligations of any other Project Participant except (x) as contemplated by the Security Documents or (y) as permitted without the consent of the Borrower by the terms of such Project Document, or (iii) any amendment, supplement or modification of, or consent or waiver with respect to any of the provisions of, any Project Document to which the Borrower is a party or with respect to which the consent of the Borrower is required; provided that, except as set forth in the following proviso, the Borrower may, upon prior written notice to the Administrative

Agent and the Institutions, (A) amend, supplement or otherwise modify, or waive in writing any provision of, any Project Document (other than the Power Purchase Agreement, the Greenhouse Sublease, the Construction Contract Guarantees and, except to the extent provided in Section 11.9, the Construction Contracts) in any manner (x) which does not alter in any material respect the rights or obligations of the respective parties thereto and (y) which could not reasonably be expected to have a Material Adverse Effect, and (B) enter into Change Orders under the Facility Construction Contract and the Greenhouse Construction Contract that do not require the Majority Lenders' consent under the provisions of Section 11.9; provided, further, that the Borrower shall not consent to the addition of additional coal reserves to the Arch Mines (as defined in the Arch Back-Up Coal Supply Agreement) pursuant to paragraph 8 of the Arch Back-Up Coal Supply Agreement without the prior written consent of the Administrative Agent and the Majority Institutions, which shall not be unreasonably withheld or delayed.

                  (b) The Borrower shall not, without the prior written consent of the Majority Lenders, (i) terminate the Greenhouse Sublease or exercise any purchase option thereunder, or (ii) exercise, or cause the Greenhouse Owner to exercise, any rights or remedies under any Greenhouse Document following any default thereunder, including without limitation any right to terminate the lending commitments of the Borrower under the Greenhouse Loan Agreement, to declare loans, advances, rent and/or other amounts owing under the Greenhouse Loan Agreement, the Greenhouse Mortgage or the Greenhouse Sublease to be immediately due and payable, or to foreclose on or exercise other remedies with respect to all or any portion of the Greenhouse Collateral.

                  Section 11.13 Limitations on Sale or Issuance of Partnership Interests. The Borrower shall not (a) permit or consent to the transfer (by assignment, sale or otherwise) of any general partnership interest in the Borrower, or issue any additional general partnership interest in the Borrower, to any Person without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld), or (b) permit or consent to the transfer (by assignment, sale or otherwise) of any limited partnership interest in the Borrower, or issue any additional limited partnership interest in the Borrower, (x) to any Person which, together with its Affiliates, would own in the aggregate, after giving effect to such transfer or issuance, Partnership Interests entitling such Person and its Affiliates to receive 50% or more of the profits and losses of the Borrower, without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld), or (y) to any Person not specified in clause (x) above, unless such Person is a Qualified Limited Partner Transferee; provided that, in addition to the requirements contained in clauses (a) and (b) above, the Borrower further agrees that it shall not permit or consent to any such transfer of any Partnership Interest, or issue any additional Partnership Interest, to any Person unless:

                  (A) after giving effect to such transfer or issuance, no Default or Event of Default under Section 12.1(g)(i) (relating to the agreements of the Borrower in Section 10.19) or 12.1(p) shall occur and be continuing;

                  (B) after giving effect to such transfer or issuance, the Facility shall remain a Qualifying Facility (unless the IPP Conversion Date shall have occurred);

                  (C) such Person is a partnership, corporation, business trust or unincorporated association;

                  (D) such Person shall have pledged such Partnership Interest to the Security Agent on behalf of the Secured Parties pursuant to, and shall have executed and delivered to the Security Agent, a General Partner Interest Pledge Agreement or Limited Partner Interest Pledge Agreement, as the case may be, substantially in the form of Exhibit F-1 or F-2, respectively, which shall be in full force and effect; and

                  (E) the Borrower shall have obtained and delivered to the Administrative Agent and the Institutions at least 10 Business Days prior to such transfer or issuance, the following financial statements:

                           (1) a balance sheet of such Person (or, if such
                  Person is a member of a consolidated group, such Person's consolidated group) as of its most recent fiscal quarter and statements of income, retained earnings and changes in cash flows for such fiscal quarter, prepared in accordance with GAAP and certified by a Responsible Officer of such Person as fairly presenting the financial condition of such Person (or, if such Person is a member of a consolidated group such Person's consolidated group); and

                           (2) a balance sheet of such Person (or, if such
                  Person is a member of a consolidated group, such Person's consolidated group) as of its most recent fiscal year and statements of income, retained earnings and changes in cash flows for such fiscal year, prepared in accordance with GAAP and audited by, and carrying the unqualified report of, independent certified public accountants of nationally recognized standing.

For purposes of this Section 11.13, the Borrower acknowledges and agrees that it shall be reasonable for the Majority Lenders to withhold consent to any transfer or issuance of a general partnership interest in the Borrower, or to any transfer or issuance of a limited partnership interest in the Borrower referred to in clause (b)(x) above, to any Person which (i) does not, at the time of such transfer or issuance, meet the requirements of clauses (a), (b) and (c) in the definition of "Qualified Limited Partner Transferee" or (ii) does not have knowledge and experience in the management of or investment in power generating facilities.

                  Section 11.14 Assignment of Coal Supply Agreement. The Borrower shall not provide any consent required to be given by it under any provision of the Coal Supply Agreement to any assignment by the Coal Supplier of its rights, interests or obligations under the Coal Supply Agreement or to any transfer of the properties or assets owned by, or the capital stock of, the Coal Supplier, without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld).

                  Section 11.15 Limitations on Leases. The Borrower shall not enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property, except for leases (whether or not Capital Leases) the aggregate annual rental under which, together with the aggregate annual principal and interest payments under purchase money obligations permitted by Section 11.2(c), shall not exceed $100,000 in any fiscal year of the Borrower.

                  Section 11.16 Fiscal Year. The Borrower shall not change its fiscal year except on 60 days' prior written notice to the Security Agent, the Administrative Agent and each Institution.

                  Section 11.17 Change of Office. The Borrower shall not change the location of its chief executive office or principal place of business from 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338-4780, unless the Borrower shall have given the Security Agent, the Administrative Agent and each Institution at least 60 days' prior written notice thereof and all action necessary or advisable in the Security Agent's opinion to protect and perfect the liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by the Security Documents to which the Borrower is a party shall have been taken.

                  Section 11.18 Change of Name. The Borrower shall not change its name except on 60 days' prior written notice to the Security Agent, the Administrative Agent and each Institution.

                  Section 11.19 Tax Exempt Status of Bonds. In the event Bonds are issued in accordance with Section 10.25, the Borrower shall not (a) take any action that would cause interest on such Bonds to cease to be excluded from gross income for federal income tax purposes, or (b) omit to take any action necessary to cause interest on such Bonds to remain excluded from gross income for federal income tax purposes.


                          SECTION 12. EVENTS OF DEFAULT

                  Section 12.1 Events of Default. The Lenders shall have the rights and remedies specified in Section 12.2 if any of the following events shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or otherwise):

                  (a) The Borrower shall fail to pay (i) any principal of or any interest or Make-Whole Premium or Modified Make-Whole Premium on any Loan, (ii) any commitment fee or letter of credit fee referred to in
         Section 7.1(a), 7.1(c) or 7.1(d), respectively, or the cancellation fee referred to in Section 7.1(f), or (iii) any L/C Reimbursement Obligation, or any interest thereon, in each case when due in accordance with the terms hereof, and any such amount shall remain unpaid for five Business Days; or

                  (b) The Borrower shall fail to pay any administrative fee referred to in Section 7.1(e) or any other amount payable hereunder or under the other Loan Documents when due in accordance with the terms hereof or thereof and such fee or other amounts shall



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         remain unpaid for a period of 10 Business Days after the Borrower shall have received written notice thereof from the Administrative Agent or any Institution; or

                  (c) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or in any certificate or document furnished at any time by the Borrower under or in connection with this Agreement or any other Loan Document, or, prior to the Equity Funding Termination Date, any representation or warranty made or deemed made by Southern in any Southern Document or in any certificate or document furnished at any time by Southern under or in connection with any Southern Document, shall prove to have been incorrect in any material respect on the date made or deemed made and either (i) such incorrectness has resulted in a Material Adverse Effect or (ii) such incorrectness could reasonably be expected to result in a Material Adverse Effect and the facts or circumstances which caused such representation or warranty to be materially incorrect are not corrected within 30 days after the Borrower shall have received written notice thereof from the Administrative Agent or any Institution; or

                  (d) (i) Prior to the Equity Funding Termination Date, any Southern Document or Cogentrix Document shall for any reason cease to be valid and in full force and effect or shall cease to constitute the legal, valid and binding obligation of Southern, Cogentrix, Cogentrix Holdings or First Union National Bank of North Carolina, as the case may be, or Southern, Cogentrix, Cogentrix Holdings or First Union National Bank of North Carolina, as the case may be, shall so assert in writing; (ii) the full amount of the Mandatory Equity Contribution to be made by Southern or the Cogentrix Obligors or any Contingent Equity Contribution to be made by Southern shall not have been received by the Security Agent on behalf of the Borrower on the applicable Equity Contribution Date or Southern shall fail to make any payment under the Equity Funding Guarantee or any Construction Contract Guarantee as and when due thereunder or First Union National Bank of North Carolina shall fail to honor any request for drawing under the Cogentrix Letter of Credit; or (iii) Southern or the Cogentrix Obligors shall fail to perform or observe in any material respect any other covenant or obligation contained in any Southern Document or Cogentrix Document, as the case may be, and such default or failure shall continue beyond the applicable grace period, if any, provided under such Southern Document or Cogentrix Document (or, in the case of Southern's obligations under Section 5.3(a) of the Southern Equity Contribution Agreement and
         Section 9(a) of the Equity Funding Guarantee or Cogentrix's obligations under Section 5.3(a) of the Cogentrix Equity Funding Agreement, such failure to perform shall continue for more than 30 days after the Borrower shall have received written notice thereof from the Administrative Agent or any Institution); or

                  (e) (i) The Borrower, any other Significant Project Participant or, prior to the Equity Funding Termination Date, Southern or Cogentrix shall commence any case or other proceeding (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation,



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         dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, any other Significant Project Participant or, prior to the Equity Funding Termination Date, Southern or Cogentrix shall make a general assignment for the benefit of its creditors; or
         (ii) there shall be commenced against the Borrower, any other Significant Project Participant or, prior to the Equity Funding Termination Date, Southern or Cogentrix any case or other proceeding of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any other Significant Project Participant or, prior to the Equity Funding Termination Date, Southern or Cogentrix any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any other Significant Project Participant or, prior to the Equity Funding Termination Date, Southern or Cogentrix shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower, any other Significant Project Participant or, prior to the Equity Funding Termination Date, Southern or Cogentrix shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided that the occurrence of any of the acts or events referred to in clauses (i) through (v) above with respect to a Significant Project Participant (other than the Borrower) shall be an Event of Default under this
         Section 12.1(e) only if, and at such time as, such acts or events could reasonably be expected to have a Material Adverse Effect; or

                  (f) (i) The Borrower shall fail to maintain the insurance required by clause (A), (B) or (C) of Section 10.8(a); or (ii) the Borrower shall fail to maintain the insurance required by any other clause of Section 10.8(a), or shall otherwise default in the observance or performance of any other agreement contained in Section 10.8, and such failure or default shall continue unremedied for a period of five Business Days; or

                  (g) (i) The Borrower shall default in the observance or performance of any agreement contained in Section 10.19; or (ii) the Borrower shall default in the observance or performance of any agreement contained in Section 11 hereof or in Section 4.4 or 4.5 of the Security Deposit Agreement and such default shall remain unremedied for a period of 30 days after a Borrower Representative obtains actual knowledge thereof; or

                  (h) (i) The Borrower shall default in the observance or performance of any agreement contained in Section 10.7, 10.24 or 10.25 of this Agreement and such default shall continue unremedied for a period of 60 days after the Borrower shall have received written notice thereof from the Administrative Agent or any Institution; or (ii) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or the other Loan Documents (other than the agreements specified in paragraphs (a), (b), (f), (g) and clause (i) of this paragraph (h) of this Section 12.1), and



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         such default shall continue unremedied for a period of 30 days after the Borrower shall have received written notice thereof from the Administrative Agent or any Institution, provided that, except with respect to a default in the agreements set forth in Sections 10.12,
         10.18 and 10.22, such 30-day period shall be extended (x) to such longer period, not exceeding 180 days (inclusive of such initial 30-day period), as shall be required in order to cure such default or (y) at the option of the Majority Lenders, to such period longer than 180 days as the Majority Lenders shall determine, and notify the Borrower thereof in writing, will not have a Material Adverse Effect, in either case if, and only so long as (A) such default is capable of being remedied but cannot be remedied within such initial 30-day period, (B) the Borrower has commenced, within such initial 30-day period, and continues to diligently pursue, a remedy to such default and (C) no other Default or Event of Default shall have occurred and be continuing; or

                  (i) (i) Any Security Document shall cease, for any reason, to be in full force and effect (except for (x) the Southern Equity Contribution Agreement if the Completion Date shall have occurred and the Mandatory Equity Contribution and any Contingent Equity Contribution to be made by Southern shall have been made and (y) the Cogentrix Equity Contribution Agreement if the Completion Date shall have occurred and the Mandatory Equity Contribution to be made by Cogentrix shall have been made) or the Borrower, Southern, Cogentrix, Cogentrix Holdings or any Partner which is a Subsidiary of Southern, Cogentrix or Cogentrix Holdings shall so assert in writing; or (ii) any Security Document shall cease to be effective to grant a perfected Lien to the Security Agent for the benefit of the Secured Parties on the Collateral described therein (other than on an immaterial portion thereof) with the priority purported to be created thereby, unless either (x) such cessation shall have been rescinded within five Business Days after a Borrower Representative obtains actual knowledge thereof, or (y) such cessation is as a result of action by the Security Agent or any Secured Party; or

                  (j) An event of default under any Bond Indenture or Section 7 of the Equity Funding Loan Agreement shall have occurred and be continuing; or

                  (k) Any Governmental Approval which shall at the time be necessary (i) for the execution and delivery by Southern, the Borrower or any of the other Significant Project Participants of any of the Financing Documents or Project Documents to which it is a party, or for the performance by Southern, the Borrower or any of the other Significant Project Participants of its rights and obligations under any of the Financing Documents or Project Documents to which it is a party (other than any Governmental Approval necessary for any Person other than the Borrower which is party to any Real Estate Document, any Greenhouse Document or the Partnership Agreement), (ii) for the construction, ownership or operation of the Project as contemplated by the Project Documents or (iii) for the grant by the Borrower of the Liens created under the Security Documents, the validity and enforceability of the Security Documents, the perfection of the Liens purported to be created thereunder or the exercise by the Security Agent of its rights and remedies thereunder, shall not be obtained, renewed, maintained or complied with in all material respects, or shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and (except in the case



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         of the matters referred to in the foregoing clause (iii)) such failure to obtain, renew, maintain or comply or such revocation, termination or other event shall continue unremedied for 30 days after notice to the Borrower from the Administrative Agent or any Institution; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Governmental Approval and such proceeding is not dismissed within 60 days; provided that such failure to obtain, renew, maintain or comply with, or such revocation, termination, withdrawal, suspension, modification, withholding or cessation, or such proceeding, shall constitute an Event of Default only if, and at such time as, it could reasonably be expected to have a Material Adverse Effect; or

                  (l) (i) Any Project Document shall at any time cease to be valid and binding and in full force and effect for any reason (or, in the case of the Arch Back-Up Coal Supply Agreement, Arch shall so assert in writing); or (ii) any Project Document shall be terminated prior to the scheduled expiration date thereof for any reason whatsoever; or (iii) any material provision of any Project Document (other than any provision in the Greenhouse Sublease providing for the payment of rent or any provision in the Greenhouse Loan Agreement with respect to the repayment of loans thereunder) shall be declared null and void or the validity or enforceability thereof shall be contested in writing by, in the case of the Arch Back-Up Coal Supply Agreement, Arch or any Government Authority, or, in the case of any other Project Document, any Government Authority; or (iv) any Project Participant shall fail to perform or observe in any material respect any covenant or obligation contained in any Project Document (other than, in the case of the Greenhouse Sublease and the Greenhouse Loan Agreement, any failure by the Greenhouse Operator or the Greenhouse Owner to pay rent or to repay loans thereunder, respectively) and such failure shall continue beyond the applicable grace period, if any, provided for in such Project Document; provided that for purposes of this Section 12.1(l) only, (x) on or after the IPP Conversion Date, "Project Documents" shall not include the Steam Sales Agreement or any Greenhouse Document and (y) "Project Documents" shall not include the Coal Supply Agreement to the extent that, at the time of the occurrence of any of the events described in clause (i), (ii) or (iii) above with respect to the Coal Supply Agreement or the Coal Supplier, (A) the Arch Back-Up Coal Supply Agreement is valid and binding on Arch and in full force and effect, and Arch shall not have asserted otherwise in writing, and (B) none of the events described in clause (ii) or (iii) above shall have occurred with respect to the Arch Back-Up Coal Supply Agreement or Arch; and provided, further that the events referred to in clauses (i) through (iv) above with respect to a Project Document (other than the Power Purchase Agreement, the Facility Construction Contract or the Greenhouse Construction Contract or, in the case of clauses (i) and (ii), the Partnership Agreement) shall not be an Event of Default under this Section 12.1(l) if (A) such events are cured within 60 days of the date of occurrence of such event, or (B)(1) such Project Document is replaced within 60 days of the date of such event with a substitute Project Document in form and substance satisfactory to the Majority Lenders, the party or parties to which (other than the Borrower) are acceptable to the Majority Lenders (or within such longer period, not exceeding 120 days (inclusive of such initial 60-day period), as shall be required to obtain an acceptable substitution Project Document so long as the Borrower is diligently seeking the same), and (2) such
         substitute Project Document shall have been assigned to the Security Agent to the same extent as the Project Document being replaced; or

                  (m) One or more final judgments or decrees (which are not appealable or which have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be entered against the Borrower involving in the aggregate a liability in excess of $500,000 and such judgments or decrees shall remain in effect and unstayed for a period of at least 30 days; or

                  (n) Southern shall, prior to the Equity Funding Termination Date, (i) default in the payment of any principal of or interest on any indebtedness of Southern for borrowed money under agreements or instruments involving in the aggregate in excess of $10,000,000 beyond the period of grace, if any, provided for therein, or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which default or other event of default is to cause, or permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity; or

                  (o) The Completion Date shall not have occurred on or prior to the Date Certain; or

                  (p) Wholly-owned Subsidiaries of Southern shall cease to own at any time at least the Requisite Partnership Interest; or

                  (q) The Facility shall lose its certification as a Qualifying Facility, unless either (i) prior to the date of such loss of certification, the requirements of clause (b) of Section 10.12 shall have been satisfied, or (ii) (x) on the date of such loss of certification and at all times thereafter until the Facility shall reacquire its certification as a Qualifying Facility, (A) all Governmental Approvals, if any, required for Subsidiaries of Southern to own at least the Requisite Partnership Interest shall have been obtained and are in full force and effect, (B) all Governmental Approvals and other approvals necessary for the Borrower to own and operate the Facility as an IPP and to sell power to Virginia Power under the Power Purchase Agreement shall have been obtained and shall be in full force and effect and (C) no regulation by any Government Authority is imposed on the Administrative Agent, the Security Agent or any Lender as a result of the Governmental Approvals referred to in subclause (B) above or as a result of the loss of such certification and the operation of the Facility as an IPP and (y) in the good faith judgment of the Majority Lenders, the terms of such Governmental Approvals and other approvals referred to in clause (x)(B) above and the ownership and operation of the Facility as an IPP could not reasonably be expected to have a Material Adverse Effect; or

                  (r) (i) At any time prior to the date on which the Commitments no longer remain in effect, no Bond Letter of Credit remains outstanding and the Loans and all other Secured Obligations have been paid in full, there shall not be in full force and effect a

         VP Letter of Credit, a Substitute VP Letter of Credit or Substitute VP Security; or (ii) the Administrative Agent and the Institutions shall fail to receive, at least 60 days prior to the scheduled expiration of any VP Letter of Credit (or, in the case of a VP Letter of Credit scheduled to expire on or after the Bank Loan Final Maturity Date, 120 days) or at least 120 days prior to the scheduled expiration of any Substitute VP Letter of Credit or Substitute VP Security, evidence satisfactory to them that the expiration of such Letter of Credit or Substitute VP Security has been extended to a later date or that a new VP Letter of Credit or Substitute VP Letter of Credit will be issued, or that new Substitute VP Security will be delivered, upon the scheduled expiration of the then existing VP Letter of Credit, Substitute VP Letter of Credit or Substitute VP Security, as the case may be.

                  Section 12.2 Rights and Remedies Following an Event of Default. If any Event of Default shall occur and be continuing, then:

                  (1) If such Event of Default is an Event of Default specified in clause (i) or (ii) of Section 12.1(e) with respect to the Borrower, automatically (A) the obligation of the Issuing Bank to issue any or all of the Letters of Credit immediately shall terminate, (B) the Commitments immediately shall terminate and (C) the Loans, the Notes and all unpaid L/C Reimbursement Obligations, all interest accrued and unpaid thereon, any Make-Whole Premium payable with respect to the Institutional Notes (to the extent permitted by applicable law) and all other amounts owing by the Borrower hereunder and under the Notes immediately shall become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (2) If such Event of Default is an Event of Default specified in Section 12.1(a) or 12.1(b) with respect to any amounts payable to the Banks or the Issuing Bank hereunder or under the other Loan Documents, or if the Institutional Loans and the Institutional Notes shall be declared due and payable pursuant to paragraph (3) below (whether or not such declaration is subsequently rescinded and annulled as provided in the last paragraph of this
Section 12.2), then the Administrative Agent may, and if requested by the Majority Banks, the Administrative Agent shall, by notice to the Borrower and the Security Agent, (A) declare the obligation of the Issuing Bank to issue any or all of the Letters of Credit terminated, whereupon the same shall forthwith terminate; and/or (B) declare the Commitments of the Banks terminated and declare the entire unpaid principal amount of the Bank Loans and the Bank Notes, all unpaid L/C Reimbursement Obligations, all interest accrued and unpaid thereon, and all other amounts owing by the Borrower hereunder to the Banks and the Agents and under the Bank Notes to be forthwith due and payable, whereupon the Commitments of the Banks shall terminate and such unpaid principal amount of the Bank Loans and Bank Notes, all unpaid L/C Reimbursement Obligations, all interest accrued and unpaid thereon, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (C) demand that the Borrower immediately pay to the Security Agent an amount equal to the full amount that can then be drawn under the Letters of Credit, whereupon the Borrower shall immediately make such payment to the Security Agent, which shall hold such payment as collateral security for the Secured Obligations in accordance with Section 4.5 of the Security Deposit Agreement; provided



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                                                                             97



that (x) no such action taken by the Administrative Agent shall have the effect of terminating, reducing or altering in any respect the terms of the Letters of Credit outstanding at the time and (y) no such action by the Administrative Agent or the Majority Banks under this paragraph (2) shall have the effect of terminating, reducing or altering in any respect the terms of the True-Up Obligation of the Banks in favor of the Institutions set forth in Section 14.10(b); and

                  (3) If such Event of Default is an Event of Default specified in Section 12.1(a) or 12.1(b) with respect to any amounts payable to the Institutions hereunder or under the other Loan Documents, or if the Bank Loans and the Bank Notes shall be declared due and payable pursuant to paragraph (2) above (whether or not such declaration is subsequently rescinded and annulled as provided in the last paragraph of this Section 12.2), then the Majority Institutions may, by notice to the Borrower, declare the Total Institutional Commitments terminated and declare the entire unpaid principal amount of the Institutional Loans and Institutional Notes, all interest accrued and unpaid thereon, any Make-Whole Premium payable with respect to the Institutional Notes (to the extent permitted by applicable law), and all other amounts owing by the Borrower hereunder to the Institutions and under the Institutional Notes, to be forthwith due and payable, whereupon the Total Institutional Commitments shall terminate and such unpaid principal amount of the Institutional Loans and Institutional Notes, all interest accrued and unpaid thereon, any Make-Whole Premium and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (4) If such Event of Default is an Event of Default other than one specified in paragraph (1), (2) or (3) above, the Required Secured Parties may, by notice to the Borrower and the Security Agent, (A) declare the obligation of the Issuing Bank to issue any or all of the Letters of Credit terminated, whereupon the same shall forthwith terminate; and/or (B) declare all of the Commitments terminated and declare the entire unpaid principal amount of the Loans and the Notes, all unpaid L/C Reimbursement Obligations, all interest accrued and unpaid thereon, any Make-Whole Premium payable with respect to the Institutional Notes (to the extent permitted by applicable law) and all other amounts owing by the Borrower hereunder to the Lenders and the Agents and under the Notes to be forthwith due and payable, whereupon all of the Commitments of the Lenders shall terminate and such unpaid principal amount of the Loans and Notes, all unpaid L/C Reimbursement Obligations, all interest accrued and unpaid thereon, any Make-Whole Premium and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (C) demand that the Borrower immediately pay to the Security Agent an amount equal to the full amount that can then be drawn under the Letters of Credit, whereupon the Borrower shall immediately make such payment to the Security Agent, which shall hold such payment as collateral security for the Secured Obligations in accordance with Section 4.5 of the Security Deposit Agreement; provided that no such action taken by the Required Secured Parties under this paragraph (4) shall have the effect of terminating, reducing or altering in any respect the terms of
(x) the Letters of Credit outstanding at the time or (y) the True-Up Obligation of the Banks in favor of the Institutions set forth in Section 14.10(b); and provided, further that if the Required Secured Parties take the action referred to in clause (B) of this paragraph (4), then the Administrative Agent or the Issuing Bank may take the action referred to in clauses (A) and (C) of this paragraph (4); and

                  (5) If any Event of Default shall occur and be continuing, the Issuing Bank may, in its sole discretion, by notice to the Borrower, declare the obligation of the Issuing Bank to issue any or all of the Letters of Credit terminated, whereupon the same shall forthwith terminate; and

                  (6) During any period that an Event of Default shall be in existence and any event of default under Article 7 of the Greenhouse Loan Agreement or Section 15.01 of the Greenhouse Sublease shall also be in existence, the Borrower shall, or shall direct the Greenhouse Owner to, as the case may be, at the request of the Security Agent and to the extent permitted to do so under the relevant Greenhouse Document (or the Security Agent may do so on behalf of the Borrower or the Greenhouse Owner, as the case may be), (i) declare the lending commitments of the Borrower under the Greenhouse Loan Agreement to be immediately terminated, and/or (ii) declare loans, advances, rent and/or other amounts owing under the Greenhouse Loan Agreement or Greenhouse Sublease to be immediately due and payable, and/or (iii) foreclose on the Greenhouse Collateral or exercise any other rights or remedies provided to the Borrower or the Greenhouse Owner under the Greenhouse Documents; and

                  (7) If any Event of Default shall occur and be continuing, the Security Agent and the Lenders may exercise any and all rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof, as well as their rights and remedies under applicable law. In case of a default in the payment or performance of any provision hereof or of the Notes or of the Security Documents, the Borrower will pay to each Secured Party such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any Secured Party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such rights, powers or remedies. The foregoing provisions of this paragraph (7) are subject to the terms of the Security Deposit Agreement.

                  At any time after the principal of and accrued interest on the Bank Notes and/or the Institutional Notes are declared due and payable, the Majority Banks (if the Bank Notes have been declared due and payable pursuant to paragraph (2) above) or the Majority Institutions (if the Institutional Notes have been declared due and payable pursuant to paragraph (3) above) or the Required Secured Parties (if the Notes have been declared due and payable pursuant to paragraph (4) above), by written notice to the Borrower, the Administrative Agent and the other Lenders, may rescind and annul any such declaration and its consequences with respect to the Bank Notes (in the case of a rescission and annulment by the Majority Banks) or the Institutional Notes (in the case of a rescission and annulment by the Majority Institutions) or all of the Notes (in the case of a rescission and annulment by the Required Secured Parties) if (x) the Borrower has paid all overdue interest on such Notes, the principal of and any Make-Whole Premium on any such Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and (to the extent permitted by applicable law) overdue interest, at the Bank Default Rate or the Institution Default Rate, as the case may be, (y) all Events of Default, other than nonpayment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute Defaults or Events of Default have been cured or waived, and (z) no judgment or decree has been entered for the payment of any monies due pursuant to such Notes or this Agreement. No such rescission and annulment referred to in the proviso in the preceding sentence shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.


         SECTION 13. THE ADMINISTRATIVE AGENT AND THE SECURITY AGENT

                  Section 13.1 The Administrative Agent.

                  (a) Appointment of Administrative Agent. Each Bank and the Issuing Bank hereby designates and appoints Credit Suisse as its agent under this Agreement and the other Loan Documents, and each Bank and the Issuing Bank authorizes Credit Suisse, as the agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or be a trustee of or have any fiduciary relationship with any Bank or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or shall otherwise exist against the Administrative Agent. None of the Co-Agents, in their capacity as Co-Agents, shall have any duties or responsibilities under this Agreement or any fiduciary relationship with the Administrative Agent or the Issuing Bank or any Bank, and no implied covenants, functions, responsibilities, duties or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Co-Agent in its capacity as a Co-Agent hereunder.

                  (b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Bank or the Issuing Bank for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  (c) Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any of the Banks or the Issuing Bank for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks or the Issuing Bank for any recitals, statements, representations or warranties made by the Borrower, Southern or any other Project Participant or any officer thereof contained in this Agreement or any other Loan Document or any Project Document or in the Information Memorandum or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any Bank or the Issuing Bank under or in connection with, this Agreement or any other Loan Document or any Project Document or the Information Memorandum or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Bank Notes or any other Loan Document or any Project

Document or for any failure of the Borrower, Southern or any other Project Participant to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Project Document, or to inspect the properties, books or records of the Borrower, Southern or any other Project Participant.

                  (d) Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Bank Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Bank Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks and the Issuing Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Bank Notes and the other Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and the Issuing Bank and all future holders of the Bank Notes.

                  (e) Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from any Lender or the Borrower or Southern, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks and the Security Agent.

                  (f) Non-Reliance on Administrative Agent and Other Banks. Each Bank and the Issuing Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or Southern, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank or the Issuing Bank. Each Bank and the Issuing Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank or the Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, Southern and the other Project Participants and made its own decision to extend credit under the Bank Loan Facility, the VP Letter of Credit Facility and the

Bond Letter of Credit Facility and to enter into this Agreement. Each Bank and the Issuing Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank or the Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, Southern, the other Project Participants and any other Person. Except for notices, reports and other documents expressly required to be furnished to the Banks or the Issuing Bank by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank or the Issuing Bank with any credit or other information concerning the business, operations, property, condition (financial or other), prospects or creditworthiness of the Borrower, Southern, the other Project Participants or any other Person which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  (g) Indemnification. The Banks and the Issuing Bank agree to indemnify the Administrative Agent in its capacity as such and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), severally according to their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Bank Loans and all other Secured Obligations payable to the Banks or the Issuing Bank hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or the Project Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank or the Issuing Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Bank Loans and all other Secured Obligations payable to the Banks or the Issuing Bank hereunder.

                  (h) Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit in favor of, accept deposits from and generally engage in any kind of business with the Borrower, Southern and their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Bank Loans made or renewed by it, any Bank Note issued to it and its rights as the Issuing Bank under the VP Letter of Credit Facility and the Bond Letter of Credit Facility, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank", "Banks" and "Issuing Bank" shall include the Administrative Agent in its individual capacity.

                  (i) Successor Administrative Agent. Subject to the appointment of a successor Administrative Agent as provided below, Credit Suisse (and any successor thereto as Administrative Agent), (i) may resign as Administrative Agent under this Agreement and the other Loan Documents by giving at least 30 days notice thereof to the Banks, the Issuing Bank, the Security Agent, the Institutions and the Borrower or (ii) may be removed for cause as Administrative Agent under this Agreement and the other Loan Documents by the Majority Banks by at least 30 days notice thereof to the Administrative Agent, the other Banks, the Issuing Bank, the Security Agent, the Institutions and the Borrower. Upon any such resignation or removal, the Majority Banks shall appoint from among the Banks a successor Administrative Agent for the Banks and the Issuing Bank, which successor Administrative Agent shall be reasonably acceptable to the Borrower (unless an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been appointed by the Majority Banks and shall have accepted such appointment within 30 days after the giving of such notice of resignation or removal, as the case may be, then the resigning or removed Administrative Agent may, on behalf of the Banks and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Bank or any other bank with an office in New York, New York having a combined capital and surplus of not less than $500,000,000 and which shall be reasonably acceptable to the Borrower (unless an Event of Default has occurred and is continuing). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, without any other or further act or deed on the part of the retiring Administrative Agent or any of the parties to this Agreement or any holders of the Bank Notes. After any retiring Administrative Agent shall cease to be the Administrative Agent hereunder, the provisions of this paragraph (i) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent under this Agreement and the other Loan Documents.

                  (j) Relationship With Institutions. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities (except to the extent expressly provided in Section 14.10(b)), to or on behalf of, be a trustee of, or have any fiduciary relationship with, any Institution, and no implied covenants, functions, responsibilities, duties, obligations or liabilities of the Administrative Agent to or on behalf of any Institution shall be read into this Agreement or any other Loan Document or shall otherwise exist; and the provisions of Section 13.1 shall be binding upon and inure to the benefit of solely the Banks, the Administrative Agent and the Borrower.

                  Section 13.2 The Security Agent. As provided in the Security Deposit Agreement, each of the Lenders irrevocably designates and appoints Credit Suisse as the security agent for such Lender, to take such action on its behalf under the provisions of the Security Deposit Agreement, this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Security Agent by the terms of the Security Deposit Agreement, this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders agrees that the provisions of Article II of the Security Deposit Agreement, which sets forth the agency provisions



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                                                                            103



concerning the Security Agent, are hereby incorporated by reference in this Agreement in full and shall be binding on the parties hereto.


                            SECTION 14. MISCELLANEOUS

                  Section 14.1 Amendments and Waivers. (a) Neither this Agreement, any Note, any other Loan Document, nor any term hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of Section 8.7 of the Security Deposit Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Security Agent, the Co-Agents and all future holders of the Notes. In the case of any waiver of a Default or Event of Default, the Borrower, the Lenders, the Co-Agents, the Security Agent and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Loans or the Notes unless each Lender shall be informed thereof by the Borrower and shall be afforded the opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fees or otherwise, to any Lender as consideration for or as an inducement to entering into any waiver or amendment of any of the terms and provisions of this Agreement or the Loans or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all of the Lenders. Nothing in this Section 14.1(b) shall prohibit the Lenders from determining as among themselves the manner in which any fee payable generally to the Lenders with respect to any waiver or amendment shall be allocated among the Lenders.

                  Section 14.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telex, telecopy or telegraph), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service or telecopy, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower and the Administrative Agent, as set forth in Schedule 1 in the case of the Lenders, as set forth in the Security Deposit Agreement in the case of the Security Agent, and as notified to the parties from time to time in the case of the Independent Engineer, or to such other address as may be hereafter notified in accordance with this Section 14.2 by the respective parties hereto and any future holders of the Notes:

         The Borrower:             Birchwood Power Partners, L.P.
                                   c/o SEI Birchwood, Inc.
                                   900 Ashwood Parkway, Suite 500
                                   Atlanta, Georgia 30338-4780
                                   Attention: President
                                   Telecopy: 404-393-9871


         The Administrative Agent: Credit Suisse
                                   Tower 49
                                   12 East 49th Street
                                   New York, New York 10017
                                   Attention: Project Finance
                                   Telecopy: 212-238-5390
                                   Telex: 420149

provided that any notice, request or demand to or upon the Administrative Agent or any Lender pursuant to Section 3.2, 3.5, 4.2, 5.2, 5.4, 5.6, 6.2, 6.3, 6.5,
6.7, 7.4, 7.9(b) or 14.10(b) shall not be effective until received.

                  Section 14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Security Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 14.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  Section 14.5 Payment of Expenses and Taxes; Indemnification.
(a) The Borrower agrees (i) to pay or reimburse the Administrative Agent, the Co-Agents and the Institutions, in accordance with paragraph (b) below, for all their respective out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby and by Sections 9.5 and 10.25 in connection with the issuance of Bonds and the Bond Letters of Credit, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett as special counsel to the Administrative Agent, the Co-Agents and the Institutions, the reasonable fees and expenses of Williams, Mullen, Christian & Dobbins as special Virginia counsel to the Administrative Agent, the Co-Agents of the Institutions, the reasonable fees and expenses of Debevoise & Plimpton, special counsel to the Institutions with respect to intercreditor matters, the reasonable fees and expenses of the Independent Engineer, the Independent Insurance Consultant, the Environmental Consultant, the Coal Consultant and the Ornamental Flower Market Consultant incurred in connection with the performance of their respective duties under this Agreement (including, without limitation, the preparation by the Independent Engineer and the Coal Consultant of the annual updated Coal Report and Independent Engineer's Report, respectively, to be provided to the Lenders as contemplated in this Agreement), the out-of-pocket expenses and counsel fees and disbursements incurred by the Administrative Agent and the Co-Agents in connection with the syndication of the Commitments to the Banks, the reasonable fees and expenses (including reasonable counsel fees) of the Security Agent, the reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of this Agreement and the other Loan Documents, and all fees, taxes, other charges and costs and expenses relating to the recordings, filings and other actions referred to in Section 8.13 (the foregoing costs and expenses in this clause (i) being herein called "Reimbursable Expenses"); (ii) to pay or reimburse each Lender, the Administrative Agent and the Security Agent for all of their respective out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, the Security Agent, the Issuing Bank and the other Lenders; (iii) to pay or reimburse each Lender, the Administrative Agent and the Security Agent for any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay (not resulting from the gross negligence or wilful misconduct of such Lender, the Administrative Agent or the Security Agent, as the case may be) in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes or the other Loan Documents; and (iv) to pay, indemnify, and hold each Lender (including the Issuing Bank), each Co-Agent, the Administrative Agent and the Security Agent, and the directors, officers, employees, agents and stockholders of each Lender (including the Issuing Bank), each Co-Agent, the Administrative Agent and the Security Agent (each such Person, an "Indemnified Person"), harmless from and against any and all other direct (as opposed to consequential) liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection therewith) arising under, relating to or resulting from any demand, claim, suit, proceeding or action of any kind or nature whatsoever of any third party (including, without limitation, any holder of any Bond, the Bond Issuer, any Bond Trustee or any underwriter, placement agent or remarketing agent for the Bonds) against or affecting an Indemnified Person (1) with respect to the execution, delivery, enforcement and performance of this Agreement, the Notes, the other Loan Documents and the Project Documents or the transactions contemplated hereby or thereby, (2) with respect to the offering and sale of the Bonds, (3) with respect to a default by the Borrower in the performance of its respective agreements, rights or obligations contained in this Agreement, the other Loan Documents or the Project Documents, or any other instrument or agreement entered into by the Borrower in connection herewith or therewith, (4) resulting from injury to or death of any person whomsoever, and damage to or loss or destruction of any property whatsoever, which in any way arises in connection with, is incidental to or is caused by the construction or operation of the Facility or any activity on or near the Site or the

Project, (5) in any way relating to or arising out of the Project, or the manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, preparation, installation, storage, maintenance, repair, transfer of title, abandonment, possession, rental, use, operation, environmental clean-up, condition, sale, return, importation, exportation or other application or disposition of all or any part of any interest in the Project, or (6) resulting from the violation of any Environmental Law or the existence or Release of any Hazardous Materials at the Project or any other property of the Borrower (including, without limitation, clean-up costs, response costs, costs of corrective action and natural resources damages) (all the matters indemnifiable under clauses (i) through (iv) above, collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation to any Indemnified Person under clause (iv) above with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. Each Indemnified Person claiming any right to indemnity under clause (iv) of the preceding sentence by reason of the institution of any action against such Indemnified Person shall notify the Borrower thereof and shall consult with the Borrower from time to time in connection with the defense of such action. In case any such action shall be brought against such Indemnified Person, the Borrower shall be entitled to assume the defense thereof or to participate in such action with counsel of its choice and at its expense (and if the Borrower assumes the defense of such action the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person); provided that any counsel retained by the Borrower shall be reasonably satisfactory to such Indemnified Person. Notwithstanding the Borrower's election to assume the defense of such action, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees and expenses of such separate counsel, if (i) the counsel chosen by the Borrower to represent such Indemnified Person determines that such representation would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such action include both such Indemnified Person and the Borrower, and such Indemnified Person shall have concluded, on advice of counsel, that there may be legal defenses available to it which are different from or additional to those available to the Borrower,
(iii) the Borrower shall not have employed counsel satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of the institution of any such action, or (iv) the Borrower shall authorize such Indemnified Person to employ separate counsel at the Borrower's expense; provided that the Borrower shall not be required to pay the fees and expenses of more than one such separate counsel for all of the Banks or more than one such separate counsel for all of the Institutions.

                  (b) Reimbursable Expenses incurred on or prior to the Closing Date shall be reimbursed by the Borrower on the Closing Date, and Reimbursable Expenses incurred after the Closing Date shall be reimbursed by the Borrower from time to time within 30 days after demand; provided in each case that such Reimbursable Expenses are approved by the Borrower (which approval shall not be unreasonably withheld) and shall be evidenced by reasonably satisfactory documentation therefor, and provided, further, that nothing herein shall relieve the Borrower of its obligation to reimburse such Reimbursable Expenses if the Closing Date does not occur for any reason. The agreements in this Section shall survive repayment of the Loans and all of the other Secured Obligations.

                  Section 14.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Issuing Bank, the Institutions, the Administrative Agent, the Co-Agents, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and the Issuing Bank, and none of the Banks or Institutions may assign or transfer, or grant any participations in, its rights or obligations hereunder except in accordance with Sections 14.7 and 14.8, respectively.

                  Section 14.7 Permitted Bank Transfers and Participations. (a) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or institutional investors ("Loan Participants") participating interests in any Bank Loan made by such Bank, the Bank Notes held by such Bank, the Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Loan Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of such Bank Notes for all purposes of this Agreement and the other Loan Documents, and the Borrower, the Administrative Agent and the Security Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that each Loan Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Bank Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Bank Note, provided that, in purchasing such participating interest, such Loan Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in
Section 14.9(a) as fully as if it were a Bank hereunder. The Borrower also agrees that each Loan Participant shall be entitled to the benefits of Sections 3.11, 7.6 and 7.7(a) with respect to its participation in the Commitments and the Bank Loans outstanding from time to time; provided that (i) no Loan Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Loan Participant had no such transfer occurred, (ii) no Loan Participant shall be entitled to any indemnification by the Borrower pursuant to Section 7.6 to the extent that, at the time of its purchase of a participating interest in the Bank Loans, it cannot make the representation specified in the first sentence of
Section 7.6(b) and (iii) each Loan Participant shall be bound by the confidentiality provisions contained in Section 14.14. In no event shall a Bank that sells a participating interest be obligated to the Loan Participant to take or refrain from taking any action hereunder or under any of the other Loan Documents except that such Bank may agree that it will not, without the consent of such Loan Participant, agree to (A) increase or extend the term of the Commitment of such Bank, (B) reduce the principal of, or interest payable on, the Bank Loans of such Bank or any fees or other amounts payable to such Bank hereunder, (C) postpone the date fixed for any payment of the principal of, or interest on, the Bank Loans of such Bank or other amounts payable to such Bank hereunder, (D) change the percentage of the Commitments of the Banks or of the aggregate unpaid principal amount of the Bank Loans which shall be required for the Banks or any of them to take any action hereunder, or (E) provide its consent to a release of Collateral pursuant to Section 8.7(f) of the Security Deposit Agreement.

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Qualified Financial Institution (all such purchasers, collectively, "Purchasing Banks") all of its Commitments, Loans, rights and obligations under this Agreement and the Bank Notes held by it (or any part of such Commitments, Loans, rights and obligations provided that, after giving effect to such sale, the transferor Bank and such Purchasing Bank each have Commitments and/or Bank Loans aggregating not less than $5,000,000) pursuant to a Transfer Supplement, substantially in the form of Exhibit L-1 (a "Bank Transfer Supplement"), executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank, the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register (as hereinafter defined); provided that no Bank shall sell or transfer an interest pursuant to this Section 14.7(b) to any Person which, at the time of such transfer, would be unable to make or maintain Bank Loans of any Type hereunder (unless the transferor Bank is then unable to make or maintain Loans of such Type hereunder) or which, at the time of such transfer, would be entitled to payments from the Borrower under Section 3.11 or 7.6 in excess of the payments (if any) to which the transferor Bank is then entitled. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Bank Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and shall be bound by the provisions hereof and of the Security Deposit Agreement and, to the extent provided in such Bank Transfer Supplement, shall have the rights and obligations of a Bank hereunder and of a Secured Party under the Security Deposit Agreement, with its Commitment as set forth in such Bank Transfer Supplement, and (y) the transferor Bank thereunder shall, to the extent provided in such Bank Transfer Supplement, be released from its obligations under this Agreement arising after the Transfer Effective Date (and, in the case of a Bank Transfer Supplement covering all or the remaining portion of a transferor Bank's Commitments, Loans, rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto and to the Security Deposit Agreement); provided that such transferor Bank shall continue to be bound by the confidentiality provisions set forth in
Section 14.14(b). Such Bank Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank party hereto and the resulting adjustment of Commitment Percentages and Commitments arising from the purchase by such Purchasing Bank of all or a portion of the Commitments, Loans, rights and obligations of such transferor Bank under this Agreement and the Bank Notes held by it. On the Transfer Effective Date determined pursuant to such Bank Transfer Supplement, or as soon as possible thereafter, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Bank Project Note, Bank L/C Note and Bank Liquidity Note held by the transferor Bank (which Bank Notes shall be surrendered to the Administrative Agent for delivery to the Borrower), a new Bank Project Note, Bank L/C Note and Bank Liquidity Note to the order of such Purchasing Bank reflecting the Commitment of such Purchasing Bank and outstanding Bank Loans obtained by it pursuant to such Bank Transfer Supplement and, if the transferor Bank has retained a Commitment and Bank Loans hereunder, a new Bank Project Note, Bank L/C Note and Bank Liquidity Note to the order of the transferor Bank reflecting the Commitment of such transferor Bank and outstanding Bank Loans retained by it hereunder. Such new Bank Notes shall be in the form of the Bank Notes replaced thereby. The Bank Notes surrendered by the transferor Bank shall be returned by the Administrative Agent to the Borrower marked "canceled".

                  (c) The Administrative Agent shall maintain at its address referred to in Section 14.2 a copy of each Bank Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Bank Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Security Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Bank Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank, the Issuing Bank, any Institution or the Security Agent at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a Bank Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent by the transferor Bank (unless such transfer is part of the initial general syndication of the Bank Loans and the Commitments) of a registration and processing fee of $2,000, the Administrative Agent shall (i) promptly accept such Bank Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks, the Issuing Bank, the Institutions, the Security Agent and the Borrower.

                  (e) Nothing herein shall prohibit any Bank from pledging or assigning any Bank Note to any Federal Reserve Bank in accordance with applicable law.

                  (f) A sale by a Bank of its rights and obligations under this Agreement and the Bank Notes held by it pursuant to the foregoing provisions of this Section 14.7 shall not release the Borrower from its obligations to said Bank under Section 14.5(a)(iv) relating to events that occurred prior to the date of such sale.

                  Section 14.8 Permitted Institution Transfers. (a) Any Institution may, in accordance with applicable law, at any time sell to any financial institution, insurance company or other institutional investor (all such purchasers, collectively, "Purchasing Institutions") all of its Commitments, Loans, rights and obligations under this Agreement and the Institutional Notes held by it (or any part of such Commitments, Loans, rights and obligations provided that, after giving effect to such sale, each of the transferor Institution and its Affiliates collectively have, and the Purchasing Institution and its Affiliates collectively have, Commitments and/or Institutional Loans aggregating not less than $1,000,000) pursuant to a Transfer Supplement, substantially in the form of Exhibit L-2 (an "Institutional Transfer Supplement"), executed by such Purchasing Institution and such transferor Institution; provided that, prior to the Transfer Effective Date referred to below, such Purchasing Institution shall have also executed and delivered a representation letter addressed to the Borrower to the effect that the representations set forth in Section 4.8 will be true and correct as to it on such Transfer Effective Date; provided, further that no Institution shall sell or transfer an interest pursuant to this
Section 14.8(a) to any Person which, at the time of such transfer, would be entitled to payments from the Borrower under Section 7.6 in excess of the payments (if any) to which the transferor Institution is then entitled. Upon such execution and delivery, from and after the Transfer Effective Date determined pursuant to such Institutional Transfer Supplement, (x) the Purchasing Institution thereunder shall be a party hereto and shall be bound by the provisions hereof and of the Security Deposit Agreement and, to the extent provided in such Institutional Transfer Supplement, shall have the rights and obligations of a Institution hereunder and of a Secured Party under the Security Deposit Agreement, with its Commitment as set forth in such Institutional Transfer Supplement, and (y) the transferor Institution thereunder shall, to the extent provided in such Institutional Transfer Supplement, be released from its obligations under this Agreement arising after the Transfer Effective Date (and, in the case of a Institutional Transfer Supplement covering all or the remaining portion of a transferor Institution's rights and obligations under this Agreement, such transferor Institution shall cease to be a party hereto and to the Security Deposit Agreement); provided that such transferor Institution shall continue to be bound by the confidentiality provisions set forth in Section 14.14(b). Such Institutional Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Institution as a Institution party hereto and the resulting adjustment of Commitment Percentages and Commitments arising from the purchase by such Purchasing Institution of all or a portion of the rights and obligations of such transferor Institution under this Agreement and the Institutional Note or Notes held by it. On the Transfer Effective Date determined pursuant to such Institutional Transfer Supplement, or as soon as possible thereafter, the Borrower, at its own expense, shall execute and deliver to the transferor Institution in exchange for the Institutional Note or Notes held by the transferor Institution, a new Institutional Note or Notes payable to the order of, or registered in the name of, such Purchasing Institution (as such Purchasing Institution shall request) reflecting the outstanding Institutional Loans obtained by it pursuant to such Institutional Transfer Supplement and, if the transferor Institution has retained any Institutional Loans hereunder, a new Institutional Note or Notes payable to the order of, or registered in the name of, the transferor Institution (as such transferor Institution shall request) reflecting the outstanding Institutional Loans retained by it hereunder. Such new Institutional Notes shall be in the form of the Institutional Note replaced thereby. Any Institutional Note surrendered by the transferor Institution shall be returned to the Borrower marked "cancelled".

                  (b) A sale by an Institution of its rights and obligations under this Agreement and the Institutional Notes held by it pursuant to the foregoing provisions of this Section 14.8 shall not release the Borrower from its obligations to said Institution under Section 14.5(a)(iv) relating to events that occurred prior to the date of such sale.

                  Section 14.9 Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Borrower, against any and all of the respective obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured; provided that following any such set-off by a Lender, such Lender shall be liable to the other Lenders to the extent provided in Section 8.2 of the Security Deposit Agreement. Each Lender agrees promptly to notify the Borrower, the Administrative Agent, each Institution and the Security Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 14.10 Agreements Among Lenders.

                  (a) Limitation on Relationship. Paragraph (b) of this Section
14.10 and Article VIII of the Security Deposit Agreement set forth certain agreements and obligations between the Banks and the Issuing Bank on the one hand and the Institutions on the other hand. Except as provided in paragraph (b) of this Section 14.10 and Article VIII of the Security Deposit Agreement, neither the Banks nor the Issuing Bank shall have any duties or responsibilities to or on behalf of, or any fiduciary relationship with, the Institutions, and the Institutions shall not have any duties or responsibilities to or on behalf of, or any fiduciary relationship with, the Banks or the Issuing Bank, in each case under or in connection with this Agreement or any other Loan Document. Without limiting the generality of the foregoing, no implied covenants, functions, responsibilities, duties, obligations or liabilities between the Banks and the Issuing Bank on the one hand, and the Institutions on the other hand, shall be read into this Agreement or any other Loan Document or shall otherwise exist. In addition, none of the Lenders, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any of the other Lenders for any action lawfully taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for action taken or omitted to be taken in violation of any provisions of this Agreement or the other Loan Documents) or (ii) responsible in any manner to any of the other Lenders for any of the matters referred to in clause (ii) of Section 13.1(c); provided that nothing in this paragraph (a) shall in any way limit or be deemed to limit or release any Lender from its obligations under paragraph (b) of this Section 14.10 and Article VIII of the Security Deposit Agreement or the Security Agent from any of its obligations to the Institutions under the Security Documents.

                  (b) Bank True-Up Obligation. The Banks hereby acknowledge that it would be desirable if, at all times during the Construction Period, the Relative Bank Exposure were equal to the Relative Institution Exposure. Accordingly, because the Borrower may at any time during the Construction Period obtain Institutional Loans from the Institutions in a relatively greater proportion than the Bank Project Loans from the Banks, the Banks hereby irrevocably and unconditionally agree with the Institutions as follows:

                         (i) True-Up Obligation. Each Bank severally agrees that, effective upon an acceleration of the Institutional Loans prior to the Completion Date in accordance with Section 12.2 following an Event of Default (whether or not the Bank Loans are accelerated), such Bank shall automatically purchase at par, without any further act of the Lenders except as provided elsewhere in this Section 14.10(b), an undivided participation interest in the outstanding Institutional Notes (a "Participation Interest") in an amount equal to the True-Up Amount applicable to such Bank. The Participation Interest purchased by each Bank in the Institutional Notes shall entitle such Bank to receive, on a pro rata basis with the holders of such Institutional Notes based on the percentage of the undivided participation interest in the Institutional Notes purchased by such Bank, an amount equal to the purchase price of the Participation Interest paid to the Institutions pursuant to the preceding sentence, together with interest accrued thereon at the True-Up Default Rate as provided in clause (x) below, but shall not entitle such Bank to receive any Make-Whole Premium payable on the Institutional Notes, which shall continue to be payable to the holders thereof.

                        (ii) Calculation of True-Up Amount. Following an acceleration of the Institutional Loans pursuant to Section 12.2, if the Institutions shall determine that amounts are payable to them under the Banks' True-Up Obligation hereunder, they shall as soon as practicable thereafter provide a written payment request to the Administrative Agent. Promptly following the receipt of such a request, the Institutions and the Administrative Agent shall jointly calculate the True-Up Amount applicable to each Bank and the Administrative Agent shall notify the Banks and the Security Agent thereof, which notification to the Banks shall contain the calculations by which the True-Up Amount applicable to each Bank was determined.

                       (iii) Purchase Mechanics. No later than five Business Days after the notification to the Banks referred to in clause (ii) above, each Bank shall purchase from the Institutions on a pro rata basis, without recourse or representation or warranty by the Institutions (other than that such Interests are being assigned free and clear of any Liens), Participation Interests in the outstanding Institutional Notes (pro rata among said Notes) in an amount equal to the True-Up Amount applicable to such Bank, by wire transfer of such amount to the Administrative Agent at its office specified on Schedule
         1. The Administrative Agent will, prior to the close of business on each Business Day during such five Business Day period, wire transfer to each Institution at its address on Schedule 1 (or such other address notified in writing to the Administrative Agent) such Institution's pro rata share (as notified to the Administrative Agent in writing at the time the True-Up Amount was calculated pursuant to clause (ii) above) of the aggregate amount of available funds received from the Banks on such date in respect of the True-Up Obligation. Although the Administrative Agent agrees to perform ministerial activities with respect to the Institutions' collection of amounts due from the Banks in respect of the True-Up Obligation, in no event shall the Administrative Agent be obligated for collecting any unpaid True-Up Amounts from the Banks or be liable to any Institution for the failure by any Bank to pay any such amount.

                        (iv) Non-Payment of True-Up Amount. If a Bank fails to pay all or any portion of the True-Up Amount applicable to such Bank prior to the expiration of the period of five Business Days referred to in clause (ii) above, such unpaid True-Up Amount of such Bank shall bear interest at the Institution Default Rate from and excluding the last day of such five Business Day period to and including the date paid by the Bank. In addition, following the expiration of such five Business Day period with respect to any such Bank and until all of the True-Up Amount payable by such Bank, together with accrued interest thereon, has been paid in full, all payments of or collections with respect to the Bank Loans made by such Bank or interest thereon or any other amount due to such Bank hereunder that is received by the Administrative Agent shall be paid by the Administrative Agent first, to the Institutions in payment of the unpaid True-Up Amount of such Bank, together with interest thereon, until such amounts shall be paid in full, and second, to such Bank.

                         (v) Voting Rights. The Lenders agree that the provisions set forth in Section 8.8 of the Security Deposit Agreement (relating to certain intercreditor matters) shall in all respects govern the voting rights of the Lenders with respect to the Participation Interests purchased by the Banks pursuant to this Section 14.10(b).

                        (vi) Obligations Several and Unconditional.
         Notwithstanding anything herein to the contrary, each Bank's obligation under this Section 14.10(b) to purchase Participation Interests if any True-Up Amount is owing by such Bank shall be several and not joint with the other Banks, but shall be irrevocable and unconditional and without regard to any then existing Events of Default (including a bankruptcy of the Borrower), any failure by the Borrower to pay any fees pursuant to Section 7.1(c), a failure of the other Banks to perform their respective obligations hereunder or any other circumstance. In addition, this Section 14.10(b) is not intended to, nor shall it, confer any rights on the Borrower.

                       (vii) True-Up Unwind. If, at any time following the purchase by any Bank of a Participation Interest under this Section 14.10(b) following the acceleration of the Institutional Loans in accordance with Section 12.2, the Majority Institutions or the Required Secured Parties shall rescind and annul such acceleration as provided in the last paragraph of Section 12.2, concurrently therewith such purchase of the Participation Interest by such Bank shall automatically be rescinded, and the purchase price paid by such Bank therefor, in an amount equal to the True-Up Amount applicable to such Bank, shall be promptly returned by the Institutions, on a pro rata basis, to such Bank, without interest thereon.

                      (viii) Specific Performance. The Banks agree that the Institutions shall be entitled to injunctive or other equitable relief for the failure by any Bank to perform its obligations under this
         Section 14.10(b), and such Bank shall not plead in defense thereto that there is an adequate remedy at law.

                        (ix) Payment Rights. The Borrower agrees that each Bank purchasing a Participating Interest may exercise all rights of payment (including, without limitation, rights of set-off with respect to such Participating Interest) as fully as if such Bank were the direct holder of the Institutional Loans represented by such Participating Interest; provided that each Institution agrees that in the event it shall receive any payment with respect to the Participation Interests purchased by the Banks, it shall promptly deliver such amounts to the Banks.

                         (x) Interest Payable. The Borrower agrees that the portion of the Institutional Loans purchased by any Bank pursuant to this Section 14.10(b) shall, from and after the effective date of such purchase, bear interest at the True-Up Default Rate.

                         (xi) Certain Defined Terms. For purposes of this
         Section 14.10(b), the following terms shall have the meanings specified below:

                           "Total Lender Commitments": at any time, the sum of
                  (i) the Total Bank Loan Commitments then in effect and (ii) the Total Institutional Commitments then in effect.

                           "Total Lender Exposure": at any time, the sum of (i)
                  the Total Bank Exposure on such date and (ii) the aggregate outstanding principal amount of Institutional Loans on such date (after giving effect to any prepayment of Institutional Loans with the proceeds of funds transferred from the Institutional Loan Proceeds Account on or prior to such date pursuant to Section 7.3(h)).

                           "True-Up Amount": as of any date of determination,
                  with respect to each Bank, the amount by which (i) the product of (x) such Bank's True-Up Percentage and (y) the Total Lender Exposure on such date, exceeds (ii) such Bank's Commitment Percentage of the Total Bank Exposure on such date.

                           "True-Up Default Rate": for any day, the higher of
                  the Bank Default Rate and the Institution Default Rate.

                           "True-Up Percentage": with respect to any Bank on any
                  date of determination, a fraction, the numerator of which is equal to such Bank's Commitment Percentage of the Total Bank Loan Commitments then in effect, and the denominator of which is the Total Lender Commitments then in effect.

                  Section 14.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Institutions.

                  Section 14.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 14.13 Limitation of Recourse. There shall be full recourse to the Borrower and all of its assets and properties for the liabilities of the Borrower under this Agreement, the Notes and the other Loan Documents and the Obligations, but, subject to the provisions of the following sentence, in no event shall Southern or any of its Affiliates (other than the Borrower) or any Partner (collectively, the "Non-Recourse Parties"), or any officer, director or holder of any equity interest in the Borrower or any Non-Recourse Party, be personally liable or obligated for such liabilities and obligations of the Borrower, except as may be specifically provided in any other Loan Document or Project Document to which such Non-Recourse Party is a party. Nothing herein contained shall limit or be construed to (i) release any Non-Recourse Party from liability for its fraudulent actions, misappropriation of funds or willful misconduct, or from any of its obligations or liabilities under any agreement executed by such Non-Recourse Party in its individual capacity in connection with any Loan Document or Project Document or (ii) limit in any respect the enforceability in accordance with their respective terms on a full recourse basis of any Southern Document against Southern, or against SEI, of the Operating and Maintenance Agreement, the Construction Contracts or the SEI Coal Procurement Letter. The provisions of this Section 14.13 shall survive the termination of this Agreement.

                  Section 14.14 Confidentiality Undertaking. (a) The Administrative Agent and each Lender agrees, and each successor or assignee thereof, by becoming a party to this Agreement (either directly or indirectly through a participation agreement), shall be deemed to have agreed, to keep confidential (and to cause its officers, directors and employees to keep confidential) the provisions of the Project Documents and the Information Memorandum and any written information that is obtained pursuant to the terms of this Agreement or any other Loan Document (collectively, the "Confidential Material"), except that the Administrative Agent and each Lender may disclose the Confidential Material (i) to its officers, directors, employees and Affiliates (provided such persons are informed of the confidential nature of the Confidential Material and the restrictions imposed by this Section 14.14), (ii) to its attorneys and accountants who have a need for such information (provided such persons are informed of the confidential nature of the Confidential Material and the restrictions imposed by this Section 14.14), (iii) to its agents, representatives and other professional consultants or advisors who have agreed in writing to be bound by the restrictions with respect to the Confidential Material contained in this Section 14.14, (iv) upon the order of any Government Authority, (v) upon the request or demand of, or in connection with any investigation or audit by (1) any Government Authority, if such request or demand shall have the force of law, or (2) any Government Authority regulating the business of banking or insurance (including the National Association of Insurance Commissioners), (vi) any nationally recognized rating agency (provided such persons are informed of the confidential nature of the Confidential Material and the restrictions imposed by this Section 14.14), (vii) to the extent such information was or becomes available to any Lender by a Person who is not bound by a confidentiality agreement so far as such Lender is aware, (viii) to the extent such information is now or hereafter enters the public domain through no action on the part of such Lender in violation of this
Section 14.14, (ix) to a prospective Loan Participant, Purchasing Bank or Purchasing Institution who agrees in writing to be bound by the restrictions with respect to the Confidential Material contained in this Section 14.14 and
(x) in connection with the exercise of any remedy following an Event of Default under this Agreement, the Security Documents or the other Loan Documents. In the case of disclosure by a Lender under clause (iv) or (v) of the preceding sentence (other than routine disclosures to regulatory authorities), such Lender shall use its best efforts to notify the Borrower before making any such disclosure so that the Borrower may seek an appropriate protective order.

                  (b) In addition, the Administrative Agent and each Lender agrees, and each successor or assignee thereof, by becoming a party to this Agreement (either directly or indirectly through a participation agreement), shall be deemed to have agreed, not to use or disclose any Confidential Material relating to the Power Purchase Agreement in any way that is detrimental to Virginia Power in connection with any other project involving Virginia Power as a purchaser of electric energy and/or capacity. The provisions of this paragraph
(b) shall survive the termination of the Commitments and the repayment of the Loans and shall be binding on the Administrative Agent and the Lenders, and each successor or assignee thereof that becomes a party to this Agreement, until the termination of the Power Purchase Agreement, or such earlier date on which disclosure of the relevant Confidential Material would be permitted pursuant to clause (vii) or (viii) of paragraph (a) above.

                  (c) In the event of any breach or threatened breach by the Administrative Agent or a Lender of the terms of this Section 14.14, the Borrower shall be entitled to injunctive or other equitable relief, and the Administrative Agent or such Lender, as the case may be, shall not plead in defense thereto that there would be an adequate remedy at law.

                  SECTION 14.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

                  Section 14.16 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages, other than, in the case of punitive damages, with respect to any Lender or the Administrative Agent which engages in willful misconduct.

                  Section 14.17 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

                  (b) neither the Administrative Agent, any Co-Agent nor any Lender has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent, the Co-Agents, the Security Agent, and the Lenders, on one hand, and the Borrower, on the other hand, is solely that of creditor and debtor; and

                  (c) no joint venture exists between the Borrower and the Lenders.

                  Section 14.18 Security Agent as Third Party Beneficiary. The provisions of and rights created by this Agreement shall inure to, and are intended for, the benefit of the Security Agent, to the extent provided herein, and the Security Agent shall be deemed a third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have under this Agreement, including without limitation under Sections 12 and 13.2.

                  SECTION 14.19 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE CO-AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  Section 14.20 Integration. The parties hereto agree that upon the execution and delivery of this Agreement, the Amended and Restated Lenders' Combined Term Sheet (the "Term Sheet") sent under a cover letter dated April 28, 1994 from certain of the Lenders to the Borrower (including any amendments thereto) shall expire and be of no further force and effect, and the "Financial Closing Date" under the Term Sheet shall be the Closing Date hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan and Reimbursement Agreement to be duly executed and delivered in New York, New York, by their proper and duly authorized officers as of the day and year first above written.

                                BIRCHWOOD POWER PARTNERS, L.P.

                                By: SEI Birchwood, Inc., a General Partner


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                By: Birchwood Development Corp., a General
                                    Partner


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                CREDIT SUISSE, as Administrative Agent,
                                Issuing Bank and as a Bank


                                By:
                                    --------------------------------------
                                    Name:
                                    Title:


                                By:
                                    --------------------------------------
                                    Name:
                                    Title:

                                     BANQUE PARIBAS, NEW YORK BRANCH as
                                     a Co-Agent and as a Bank


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     BARCLAYS BANK PLC, as a Co-Agent and as a Bank


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     UNION BANK OF CALIFORNIA, as a Co-Agent
                                     and as a Bank


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     JOHN HANCOCK MUTUAL LIFE INSURANCE
                                     COMPANY, as an Institution


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     JOHN HANCOCK VARIABLE LIFE
                                     INSURANCE COMPANY, as an Institution


                                     By:
                                        ---------------------------------
                                        Name:

                                     MELLON BANK, N.A., AS TRUSTEE FOR
                                     AT&T MASTER PENSION TRUST, as an
                                     Institution


                                     By:

                                        ---------------------------------
                                        Name:
                                        Title:



                                     MELLON BANK, N.A., AS TRUSTEE FOR
                                     NYNEX MASTER PENSION TRUST, as an
                                     Institution


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                     COMMONWEALTH OF PENNSYLVANIA
                                     STATE EMPLOYES' RETIREMENT SYSTEM,
                                     as an Institution


                                     By: John Hancock Mutual Life Insurance
                                         Company, as Investment Adviser


                                         By:
                                            ----------------------------
                                            Name:
                                            Title:

                               ALLSTATE INSURANCE COMPANY, as an
                               Institution


                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               ALLSTATE LIFE INSURANCE COMPANY, as
                               an Institution


                               By:
                                   ------------------------------
                                   Name:
                                   Title:


                               By:
                                   ------------------------------
                                   Name:
                                   Title:


                               ALLSTATE LIFE INSURANCE COMPANY OF
                               NEW YORK, as an Institution


                               By:
                                   -------------------------------
                                   Name:
                                   Title:


                               By:
                                   -------------------------------
                                   Name:
                                   Title:

                              NEW YORK LIFE INSURANCE COMPANY, as
                              an Institution


                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                                    COMPOSITE
                                 (through 4/96)

                                       of

                                    Annex A:

                                   DEFINITIONS


                  The terms defined herein relate to the Project Loan Agreement (as defined below) and certain other Loan Documents executed, or to be executed, in connection with the transactions contemplated by the Project Loan Agreement. If, and to the extent that, the Project Loan Agreement shall be amended, modified or supplemented from time to time pursuant to the terms thereof, this Annex and the Annex to each Loan Document that incorporates this Annex shall be, or be deemed to have been, amended, modified or supplemented concurrently with the execution and delivery of each such amendment, modification or supplement of the Project Loan Agreement, in order to conform the definitions herein to the new or amended definitions set forth in or required by each such amendment, modification or supplement of the Project Loan Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  "Access and Utility Easement Agreement": the Access and Utility Easement, dated as of April 21, 1994, among Frank B. Taylor and Laura Stuart Taylor, the Greenhouse Operator and the Borrower, amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Accounts": the Institutional Loan Proceeds Account, the Construction Account, the Accrued Interest Account, the Repair and Maintenance Account, the Debt Service Reserve Account, the Project Control Account, the Additional Collateral Account, the Special Payment Account, the Final Completion Escrow Account, the Insurance and Property Tax Reserve Account, the Greenhouse Reserve Account, Bond Transfer Accounts and the Distributions Account.

                  "Accrued Interest Account": the Accrued Interest Account established and maintained pursuant to the Security Deposit Agreement.

                  "Additional Collateral Account": the Additional Collateral Account established and maintained pursuant to the Security Deposit Agreement.

                  "Additional Contract": any contract entered into by the Borrower after the execution and delivery of the Project Loan Agreement, providing for (i) the transmission or sale by the Borrower of any of the Facility's electrical or steam output; (ii) the supply or transportation of Coal to the Facility; (iii) the removal of ash or other by-products from the Facility; or (iv) the financing or leasing of equipment or the supply of goods or services essential to the operation of the Facility (other than employment contracts and contracts involving less than $500,000 annually or having a maximum term (including renewal options) of less than six months).

                  "Administrative Agent": Credit Suisse, in its capacity as administrative agent for the Banks, or any successor in such capacity appointed pursuant to Section 13.1(i) of the Project Loan Agreement.

                  "Affiliate": as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests or by contract or otherwise; provided that any Person owning, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation, or 10% or more of the partnership or other ownership interests of any other Person, is deemed to control such corporation or other Person.

                  "Agents": the Administrative Agent and the Security Agent.

                  "Aggregate Prepayment Amount": as defined in Section 7.4(b) of the Project Loan Agreement.

                  "Agreement": as used in any Loan Document, such Loan Document, as amended, supplemented or otherwise modified and in effect from time to time.

                  "Annual O&M Bonus": as defined in Section 1.2 of the Security Deposit Agreement.

                  "Anticipated Commercial Operations Date": as defined in the Power Purchase Agreement.

                  "Applicable Bank Loan Margin": for each Type of Bank Loan during the applicable period set forth in Schedule 2 to the Project Loan Agreement, the rate per annum set forth under the relevant column heading in said Schedule 2.

                  "Applicable Institutional Loan Margin": with respect to each Institutional Loan, the "Applicable Institutional Loan Margin" determined in accordance with the Institutional Note evidencing such Institutional Loan.

                  "Arch": Arch Mineral Corporation.

                  "Arch Back-Up Coal Supply Agreement": the Agreement dated as of May 18, 1994 among Arch, Cumberland River Coal Company, ACS Sales Company, the Coal Transporter and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Ash Disposal Agreement": the Ash Disposal Agreement dated as of May 6, 1994 between JTM Industries, Inc. and the Borrower, relating to ash hauling and disposal services in respect of the Facility, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 11.12(a) of the Project Loan Agreement.

                  "Available Loan Commitments": at any time, the excess of (a) the Total Loan Commitments (other than the Total Bank L/C Loan Commitments) over
(b) the aggregate principal amount of Loans (other than Bank L/C Loans and Bank Liquidity Loans) then outstanding.

                  "Bank Commitment Percentage": at any time:

                  (a) with respect to any Bank, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the aggregate unpaid principal amount of Bank Loans then outstanding, (ii) the unused portion of the Total Bank Loan Commitments then in effect and (iii) the Letter of Credit Exposure at such time, and the denominator of which is the Total Exposure; and

              (b) with respect to any Interest Rate Hedging Counterparty, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of Swap Termination Obligations calculated as of such day, and the denominator of which is the Total Exposure.

As used in this definition, "Total Exposure" means, at any time, the sum of (i) the aggregate unpaid principal amount of Loans then outstanding, (ii) the unused portion of the Total Bank Loan Commitments then in effect, (iii) the Letter of Credit Exposure at such time and (iv) the aggregate amount of Swap Termination Obligations calculated as of such day.

                  "Bank Default Rate": (a) with respect to any Base Rate Loan, for each date during the applicable period, the rate applicable pursuant to paragraph (b) of Section 3.7 of the Project Loan Agreement plus 2.0%, (b) with respect to any C/D Rate Loan or Eurodollar Loan, during the Bank Loan Interest Period with respect thereto, the rate applicable during such Bank Loan Interest Period pursuant to paragraph (a) or (c), as the case may be, of Section 3.7 of the Project Loan Agreement plus 2.0% and (c) with respect to any other amount payable by the Borrower, the Base Rate plus the Applicable Bank Loan Margin for Base Rate Loans plus 2.0%.

                  "Bank Fee Letter": the letter agreement dated the date of the Project Loan Agreement among the Co-Agents, the Administrative Agent and the Borrower setting forth certain fees payable by the Borrower to the Administrative Agent and the Banks.

                  "Bank L/C Loans": Bank Loans the proceeds of which are to be used solely as provided in Section 10.1(b)(ii) of the Project Loan Agreement.

                  "Bank L/C Note": as defined in Section 3.3(b) of the Project Loan Agreement.

                  "Bank Liquidity Loan": Bank Loans the proceeds of which are to be used solely to finance Bond Reimbursement Obligations arising in respect of Liquidity Drawings as provided in Section 10.1(b)(iii) of the Project Loan Agreement.

                  "Bank Liquidity Note": as defined in Section 3.3(c) of the Project Loan Agreement.

                  "Bank Loan Commitment Period": (a) with respect to Bank Project Loans, the period commencing on and including the first day of the Construction Period to and including the last day thereof, (b) with respect to Bank L/C Loans made to finance Construction VP Reimbursement Payments, the period commencing on and including the first day of the Construction Period to and including the termination of the Construction VP Letter of Credit in accordance with Section 6.5 of the Project Loan Agreement, (c) with respect to Bank L/C Loans made to finance Term VP Reimbursement Payments, the period commencing on and including the date on which the Term VP Letter of Credit is issued to and including the termination thereof in accordance with Section 6.5 of the Project Loan Agreement and (d) with respect to Bank L/C Loans and Bank Liquidity Loans made to finance Bond Reimbursement Payments under a Bond Letter of Credit, the period commencing on and including the date on which such Bond Letter of Credit is issued to and including the termination thereof in accordance with Section 5.4 of the Project Loan Agreement; provided that Bank L/C Loans made to refinance Bank Liquidity Loans may be made only on the applicable Bond L/C Expiration Date.

                  "Bank Loan Facility": the construction and term credit facility provided by the Banks to the Borrower pursuant to Section 3 of the Project Loan Agreement, under which the Banks will make Bank Loans from time to time in accordance with the terms thereof.

                  "Bank Loan Final Maturity Date": the fifteenth anniversary of the Commercial Operations Date.

                  "Bank Loan Installment Payment Date": as defined in Section 3.4(a) of the Project Loan Agreement.

                  "Bank Loan Interest Payment Date": (a) as to any Base Rate Loan, the last day of March, June, September and December of each year, commencing with the first such day to occur after the Closing Date, and the date on which such Loan is paid or converted into a Bank Loan of another Type, (b) as to any Eurodollar Loan having a Bank Loan Interest Period of three months or less and any C/D Rate Loan having a Bank Loan Interest Period of 90 days or less, the last day of such Bank Loan Interest Period, and (c) as to any Eurodollar Loan or C/D Rate Loan having a Bank Loan Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Bank Loan Interest Period, and the last day of such Bank Loan Interest Period.

                  "Bank Loan Interest Period": (a) with respect to any Eurodollar Loan:

                      (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or, if available to all of the Banks, nine months, twelve months or longer) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (ii) thereafter, each period commencing on the last day of the next preceding Bank Loan Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or, if available to all of the Banks, nine months, twelve months or longer) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Bank Loan Interest Period with respect thereto; and

                  (b) with respect to any C/D Rate Loan:

                      (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days (or, if available to all of the Banks, 270 days) thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                     (ii) thereafter, each period commencing on the last day of the next preceding Bank Loan Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days (or, if available to all of the Banks, 270 days) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than two Business Days prior to the last day of the then current Bank Loan Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Bank Loan Interest Periods are subject to the following:

                  (1) if any Bank Loan Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Bank Loan Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Bank Loan Interest Period into another calendar month, in which event such Bank Loan Interest Period shall end on the immediately preceding Business Day;

                  (2) if any Bank Loan Interest Period pertaining to a C/D Rate Loan would otherwise end on a day that is not a Business Day, such Bank Loan Interest Period shall be extended to the next succeeding Business Day;

                  (3) any Bank Loan Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Bank Loan Interest Period) shall end on the last Business Day of a calendar month;

                  (4) the Borrower shall select Bank Loan Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or C/D Rate Loan during a Bank Loan Interest Period for such Loan; and

                  (5) the Borrower shall not select a Bank Loan Interest Period that ends after the Bank Loan Final Maturity Date.

                  "Bank Loans": as defined in Section 3.1 of the Project Loan Agreement.

                  "Bank Notes": collectively, the Bank Project Notes, the Bank L/C Notes and the Bank Liquidity Notes.

                  "Bank Project Loans": Bank Loans the proceeds of which are to be used solely to pay Project Costs and otherwise as provided in Section 10.1(b)(i) of the Project Loan Agreement.

                  "Bank Project Note": as defined in Section 3.3(a) of the Project Loan Agreement.

                  "Bank Transfer Supplement": as defined in Section 14.7(b) of the Project Loan Agreement.

                  "Bankruptcy Code": Title 11, Unites States Code, as amended from time to time.

                  "Banks": the banks and other financial institutions which are identified as "Banks" in, and are from time to time party to, the Project Loan Agreement.

                  "Base Case Projections" as defined in Section 9.1(w) of the Project Loan Agreement.

                  "Base Fuel Compensation Price": as defined in Section 10.2 of the Power Purchase Agreement.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate as in effect at such time plus 0.5% and (b) the per annum rate of interest from time to time publicly announced by the Administrative Agent at its principal office in the United States as its base lending rate for domestic (United States) commercial loans (which rate may not be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to its other customers). For purposes hereof, "Federal Funds Effective Rate" means, with respect to each day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as the Administrative Agent may reasonably determine. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the rate referred to in clause (b) of the first sentence of this definition or in the Federal Funds Effective Rate shall be effective as of the opening of business on the date of such change in the rate referred to in such clause (b) or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Bank Loans the rate of interest applicable to which is based on the Base Rate.

                  "Basic Monthly O&M Fee": as defined in Section 1.2 of the Security Deposit Agreement.

                  "Birchwood Development": Birchwood Development Corp., a Delaware corporation.

                  "Bond Contribution Amount": as defined in the Southern Equity Contribution Agreement.

                  "Bond Documents": collectively, the Bonds and each other instrument or agreement entered into by the Borrower, the Bond Issuer or any Bond Trustee in connection with the issuance, sale and marketing from time to time of the Bonds, including without limitation any Bond Indenture, sale agreement between the Bond Issuer and the Borrower, Bond purchase agreement, official statement and remarketing agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.11(a) of the Project Loan Agreement.

                  "Bond Indenture": with respect to each issuance of Bonds, the indenture executed by the Bond Issuer and the relevant Bond Trustee pursuant to which such Bonds are issued.

                  "Bond Issuer": the Industrial Development Authority of King George County, Virginia.

                  "Bond L/C Expiration Date": with respect to each Bond Letter of Credit, the seventh anniversary of the Closing Date, or such later date to which the Bond L/C Expiration Date with respect to such Bond Letter of Credit has been extended in accordance with Section 5.6 of the Project Loan Agreement.

                  "Bond Letter of Credit": each irrevocable direct pay letter of credit to be issued by the Issuing Bank in favor of the Bond Trustee on any Business Day during the Construction Period pursuant to Section 5.1(a) of the Project Loan Agreement, substantially in the form of Exhibit C-3 to the Project Loan Agreement (with such changes therein as shall be acceptable to the Issuing Bank and the Majority Banks), as amended, supplemented or otherwise modified from time to time in accordance with its terms, and any replacement therefor issued pursuant to Section 5.2(b) of the Project Loan Agreement.

                  "Bond Letter of Credit Disbursement": any payment or disbursement made by or on behalf of the Issuing Bank under any Bond Letter of Credit.

                  "Bond Letter of Credit Facility": the letter of credit facility provided by the Issuing Bank and the Banks to the Borrower pursuant to
Section 5 of the Project Loan Agreement, under which the Issuing Bank agrees to issue the Bond Letters of Credit in accordance with the terms thereof.

                  "Bond Pledge Agreement": a pledge agreement to be entered into among the Borrower, the Security Agent and a bond pledge agent with respect to an issue of Bonds, which shall provide for the pledge of Bonds that are purchased with the proceeds of a drawing under the related Bond Letter of Credit and not immediately remarketed and shall be satisfactory in form and substance to the Administrative Agent and the Majority Institutions.

                  "Bond Reimbursement Obligations": as defined in Section 5.5(b) of the Project Loan Agreement.

                  "Bond Reimbursement Payment": as defined in Section 5.5(a) of the Project Loan Agreement.

                  "Bonds": the Series 1994A, Series 1994B, Series 1995, Series 1996A and, if issued, Series 1996B tax-exempt private activity bonds issued or to be issued by the Bond Issuer at the request of the Borrower pursuant to one or more Bond Indentures in accordance with Section 10.25 of the Project Loan Agreement, in an original aggregate principal amount not to exceed $50,000,000.

                  "Bond Transfer Accounts": the Bond Transfer Account-Series 1994A, the Bond Transfer Account-Series 1994B, the Bond Transfer Account-Series 1995, the Bond Transfer Account-Series 1996A and the Bond Transfer Account-Series 1996B, established and identified as such pursuant to Section 3.1(a) of the Security Deposit Agreement.

                  "Bond Trustee": with respect to each issuance of Bonds, the trustee under the Bond Indenture pursuant to which such Bonds are issued, and its successors in such capacity appointed in the manner provided for in such Bond Indenture.

                  "Borrower": Birchwood Power Partners, L.P., a Delaware limited partnership.

                  "Borrower Account": as defined in Section 7.11(b) of the Project Loan Agreement.

                  "Borrower Representative": any officer or member of the management committee of the Borrower or, for so long as it shall be a General Partner, of SEI Birchwood.

                  "Borrower Stock Assignment": the Borrower Stock Assignment made by the Borrower in favor of the Security Agent, substantially in the form of Exhibit H to the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Borrower's Greenhouse Expenses": all payments of any kind (whether in the form of a capital contribution, investment, loan, advance, expense payment or otherwise) made by the Borrower to or for the benefit of the Greenhouse Owner or Greenhouse Operator which are either (a) in excess of $250,000 in any calendar year or (b) are in any amount to the extent that such payments have been made for more than six consecutive months; provided that the Borrower's Greenhouse Expenses shall exclude (i) loans made to the Greenhouse Owner pursuant to the Greenhouse Loan Agreement, (ii) payments pursuant to the Steam Sales Agreement and (iii) the proceeds of any withdrawals from the Greenhouse Reserve Account.

                  "Borrowing Date": (a) with respect to Bank Loans, any of the Closing Date, any Monthly Construction Disbursement Date or any Scheduled Senior Debt Service Payment Date on which the Borrower requests Bank Project Loans, or any Business Day on which the Borrower requests Bank L/C Loans or Bank Liquidity Loans, in each case pursuant to Section 3.2 of the Project Loan Agreement; and
(b) with respect to Institutional Loans, any of the Closing Date or any Monthly Construction Disbursement Date on which the Borrower requests Institutional Loans pursuant to Section 4.2 of the Project Loan Agreement.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (with respect to Eurodollar Loans only) on which deposits in foreign currencies and exchange between banks may be carried on in London, England.

                  "Business Interruption Insurance Proceeds": any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to the partial or complete interruption of the operation of the Project.

                  "Buy-Down Amount Proceeds": any and all amounts paid by the Facility Contractor to the Borrower pursuant to Section 8.1 or 8.6 of the Facility Construction Contract or by the Parent Guarantor to the Borrower pursuant to the Facility Construction Contract Guarantee in respect thereof.

                  "Buy-Down Prepayment Notice": as defined in Section 7.3(c) of the Project Loan Agreement.

                  "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Cash Operating Costs": for any period, the sum of the following for the Borrower (determined without duplication): (i) all salaries, bonuses, employee benefits and other compensation paid plus (ii) the cost of Coal, limestone and other materials and utilities paid, including the transportation costs paid for transporting Coal, limestone and such other materials and utilities to the Facility, plus (iii) ash disposal costs paid plus
(iv) insurance premiums paid plus (v) costs of operating and maintaining the Project (including, without limitation, Major Maintenance Expenses and other payments made under the Operating and Maintenance Agreement) paid plus (vi) rent paid under leases permitted by Section 11.15 of the Project Loan Agreement plus
(vii) amounts paid by the Borrower to the Greenhouse Owner pursuant to the Steam Sales Agreement plus (viii) amounts deposited in the Repair and Maintenance Account plus (ix) real and personal property, use, sales and similar taxes paid plus (x) fees paid for accounting, legal and other professional services plus
(xi) general and administrative expenses paid plus (xii) capital expenditures paid plus (xiii) ongoing fees and expenses of any Bond Trustee, the Security Agent and the Administrative Agent paid (including, without limitation, amounts paid pursuant to Section 6.7 of the Security Deposit Agreement or Section 14.5 of the Project Loan Agreement) plus (xiv) the Basic Monthly O&M Fee and Annual O&M Bonus paid to the Facility Operator pursuant to the Operations and Maintenance Agreement plus (xv) all other cash expenditures relating to operating costs of the Project paid plus (xvi) federal, state and local income taxes paid, if any; provided that there shall be excluded from the foregoing items costs that are paid with amounts withdrawn from the Repair and Maintenance Account.

                  "Cash Release Date": each Quarterly Distribution Date that immediately follows a Quarterly Calculation Date on which neither the Historical Debt Coverage Ratio nor the Projected Debt Coverage Ratio was less than 1.25 to 1.0.

                  "Cash Trap Date": each Quarterly Distribution Date immediately following a Quarterly Calculation Date on which either the Historical Debt Coverage Ratio or the Projected Debt Coverage Ratio was less than 1.20 to 1.0.

                  "Casualty Insurance Proceeds": any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any damage to, or destruction in whole or in part of, the Project.

                  "C/D Assessment Rate": for any day as applied to any C/D Rate Loan, the net annual assessment rate (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

                  "C/D Base Rate": with respect to each day during each Bank Loan Interest Period pertaining to a C/D Rate Loan, the rate of interest per annum determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the respective rates determined by the Administrative Agent as the average rate bid at 10:00 A.M., New York City time, or as soon thereafter as practicable, on the first day of such Bank Loan Interest Period, by a total of three certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value from the Administrative Agent of its certificates of deposit in an amount comparable to the C/D Rate Loan of the Administrative Agent to which such Bank Loan Interest Period applies and having a maturity comparable to such Bank Loan Interest Period.

                  "C/D Rate": with respect to each day during each Bank Loan Interest Period pertaining to a C/D Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100th of 1%):

                          C/D Base Rate         + C/D Assessment Rate
                  ------------------------------
                  1.00 - C/D Reserve Percentage

                  "C/D Rate Loans": Bank Loans the rate of interest applicable to which is based upon the C/D Rate.

                  "C/D Rate Tranche": as defined in Section 3.6 of the Project Loan Agreement.

                  "C/D Reserve Percentage": for any day as applied to any C/D Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars.

                  "Change Order": (a) with respect to the Facility, a "Change" (as defined in Section 1.1 of the Facility Construction Contract), or (b) with respect to the Greenhouse, a "Change" defined in Section 1.1 of the Greenhouse Construction Contract.

                  "Closing Date": May 25, 1994.

                  "Co-Agents": Banque Paribas, New York Branch, Barclays Bank PLC, Credit Suisse and Union Bank.

                  "Coal": the coal purchased by the Borrower pursuant to the Coal Supply Agreement, the SEI Coal Procurement Letter or the Arch Back-Up Coal Supply Agreement for the operation of the Facility.

                  "Coal Adjustment Agreement": the Special Adjustment Agreement dated as of July 22, 1993 among the Coal Supplier, the Coal Transporter and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Coal Consultant": John T. Boyd Company, or such other coal consultant reasonably acceptable to the Borrower as the Majority Lenders may designate to examine and advise the Lenders with respect to the matters referred to in Section 9.1(l) of the Project Loan Agreement and to prepare the annual Coal Report update required to be delivered pursuant to Section 10.2(d) of the Project Loan Agreement.

                  "Coal Report": the report of the Coal Consultant delivered pursuant to Section 9.1(l) of the Project Loan Agreement.

                  "Coal Supplier": (i) collectively, Neweagle Industries, Inc., a Virginia corporation, Neweagle Coal Sales Corp., a Virginia corporation, Laurel Creek Co., Inc., a Delaware corporation, and Rockspring Development, Inc., a Delaware corporation, or (ii) subject to compliance with the provisions of Section 11.14 of the Project Loan Agreement, their respective successors and assigns.

                  "Coal Supply Agreement": the Coal Supply Agreement dated as of July 22, 1993, as amended by First Amendment dated as of May 18, 1994, between the Borrower and the Coal Supplier, as may be further amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Coal Transportation Agreement": the Coal Transportation Agreement dated as of July 22, 1993, as amended by First Amendment dated as of April 28, 1994, between the Borrower and the Coal Transporter, as may be further amended, supplemented or otherwise modified from time to time in accordance with
Section 11.12(a) of the Project Loan Agreement.

                  "Coal Transporter": ER&L Birchwood, Inc., a Delaware corporation and a wholly-owned direct subsidiary of CSXT and a wholly-owned indirect subsidiary of CSX.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": collectively, the Mortgaged Property, the Security Deposit Collateral, the Southern Equity Contribution Collateral, the Partner Collateral, and any Bonds (and the proceeds thereof) pledged pursuant to a Bond Pledge Agreement.

                  "Commercial Operations Date": as defined in Section 1.5 of the Power Purchase Agreement.

                  "Commitment": (a) as to any Bank, its Commitment Percentage of the Total Bank Project Loan Commitments, the Total Bank L/C Loan Commitments, the Total VP Letter of

Credit Commitments and the Total Bond Letter of Credit Commitments; and (b) as to any Institution, its Commitment Percentage of the Total Institutional Commitments.

                  "Commitment Percentage": (a) with respect to any Bank, the percentage set forth next to such Bank's name under the caption "Commitment Percentage" on Part A of Schedule 1 to the Project Loan Agreement, as the same may from time to time be modified or amended in accordance with Section 14.7 of the Project Loan Agreement or otherwise in accordance with the terms thereof and
(b) with respect to any Institution, the percentage set forth next to such Institution's name under the caption "Commitment Percentage" on Part B of
Schedule 1 to the Project Loan Agreement, as the same may from time to time be modified or amended in accordance with Section 14.8 of the Project Loan Agreement or otherwise in accordance with the terms thereof.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Completion Date": the date on which the following conditions shall have been satisfied:

                  (a) the Commercial Operations Date shall have occurred and all of the conditions set forth in Section 2.3 of the Power Purchase Agreement shall have been satisfied;

                  (b) the Facility shall have been completed and accepted (except for punchlist items) by the Borrower in accordance with Section
         6.4.1 of the Facility Construction Contract, and the Greenhouse shall have been completed and accepted (except for punchlist items) by the Greenhouse Owner in accordance with Section 3.3 of the Greenhouse Construction Contract;

                  (c) the Administrative Agent and the Institutions shall have received, with a counterpart for each Bank, the Facility Completion Certificate duly executed and delivered by the Borrower and the Independent Engineer and the Greenhouse Completion Certificate duly executed and delivered by the Borrower, the Greenhouse Owner, the Greenhouse Operator and the Independent Engineer;

                  (d) the Administrative Agent and the Institutions shall have received evidence in form and substance reasonably satisfactory to the Administrative Agent and the Majority Institutions that either (i) all Project Costs necessary to achieve Final Completion of the Facility and the Greenhouse shall have been paid in full and there shall be no disputes concerning payment for work performed, services rendered or material or equipment furnished with respect to the Project or the Greenhouse involving any potential liability to the Borrower (collectively, "Disputes"); or (ii) there shall have been deposited into the Final Completion Escrow Account pursuant to Section 4.3 of the Security Deposit

         Agreement an amount equal to the sum of (x) 150% of the amount, determined in good faith by the Borrower, the Administrative Agent and Majority Institutions (after consultation with the Independent Engineer), sufficient to pay all punchlist items and other Project Costs necessary to achieve Final Completion of the Facility and the Greenhouse, (y) 100% of the amount, determined in good faith by the Borrower, the Administrative Agent and the Majority Institutions, which would fully cover any potential liability of the Borrower with respect to any pending Disputes and (z) the unpaid amount of the maximum Heat Rate Bonus which is, or could be, owing to the Facility Contractor following the Completion Date;

                  (e) (i) the Initial Repair and Maintenance Reserve Amount shall have been deposited on or prior to such day in the Repair and Maintenance Account; and (ii) the Borrower shall have applied at least $3,500,000 of the proceeds of the Bank Project Loans and Equity Funding Loans for initial working capital purposes or deposited such amount into the Project Control Account on the Completion Date for such purposes;

                  (f) all Governmental Approvals and other consents and approvals referred to in Section 8.7 of the Project Loan Agreement, including without limitation those listed in Part B of Schedule 6 thereof (other than filings required to be made on a later date by the terms of such Governmental Approvals), shall have been duly obtained or made and shall be in full force and effect, none of such Governmental Approvals or other consents or approvals shall be the subject of any pending or threatened judicial or administrative proceedings, and if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such period shall have expired. In addition, a copy of each such Governmental Approval, consent or approval shall have been delivered to the Administrative Agent (with a copy for each Bank) and the Institutions; and

                  (g) the Equity Funding Termination Date shall have occurred; provided that, for purposes hereof, the provisions of clause (iii) of the definition of "Equity Funding Termination Date" shall be deemed to have been satisfied if there are no unpaid amounts owing by Southern under the Construction Contract Guarantees at such time.

                  "Consents to Assignment": collectively, (i) each Consent to Assignment, each substantially in the form of one of Exhibits I-1 to I-10, to be executed and delivered by each of the parties (other than the Borrower) to each Project Document in effect on the Closing Date, and (ii) with respect to each Additional Contract, the Consent to Assignment to be executed by the parties thereto (other than the Borrower) as provided in Section 10.16 of the Project Loan Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Majority Institutions.

                  "Construction Account": the Construction Account established and maintained pursuant to the Security Deposit Agreement.

                  "Construction Contracts": collectively, the Facility Construction Contract and the Greenhouse Construction Contract.

                  "Construction Contract Guarantees": collectively, the Facility Construction Contract Guarantee and the Greenhouse Construction Contract Guarantee.

                  "Construction Period": the period from and including the Closing Date to and including the Construction Period Termination Date.

                  "Construction Period Termination Date": the earlier of (a) the Completion Date and (b) Date Certain.

                  "Construction Progress Report": the report of the Borrower required to be delivered pursuant to Section 10.2(a) of the Project Loan Agreement.

                  "Construction VP Expiration Date": the Date Certain, or such later date to which the Construction VP Expiration Date has been extended in accordance with Section 6.7 of the Project Loan Agreement.

                  "Construction VP Letter of Credit": the irrevocable direct pay letter of credit to be issued by the Issuing Bank in favor of Virginia Power on the Closing Date pursuant to Section 6.2(a) of the Project Loan Agreement, substantially in form of Exhibit C-1 to the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, and any replacement therefor issued pursuant to Section 6.2(b) of the Project Loan Agreement.

                  "Construction VP Letter of Credit Disbursement": any payment or disbursement made by or on behalf of the Issuing Bank under the Construction VP Letter of Credit.

                  "Construction VP Reimbursement Payment": as defined in Section 6.6(a) of the Project Loan Agreement.

                  "Contingent Bond Contribution": as defined in the Southern Equity Contribution Agreement.

                  "Contingent Distribution": any payment of cash distributions to Partners affiliated with Southern in accordance with clause (ii)(A) of
Section 11.4 of the Project Loan Agreement, in an aggregate amount not to exceed the Contingent Distribution Amount.

                  "Contingent Distribution Amount": an aggregate amount equal to the lesser of (i) $13,700,000 and (ii) the amount, if any, by which (x) the Initial Budgeted Amount plus the Increased IDC Contribution Amount, if any, contributed to the Borrower pursuant to the Southern Equity Contribution Agreement exceeds (y) the aggregate amount of all Project Costs which have been or are required to be incurred in order to achieve the occurrence of the Completion Date and Final Completion of the Facility and the Greenhouse (including, in any event, the Required Completion Date Reserve Deposits).

                  "Contingent Equity Contribution": as defined in the Southern Equity Contribution Agreement.

                  "Contingent Increased IDC Contribution": as defined in the Southern Equity Contribution Agreement.

                  "Contractors": collectively, the Facility Contractor and the Greenhouse Contractor.

                  "Contractual Obligations": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Extension Date": (a) as to any Loan, the Borrowing Date therefor, (b) as to any issuance of a VP Letter of Credit, the Closing Date (in the case of the Construction VP Letter of Credit) or the Commercial Operations Date (in the case of the Term VP Letter of Credit), and (c) as to any issuance of a Bond Letter of Credit, the Business Day during the Construction Period on which such Bond Letter of Credit is issued.

                  "Credit Facilities": as defined in 2.1 of the Project Loan Agreement.

                  "CSX": CSX Corporation.

                  "CSXT": CSX Transportation, Inc., a Virginia corporation.

                  "CSXT Agreement": the Amended and Restated Agreement dated as of May 18, 1994 between the Borrower and CSXT pursuant to which CSXT agrees to cause the Coal Transporter to perform its obligations under the Coal Transportif any, ation Agreement and the Coal Adjustment Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "CT Corporation Agreement": the letter agreement dated as of May 13, 1994 from the Borrower to The Corporation Trust Company and Corporate Trinity Company, as amended, supplemented or otherwise modified in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Damage Event": as defined in Section 1.2 of the Security Deposit Agreement.

                  "Date Certain": June 1, 1997.

                  "Debt Service": for any period, the sum (determined without duplication) of: (a) all amounts payable by the Borrower during such period pursuant to the Project Loan Agreement and the Notes in respect of principal of, and interest on, the Loans, (b) all amounts, if any payable by the Borrower to the Issuing Bank in respect of reimbursements for Letter of Credit Disbursements, (c) all amounts, if any, payable by the Borrower (minus the amounts, if any, receivable by the Borrower, to the extent such amounts have actually been received by the Borrower, or may be set off or applied by the Borrower against amounts payable by the Borrower) during such period under any Interest Rate Hedging Transaction, (d) principal and interest on the Bonds, if any, due and payable during such period, (e) Bond Letter of Credit fees (including fronting fees) and fees in respect of the True-Up Obligation, (f) VP Letter of Credit fees (including fronting fees), commitment fees and administrative agent fees payable pursuant to the Project Loan Agreement, (g) all other amounts in respect of principal, interest and other fees and expenses payable by the Borrower during such period to any of the Lenders pursuant to the Loan Documents and (h) all principal, interest and fees payable with respect to any Refinancing Indebtedness or any purchase money obligations permitted by Section 11.2(a) of the Project Loan Agreement; provided that, for purposes of calculating "Historical Debt Coverage Ratio", "Projected Debt Coverage Ratio" and "Debt Service Coverage Ratio", "Debt Service" shall not include any General Indemnity Proceeds received by the Borrower. For the purpose hereof, if the interest payable on any Loans or other Senior Debt for any period is not determinable in advance because the interest rate is not a fixed rate, it shall be assumed that such Loans or other Senior Debt will bear interest during such period at the average interest rate in effect with respect thereto during the six months immediately preceding such period.

                  "Debt Service Coverage Ratio": for any period, the ratio of
(i) Project Cash Flow for such period to (ii) the Debt Service for such period.

               "Debt Service Letter of Credit": a letter of credit, in an acceptable form to the Security Agent, established in favor of the Security Agent by a bank which at all times is rated at least A+ by Standard & Poor's and at least A1 by Moody's, which letter of credit is a substitute for a like amount of cash required to be on deposit in the Debt Service Reserve Account; provided that no such letter of credit shall be deemed a "Debt Service Letter of Credit" unless the Borrower has no direct or indirect reimbursement obligations or liabilities to the issuer of such letter of credit or to any other Person in respect of draws under such letter of credit.

                  "Debt Service Loans": Bank Project Loans the proceeds of which are to be used to pay principal, interest and/or fees, or the Swap Obligations, as the case may be, due on the outstanding Senior Debt.

                  "Debt Service Reserve Account": the Debt Service Reserve Account established and maintained pursuant to the Security Deposit Agreement.

                  "Default": any of the events specified in Section 12.1 of the Project Loan Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition set forth in said Section 12.1, has been satisfied.

                  "Delay Damages Proceeds": as defined in Section 1.2 of the Security Deposit Agreement.

                  "Distribution": any distribution on or in respect of the Partnership Interests, any payment on account of, or in connection with the purchase, redemption, retirement or other acquisition of, Partnership Interests, or any payment of principal or interest on, or in connection with any redemption, purchase or other acquisition of, Junior Subordinated Debt.

                  "Distributions Account": the Distributions Account established and maintained pursuant to the Security Deposit Agreement.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Dollar Loans": collectively, C/D Rate Loans and Base Rate Loans.

                  "Easements": any easement, license, right-of-way or similar real property interest or right that is the subject of an Easement Agreement.

                  "Easement Agreements": (i) the Waterline and Pumping Station Easement Agreement, (ii) the Access and Utility Easement Agreement, (iii) the Stormwater and Surface Water Runoff Easement Agreement, and (iv) each other agreement entered into prior to the execution and delivery of the Project Loan Agreement granting or assigning to the Borrower ownership of or other rights in respect of any easement, license, right-of-way or similar real property interest or right relating to the Facility or the Site or to the transportation and delivery of Coal, lime, water, ash, electricity or steam to or from the Facility or the Site or to ingress or egress to or from the Facility or the Site, each such agreement to be satisfactory in form and substance to the Administrative Agent and the Majority Institutions.

                  "Environmental Consultant": Rust Environment & Infrastructure, or such other environmental consultant reasonably acceptable to the Borrower as the Majority Lenders may designate to examine and advise the Lenders with respect to environmental matters concerning the Site and the Project.

                  "Environmental Law": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Government Authority relating to the protection of the environment or natural resources, or to emissions, discharge, Releases or threatened Releases of Hazardous Materials into the environment including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or hereafter may be in effect.

                  "Environmental Report": the reports entitled "Phase I Environmental Assessment, SEI Birchwood Power Facility, Parcel A, King George County, Virginia" and "Phase I Environmental Assessment, SEI Birchwood Power Facility, Parcel B, King George County, Virginia" prepared by the Environmental Consultant, each dated April 1994.

                  "Equity Contribution Amount": as defined in Section 1.2 of the Southern Equity Contribution Agreement.

                  "Equity Contribution Dates": as defined in Section 1.1 of the Equity Contribution Agreement.

                  "Equity Contribution Proceeds": any and all payments made or due and payable by Southern on account of the Mandatory Equity Contribution or any Contingent Equity Contribution.

                  "Equity Funding Banks": the banks which are identified as the "Banks" in, and are from time to time party to, the Equity Funding Loan Agreement.

                  "Equity Funding Commitments": the "Total Commitments" from time to time in effect under the Equity Funding Loan Agreement.

                  "Equity Funding Documents": collectively, the Equity Funding Loan Agreement, the Equity Funding Guarantee and the Southern Equity Contribution Agreement.

                  "Equity Funding Guarantee": the Guarantee made by Southern in favor of the Equity Funding Banks and the administrative agent and co-agents under the Equity Funding Loan Agreement, substantially in the form of Exhibit D to the Equity Funding Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.11(a) of the Project Loan Agreement.

                  "Equity Funding Loan Agent": Credit Suisse, in its capacity as administrative agent for the Equity Funding Banks, or any successor in such capacity appointed pursuant to subsection 8.9 of the Equity Funding Loan Agreement.

                  "Equity Funding Loan Agreement": the Credit Agreement dated as of May 18, 1994 among the Borrower, the co-agents named therein, the Equity Funding Banks and Credit Suisse, as administrative agent for the Equity Funding Banks thereunder, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.11(a) of the Project Loan Agreement.

                  "Equity Funding Loan Borrowing Certificate": a "Borrowing Certificate" as defined in the Equity Funding Loan Agreement.

                  "Equity Funding Loan Borrowing Date": a "Borrowing Date" as defined in the Equity Funding Loan Agreement.

                  "Equity Funding Loans": the revolving credit and bid loans made by the Equity Funding Banks to the Borrower during the Construction Period pursuant to the Equity Funding Loan Agreement.

                  "Equity Funding Termination Date": the date on which (i) the Equity Funding Loans and all other amounts owing under the Equity Funding Loan Agreement have been paid in full and the lending commitments thereunder terminated, (ii) the Mandatory Equity

Contribution and any Contingent Equity Contribution has been made to the Borrower in accordance with Section 2.1 of the Southern Equity Contribution Agreement and (iii) Southern shall have paid all amounts owing by it under the Construction Contract Guarantees.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Government Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Bank Loan Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward, if necessary, to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Bank Loan Interest Period in the London interbank eurodollar market for delivery on the first day of such Bank Loan Interest Period, for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Bank Loan Interest Period.

                  "Eurodollar Loans": Bank Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Bank Loan Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
                     ----------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": as defined in Section 3.6 of the Project Loan Agreement.

                  "Event of Default": any of the events specified in Section
12.1 of the Project Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Event of Loss": (a) the actual or constructive total loss of all or substantially all of the Facility, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Government Authority of the use (for an indefinite period of time or for a period of time in excess of twelve months) of, all or substantially all of the Facility; or
(b)(i) the
loss, destruction or damage of, or (ii) the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Government Authority of the use of (in each case in this clause (ii) for an indefinite period or for a period in excess of twelve months) such portion of the Project as shall render the Facility unable to operate on a commercially feasible basis, unless (in the case of this clause (b)): (w) no Event of Default shall have occurred and be continuing at the time of occurrence of or immediately after giving effect to any of the events specified in this clause (b), (x) it is feasible to restore, rebuild or replace the affected portion of the Project, (y) in the opinion of the Majority Lenders after consultation with the Independent Engineer, sufficient funds are or will be available to the Borrower (A) to restore, rebuild or replace the affected portion of the Project so that the Facility will be able to operate on a commercially feasible basis and (B) to pay all Debt Service until such restoration, rebuilding or replacement is completed and (z) no party (other than the Borrower) to any Principal Project Document has the right to terminate such Principal Project Document at any time during the period of restoration, rebuilding or replacement as a result of any of the events specified in this clause (b) unless such right has been waived in writing in a manner reasonably satisfactory to the Security Agent. For the purpose of clause (b) of this definition, the Event of Loss shall be deemed to have occurred on the date on which the Security Agent shall notify the Borrower in writing that one or more of the conditions (specifying the same) set forth in clauses (w), (x), (y) and (z) has not been satisfied.

                  "Event of Loss Prepayment Date": in the case of an Event of Loss described in clause (a) of the definition thereof, the earlier of (i) the date which is 90 days after the date of such Event of Loss and (ii) the date on which the insurance proceeds are received with respect to such Event of Loss; and in the case of an Event of Loss described in clause (b) of the definition thereof, the later of (x) the date on which such Event of Loss is deemed to have occurred and (y) the earlier of the date on which the insurance proceeds are received with respect to such Event of Loss or the date 90 days after such Event of Loss is deemed to have occurred.

                  "Excess Cash Flow": as of any date of determination, the amount available to be transferred from the Project Control Account to the Distributions Account pursuant to clause twelfth of Section 5.3(a) of the Security Deposit Agreement on such date.

                  "Extension of Credit": any of (a) the making of a Bank Project Loan, (b) the making of a Bank L/C Loan, (c) the making of a Bank Liquidity Loan, (d) the making of an Institutional Loan, (e) the issuance of a VP Letter of Credit or (f) the issuance of a Bond Letter of Credit.

                  "Extension of Credit Request": a written request by the Borrower for an Extension of Credit, substantially in the form of Exhibit B-1, B-2 or B-3 of the Project Loan Agreement.

                  "Facility": the pulverized coal-fired cogeneration facility having a nameplate rating of 220 megawatts to be constructed on the Site pursuant to the Facility Construction Contract, consisting of the turbines, boilers, fuel handling equipment and all other equipment installed on the Borrower's side of the Interconnection Point that is not Interconnection Facilities (as such terms are defined in the Power Purchase Agreement).

                  "Facility Completion Certificate": a certificate substantially in the form of Exhibit J-1 of the Project Loan Agreement, signed by the Borrower and the Independent Engineer.

                  "Facility Construction Contract": the Amended and Restated Agreement for Engineering, Procurement and Construction Services dated as of April 19, 1994 between the Facility Contractor and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Facility Construction Contract Guarantee": the Guaranty dated as of May 18, 1994 made by the Parent Guarantor in favor of the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with
Section 11.12(a) of the Project Loan Agreement.

                  "Facility Construction Schedule": the schedule for the Construction of the Facility prepared by the Borrower and the Facility Contractor and approved by the Co-Agents, the Institutions and the Independent Engineer, as set forth on Schedule 8 to the Project Loan Agreement.

                  "Facility Contractor":  SEI.

                  "Facility Operator":  SEI.

                  "Federal Funds Effective Rate": as defined in the definition of "Base Rate".

                  "FERC": the Federal Energy Regulatory Commission or any successor or analogous federal Government Authority.

                  "Final Completion": (a) with respect to the Facility, as defined in Section 1.1 of the Facility Construction Contract, and (b) with respect to the Greenhouse, as defined in Section 1.1 of the Greenhouse Construction Contract.

                  "Final Completion Escrow Account": the Final Completion Escrow Account established and maintained pursuant to the Security Deposit Agreement.

                  "Final Completion Prepayment Amount": the amount transferred from the Final Completion Escrow Account to the Prepayment Subaccount on the date of Final Completion of the Facility pursuant to clause second of Section 5.9(b) of the Security Deposit Agreement.

                  "Financing Documents": collectively, the Loan Documents, the Interest Rate Hedging Agreements with an Interest Rate Hedging Counterparty specified in clause (ii) of the definition thereof, the Bond Documents and the Equity Funding Documents.

                  "Force Majeure": with respect to any Project Document, as defined in such Project Document.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Indemnity Payment Proceeds": any and all proceeds of any insurance maintained by the Borrower or any indemnity, warranty, liquidated damages or guaranty in favor of the Borrower under any Project Document or Financing Document which are payable to the Borrower and are not required to be paid by the Borrower to another Person upon the Borrower's receipt thereof, and which does not constitute Casualty Insurance Proceeds, Business Interruption Insurance Proceeds, Requisition Proceeds or Liquidated Damages Proceeds.

                  "General Partner Interest Pledge Agreements": the collective reference to the separate General Partner Interest Pledge Agreements made by each General Partner of the Borrower from time to time in favor of the Security Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F-1 to the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "General Partners": (a) on the date of execution and delivery of the Project Loan Agreement, the collective reference to SEI Birchwood and Birchwood Development, in their capacity as owners of general partnership interests in the Borrower; and (b) thereafter, subject to compliance with the provisions of the Partnership Agreement and of Section 11.13(a) of the Project Loan Agreement, each owner from time to time of a general partnership interest in the Borrower.

                  "GNP Index": the Gross National Product Implicit Price Deflator as presently issued by the Department of Commerce Bureau of Economic Analysis in the publication entitled "Economic Indicators" published by the Government Printing Office, or, if said historical index is no longer available or is converted to a different standard reference base or is otherwise revised, such historical index as the Borrower and the Administrative Agent may select that measures all goods and services in the economy adjusted for real price change.

                  "GNP Index Multiplier": for any calendar year, the sum of (a) the Inflation Factor for the calendar year immediately preceding such calendar year and (b) 1.0.

                  "Government Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Governmental Approvals": authorizations, consents, approvals, waivers, exemptions, variances, franchises, to the permissions, permits and licenses of, and filings and declarations with, any Government Authority.

                  "Greenhouse": the approximately 36 acre greenhouse complex to be constructed on the Leased Land pursuant to the Greenhouse Construction Contract, as more particularly described in Section 1.1 of the Greenhouse Construction Contract.

                  "Greenhouse Bill of Sale": the Bill of Sale dated May 18, 1994 from the Greenhouse Operator, as seller, to the Greenhouse Owner, as buyer.

                  "Greenhouse Collateral": the Greenhouse and all other property mortgaged, pledged or assigned to the Borrower or the Greenhouse Owner pursuant to the Greenhouse Documents as security for the payment of the obligations under the Greenhouse Loan Agreement or the Greenhouse Sublease, respectively.

                  "Greenhouse Completion Certificate": a certificate substantially in the form of Exhibit J-2 of the Project Loan Agreement, signed by the Borrower, the Greenhouse Owner, the Greenhouse Operator and the Independent Engineer.

                  "Greenhouse Construction Contract": the Construction Contract dated as of April 19, 1994 between the Greenhouse Contractor and the Greenhouse Operator, as assigned by the Greenhouse Operator to, and assumed by, the Greenhouse Owner pursuant to the Assignment and Assumption Agreement dated as of May 18, 1994, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Construction Contract Guarantee": the Guaranty dated as of May 18, 1994 made by the Parent Guarantor in favor of the Greenhouse Owner, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Construction Schedule": the schedule for the construction of the Greenhouse prepared by the Greenhouse Operator and the Greenhouse Contractor and approved by the Co-Agents, the Institutions and the Independent Engineer, as set forth in Schedule 9 to the Project Loan Agreement.

                  "Greenhouse Contractor": SEI.

                  "Greenhouse Deed": the Deed of Bargain and Sale dated as of May 18, 1994 from the Greenhouse Operator, as Grantor, to the Greenhouse Owner, as Grantee.

                  "Greenhouse Documents": collectively, the Greenhouse Loan Agreement, the Greenhouse Note, the Greenhouse Bill of Sale, the Greenhouse Mortgage, the Greenhouse Nondisturbance Agreement, the Greenhouse Master Lease, the Greenhouse Pledge Agreements, the Greenhouse Stock Assignment, the Greenhouse Construction Contract, the Greenhouse Sublease and the Greenhouse Deed.

                  "Greenhouse Loan Agreement": the Loan and Contribution Agreement dated as of May 18, 1994 between the Greenhouse Owner and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Master Lease": the Deed of Master Lease dated as of May 18, 1994 between the Borrower, as Master Landlord, and the Greenhouse Owner, as Master Tenant, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Mortgage": the Deed of Trust, Security Agreement and Assignment of Leases and Rents dated as of May 18, 1994 by and between the Greenhouse Owner, as grantor, Lawyers Title Insurance Corporation, as Trustee, for the benefit of the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Mortgage Assignment": the Collateral Assignment of Greenhouse Note, Loan Agreement and Mortgage dated as of May 18, 1994 from the Borrower, as assignor, to the Security Agent, as assignee, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.11(a) of the Project Loan Agreement.

                  "Greenhouse Nondisturbance Agreement": the Nondisturbance, Attornment and Subordination Agreement dated as of May 18, 1994 by and between the Security Agent and the Greenhouse Operator, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Note": the promissory note executed by the Greenhouse Owner in the form of Exhibit A to the Greenhouse Loan Agreement, payable to the order of the Borrower, and any and all renewals, reinstatements, rearrangements, enlargements or extensions thereof or of any promissory note or notes given therefor, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Operator": Dominion Growers of Fredericksburg, Inc., a Virginia corporation.

                  "Greenhouse Operator Pledge Agreements": the collective reference to (i) the Stock Pledge Agreement made by Johannes VanWingerden, the sole stockholder of the Greenhouse Operator in favor of the Greenhouse Owner, and (ii) following the Closing Date, the other Stock Pledge Agreements made by each transferee of Johannes VanWingerden in favor of the Greenhouse Owner, in each case, substantially in the form of Exhibit __ to the Greenhouse Sublease, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Owner": Greenhost, Inc., a Delaware corporation.

                  "Greenhouse Owner Pledge Agreement": the Stock Pledge Agreement dated as of May 18, 1994 made by Corporate Trinity Company, the sole stockholder of the Greenhouse Owner, in favor of the Borrower, substantially in the form of Exhibit C to the Greenhouse Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Pledge Agreements": collectively, the Greenhouse Owner Pledge Agreement and the Greenhouse Operator Pledge Agreements.

                  "Greenhouse Prepayment Amount": as defined in Section 7.3(f) of the Project Loan Agreement.

                  "Greenhouse Prepayment Notice": as defined in Section 7.3(f) of the Project Loan Agreement.

                  "Greenhouse Prepayment Proceeds": with respect to any optional or mandatory prepayment of loans pursuant to the Greenhouse Loan Agreement, other than a mandatory prepayment of loans made with the proceeds of any payments of Greenhouse Reserve Replenishment Rent under the Greenhouse Sublease, 85% of the proceeds thereof.

                  "Greenhouse Reserve Account": the Greenhouse Reserve Account established and maintained pursuant to the Security Deposit Agreement.

                  "Greenhouse Reserve Replenishment Rent": any payments of Supplemental Rent made pursuant to Section 15.06 of the Greenhouse Sublease following a Greenhouse Reserve Withdrawal Event and until such time as the amount of funds on deposit in the Greenhouse Reserve Account equals $2,000,000.

                  "Greenhouse Reserve Withdrawal Event": as defined in Section
1.2 of the Security Deposit Agreement.

                  "Greenhouse Stock Assignment": the Greenhouse Stock Assignment dated as of May 18, 1994 between the Greenhouse Owner and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with
Section 11.12(a) of the Project Loan Agreement.

                  "Greenhouse Sublease": the Deed of Sublease dated as of May 18, 1994 between the Greenhouse Owner, as sublessor, and the Greenhouse Operator, as sublessee, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business, (y) obligations of the Borrower contained in any Project Document on the Closing Date and (z) indemnity and "hold harmless" provisions in the CT Corporation Agreement or in contracts (including Additional Contracts) entered into by the Borrower in the ordinary course of business after the Closing Date.

                  "Hazardous Materials": (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls (PCB) to the extent regulated under any Environmental Law; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law.

                  "Heat Rate Bonus": as defined in Section 8.5 of the Facility Construction Contract.

                  "Historical Debt Coverage Ratio": as of any Quarterly Calculation Date, the ratio of (i) Project Cash Flow of the Borrower for the six-month period ending on such Quarterly Calculation Date to (ii) Debt Service for such six-month period.

                  "Increased IDC Contribution Amount": as defined in the Southern Equity Contribution Agreement.

                  "Increased IDC Prepayment Amount":

                           (a) if the Applicable Institutional Loan Margin
(determined in accordance with the relevant Institutional Notes) of the initial Institutional Loans made by the Institutions is 2.62%, but the Applicable Institutional Loan Margin (determined in accordance with the relevant Institutional Notes) of the subsequent Institutional Loans made by the Institutions is 2.40%, $1,120,000; or

                           (b) if the Applicable Institutional Loan Margin
(determined in accordance with the relevant Institutional Notes) of both of the Institutional Loans made by the Institutions is 2.62%, $2,239,000.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

(c) all obligations of such Person under Capital Leases, (d) all obligations of such Person pursuant to Interest Rate Hedging Transactions, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Independent Engineer": Black & Veatch, Engineers-Architects, a Missouri partnership, or such other engineering firm reasonably acceptable to the Borrower as the Majority Lenders may designate.

                  "Independent Engineer's Certificate": as defined in Section 9.2(d) of the Project Loan Agreement.

                  "Independent Engineer's Report": the report of the Independent Engineer delivered pursuant to Section 9.1(m) of the Project Loan Agreement.

                  "Inflation Factor": for any calendar year (the "test year"), the quotient obtained by dividing (a) the GNP Index for the test year minus the GNP Index for the calendar year immediately preceding the test year, by (b) the GNP Index for the calendar year immediately preceding the test year.

                  "Information Memorandum": the Birchwood Power Partners, L.P. Non-Recourse Financing Amended and Restated Private Information Memorandum for the Project dated May 18, 1994, prepared by the Borrower and delivered to the Co-Agents and Institutions.

                  "Initial Budgeted Amount":  $438,365,000.

                  "Initial Funding Period": the period from and including the Closing Date to and including August 22, 1994.

                  "Initial Repair and Maintenance Reserve Amount": $1,000,000.

                  "Initial Repayment Date": the first Loan Installment Payment Date to occur on or after the later of (i) the date which is three months after the Completion Date and (ii) the date which is six months after the Commercial Operations Date.

                  "Initial Synchronization Date": as defined in Section 1.23 of the Power Purchase Agreement.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Institution Default Rate": for any day with respect to any Institutional Loan, the rate per annum equal to the rate of interest borne by the Institutional Note evidencing such Loan plus 2.00%.

                  "Institutional Commitment Period": the period from and including the Closing Date to and including the Institutional Commitment Termination Date.

                  "Institutional Commitment Termination Date": February 15,
1995.

                  "Institutional Fee Letter": the letter agreement dated the date of the Project Loan Agreement between the Institutions and the Borrower, setting forth certain fees payable by the Borrower to the Institutions.

                  "Institutional Loan Facility": the construction and term loan facility provided by the Institutions to the Borrower pursuant to Section 4 of the Project Loan Agreement, under which the Institutions will make Institutional Loans from time to time in accordance with the terms thereof.

                  "Institutional Loan Final Maturity Date": the twentieth anniversary of the Commercial Operations Date.

                  "Institutional Loan Installment Payment Date": as defined in
Section 4.4(a) of the Project Loan Agreement.

                  "Institutional Loan Proceeds Account": the Institutional Loan Proceeds Account established and maintained pursuant to the Security Deposit Agreement.

                  "Institutional Loans": as defined in Section 4.1 of the Project Loan Agreement.

                  "Institutional Note": as defined in Section 4.3 of the Project Loan Agreement.

                  "Institutional Note Register": as defined in Section 4.7(a) of the Project Loan Agreement.

                  "Institutional Transfer Supplement": as defined in Section 14.8(a) of the Project Loan Agreement.

                  "Institutions": the financial institutions, insurance companies and other institutional investors which are identified as "Institutions" in, and are from time to time party to, the Project Loan Agreement.

                  "Insurance and Property Tax Reserve Account": the Insurance and Property Tax Reserve Account established and maintained pursuant to the Security Deposit Agreement.

                  "Insurance Consultant": Gale, Smith & Co. Inc., or such other insurance consultant reasonably acceptable to the Borrower as the Majority Lenders may designate.

                  "Interest Drawing": as defined in the relevant Bond Letter of Credit.

                  "Interest Rate Election Notice": a written notice by the Borrower delivered in connection with a borrowing of Bank Loans, substantially in the form of Exhibit M to the Project Loan Agreement.

                  "Interest Rate Hedging Agreement": the agreement or agreements entered into, or to be entered into, by the Borrower and one or more Interest Rate Hedging Counterparties in connection with each Interest Rate Hedging Transaction, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.11(a) of the Project Loan Agreement.

                  "Interest Rate Hedging Counterparty": (i) any Co-Agent or any Affiliate thereof whose long-term unsecured debt securities are rated A- or better by Standard & Poor's or A3 or better by Moody's or (ii) any other financial institution whose long-term unsecured debt securities are rated AA- or better by Standard & Poor's or Aa3 or better by Moody's, in each case at the time of such Co-Agent's, such Affiliate's or such other financial institution's entry into an Interest Rate Hedging Transaction with the Borrower.

                  "Interest Rate Hedging Transaction": any interest rate protection agreement, interest rate swap transaction, interest rate "cap" or "collar" transaction, interest rate future, interest rate option or other interest rate hedging transaction.

                  "Investor Percentage": at any time:

                  (a) with respect to any Institution, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the aggregate unpaid principal amount of Institutional Loans then outstanding held by such Institution and (ii) the unused Institutional Loan Commitment of such Institution then in effect, and the denominator of which is the Total Investor Exposure at such time; and

                  (b) with respect to the Unsupported Bondholders, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal amount of Unsupported Bonds then outstanding, and the denominator of which is the Total Investor Exposure at such time.

For purposes of this definition, "Total Investor Exposure" means, at any time, the sum of (i) the aggregate unpaid principal amount of Institutional Loans then outstanding, (ii) the aggregate unpaid principal amount of Unsupported Bonds then outstanding and (iii) the unused portion of the Total Institutional Commitments then in effect.

                  "IPP": an independent power production facility which is not a Qualifying Facility.

                  "IPP Conversion Date": the date, if any, on which the Facility shall cease to be a Qualifying Facility and shall become an IPP in compliance with all relevant provisions of the Project Loan Agreement.

                  "Issuing Bank": Credit Suisse, or when the context requires, Credit Suisse, New York Branch, or any successor or assign, and shall be interpreted accordingly throughout the Loan Documents.

                  "Junior Subordinated Indebtedness": unsecured indebtedness of the Borrower for borrowed money that is evidenced by an instrument or instruments containing the subordination provisions set forth in Exhibit N to the Project Loan Agreement.

                  "L/C Cash Collateral Subaccount": as defined in Section 3.1(a) of the Security Deposit Agreement.

                  "L/C Disbursement Date": the date on which any Letter of Credit Disbursement is made.

                  "L/C Reimbursement Date": each date upon which any L/C Reimbursement Obligation arises and the payment thereof is not financed with the proceeds of a Bank L/C Loan or Bank Liquidity Loan under the Project Loan Agreement.

                  "L/C Reimbursement Obligations": collectively, Bond Reimbursement Obligations and VP Reimbursement Obligations.

                  "L/C Reimbursement Payments": collectively, Bond Reimbursement Payments and VP Reimbursement Payments.

                  "Leased Land": that portion of the Site that is subject to the Greenhouse Master Lease.

                  "Lenders": the Banks, the Issuing Bank and the Institutions.

                  "Lenders' Default Notice": as defined in Section 1.2 of the Southern Equity Contribution Agreement.

                  "Letter of Credit Disbursement": any Construction VP Letter of Credit Disbursement, any Term VP Letter of Credit Disbursement or any Bond Letter of Credit Disbursement.

                  "Letter of Credit Exposure": on any date with respect to all Letters of Credit then outstanding, the sum of (i) the aggregate undrawn portion of the respective stated amounts of such Letters of Credit on such date and (ii) the aggregate amount of L/C Reimbursement Obligations on such date which have not been reimbursed by the Borrower from its own funds or financed with the proceeds of a Bank L/C Loan or a Bank Liquidity Loan.

                  "Letters of Credit": collectively, the Bond Letters of Credit and the VP Letters of Credit.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same economic effect as any of the foregoing).

                  "Limited Partner Interest Pledge Agreement": the collective reference to the separate Limited Partner Interest Pledge Agreements made by each Limited Partner of the Borrower from time to time in favor of the Security Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F-2 to the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Limited Partners": (a) on the date of the execution and delivery of the Project Loan Agreement, SEI Birchwood, in its capacity as the owner of all of the limited partnership interests of the Borrower; and (b) thereafter, subject to compliance with the provisions of the Partnership Agreement and of Section 11.13(b) of the Project Loan Agreement, each owner from time to time of a limited partnership interest in the Borrower.

                  "Liquidity Drawing": a Tender Drawing -- Principal or a Tender Drawing -- Interest (as each such term is defined in the relevant Bond Letter of Credit), the proceeds of which are to be used to fund tenders of the relevant Bonds in connection with a remarketing of the Bonds.

                  "Liquidity Loan Termination Date": with respect to Bank Liquidity Loans the proceeds of which are used to finance Bond Reimbursement Obligations in respect of a Liquidity Drawing under a Bond Letter of Credit, the applicable Bond L/C Expiration Date of such Bond Letter of Credit.

                  "Loan Documents": the Project Loan Agreement, the Notes, each Interest Rate Hedging Agreement with an Interest Rate Hedging Counterparty specified in clause (i) of the definition thereof and the Security Documents.

                  "Loan Installment Payment Date": each of (i) the last day of each March, June, September and December occurring on the first such day to occur after the Commercial Operations Date, to and including the Bank Loan Final Maturity Date (in the case of Bank Loans) or the Institutional Loan Final Maturity Date (in the case of Institutional Loans) and (ii) the Bank Loan Final Maturity Date (in the case of Bank Loans) or the Institutional Loan Final Maturity Date (in the case of Institutional Loans).

                  "Loan Participants": as defined in Section 14.7(a) of the Project Loan Agreement.

                  "Loans": collectively, the Bank Project Loans, the Bank L/C Loans, the Bank Liquidity Loans and the Institutional Loans.

                  "Majority Banks": at any time, Banks the Commitment Percentages of which at such time aggregate at least 66 2/3%.

                  "Majority Institutions": at any time, Institutions and Unsupported Bondholders (acting through the relevant Bond Trustee) the Investor Percentages of which at such time aggregate at least 66 2/3%.

                  "Majority Lenders": at any time, each of (i) Banks, Institutions and Unsupported Bondholders (acting through the relevant Bond Trustee) the Senior Creditor Percentages of which at such time aggregate at least 66 2/3%; and (ii) Banks the Commitment Percentages of which at such time aggregate at least 66 2/3% and (iii) Institutions and Unsupported Bondholders (acting through the relevant Bond Trustee) the Investor Percentages of which at such time aggregate at least 66 2/3%; provided, however, that if at any time on or after the first day of the fourteenth year following the Commercial Operations Date, the Senior Creditor Percentage of either the Banks or the Institutions is less than 20% of the Total Senior Creditor Exposure (as defined in the definition of "Senior Creditor Percentage"), then "Majority Lenders" shall be determined without reference to clause (ii) or (iii) above; provided, further, that on and after the date on which the Bank Loans and all amounts payable to the Banks, the Issuing Bank and the Administrative Agent under the Loan Documents have been paid in full, no Letter of Credit is outstanding and all of the Commitments of the Banks have been terminated, "Majority Lenders" shall be determined without reference to clause (ii) above and clause (i) above shall be calculated without reference to "Banks".


                  "Make-Whole Premium": a premium, determined as of the date of any optional prepayment pursuant to Section 7.4 of the Project Loan Agreement, any mandatory prepayment pursuant to Section 7.3 of the Project Loan Agreement in respect of which the Make-Whole Premium is payable, or any acceleration pursuant to Section 12.2 thereof, in respect of each Institutional Loan (or the portion thereof) to be prepaid or each Institutional Loan being accelerated, equal to the amount (but not less than zero) obtained by subtracting (i) the sum of the unpaid principal amount of such Institutional Loan (or the portion thereof) being prepaid or accelerated and the amount of interest thereon accrued to the prepayment date or date of acceleration, as the case may be, from (ii) the sum of the Current Values of each scheduled interest payment and principal payment (each such amount of principal or interest being referred to herein as an "Amount Payable") being prepaid or accelerated that would otherwise have become due after the date of such determination if such Institutional Loan were not being prepaid or accelerated. The "Current Value" of any Amount Payable means such Amount Payable discounted on a quarterly basis to its present value on the date of determination in accordance with the following formula:

                         Current Value = Amount Payable
                                         --------------
                                          (1 + d/p)(n)

where "d" is the sum of (a) 50 basis points and (b) the Treasury Yield per annum expressed as a decimal, and "n" is an exponent (which need not be an integer) equal to the number of quarterly periods and portions thereof (any such portion of a period to be determined by dividing the number of days in such portion of such period by the total number of days in such period, both computed on the basis of twelve 30-day months in a 360-day year) from the date of such determination to the scheduled payment date of the Amount Payable, and "p" is 4. The "Treasury Yield" applicable to each Amount Payable shall be the yield to maturity implied by the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the date fixed for prepayment or the date of acceleration, as the case may be, with respect to the principal amount being prepaid or accelerated, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace such Page 678) for actively traded U.S. Treasury securities having a maturity equal to the then remaining weighted average life of the Institutional Loan being prepaid or accelerated (the "Remaining Life") of such principal amount as of such date, computed by dividing (x) the amount referred to in clause (i) above into (y) the total of the products obtained by multiplying (A) the amount of each remaining required repayment of principal by
(B) the number of years (calculated to the nearest one-twelfth) which will elapse between the date as of which such computation is made and the due date of such payment. If the Remaining Life is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life and (b) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life, except that if the Remaining Life is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

                  "Mandatory Equity Contribution": as defined in the Southern Equity Contribution Agreement.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations or financial condition of the Borrower, (b) the ability of the Borrower to perform its obligations under the Loan Documents and the Project Documents, or (c) the validity or enforceability of the Loan Documents or the Project Documents or the rights, interests and remedies of the Lenders under the Loan Documents.

                  "Maximum Partnership Interest": with respect to any Person,
(i) 50% of all general partnership interests in the Borrower and (ii) Partnership Interests entitling such Person to receive 50% of the profits and losses of the Borrower.

                  "Modified Make-Whole Premium": (a) with respect to any optional prepayment of Institutional Loans pursuant to Section 7.4 of the Project Loan Agreement with funds transferred from the Additional Collateral Account pursuant to Section 5.6(b) of the Security Deposit Agreement, such Institution's Pro Rata Share (as defined below) of the product of (x) the aggregate amounts payable to the Banks pursuant to Section 7.7(a) or 7.7(d) of the Project Loan Agreement in connection with such prepayment and (y) a fraction, the numerator of which is the aggregate principal amount of Institutional Loans to be prepaid in connection with such prepayment and the denominator of which is the aggregate principal amount of Bank Loans to be prepaid in connection with such prepayment; and (b) with respect to any other optional prepayment pursuant to
Section 7.4 of the Project Loan Agreement of Institutional Loans held by an Institution exercising the Pro Rata Prepayment Option which has agreed to receive the Modified Make-Whole Premium, a premium, determined as of the date of such optional prepayment, calculated in accordance with the definition of "Make-Whole Premium", except that, for purposes of the formula used to determine "Current Value" in such definition, "d" shall be the sum of (i) 100 basis points and (ii) the Treasury Yield per annum expressed as a decimal. For purposes of this definition, "Pro Rata Share", with respect to any Institution exercising the Pro Rata Prepayment Option in connection with an optional prepayment of Institutional Loans, is equal to a fraction, the numerator of which is equal to the aggregate principal amount of Institutional Loans held by such Institution on the date of such prepayment and the denominator of which is equal to the aggregate principal amount of Institutional Loans held by all Institutions exercising the Pro Rata Prepayment Option on the date of such prepayment.

                  "Monthly Construction Disbursement Date": in any calendar month during the Construction Period, the single Business Day in such calendar month designated by the Borrower as the date on which the Borrower proposes to borrow Bank Project Loans and/or Institutional Loans under the Project Loan Agreement to pay Project Costs.

                  "Moody's": Moody's Investor Services, Inc.

                  "Mortgaged Property": the "Trust Property" as defined in the Project Mortgage.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Restoration Prepayment Amount": as defined in Section 7.3(g) of the Project Loan Agreement.

                  "Non-Restoration Prepayment Notice": as defined in Section 7.3(g) of the Project Loan Agreement.

                  "Note Exchange Date": the first date on which interest is payable (and has been paid) on the Institutional Loans following the second borrowing of Institutional Loans pursuant to Section 4.1 of the Project Loan Agreement.

                  "Notes": collectively, the Bank Notes and Institutional Notes.

                  "Notice to Proceed": (a) with respect to the Facility, as defined in Section 1.1 of the Facility Construction Contract, or (b) with respect to the Greenhouse, as defined in Section 1.1 of the Greenhouse Construction Contract.

                  "Operating and Maintenance Agreement": the Amended and Restated Facility Operations and Maintenance Agreement dated as of May 18, 1994 between the Borrower and the Facility Operator, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Operating Budget": as defined in Section 10.23 of the Project Loan Agreement.

                  "Operating Year": the consecutive twelve-month period commencing on the Commercial Operations Date, and each consecutive twelve-month period thereafter commencing on each anniversary of the Commercial Operations Date.

                  "Optional Prepayment Notice": as defined in Section 7.4(a) of the Project Loan Agreement.

                  "Ornamental Flower Market Consultant": Context Consulting, or such other consultant reasonably acceptable to the Borrower as the Majority Lenders may designate to examine and advise the Lenders with respect to the Greenhouse, the Greenhouse Operator and the ornamental flower market.

                  "Parent Guarantor": Southern, as guarantor under the Construction Contract Guarantees.

                  "Partner Collateral": the "Collateral" as defined in each General Partner Pledge Agreement and each Limited Partner Pledge Agreement.

                  "Partners": collectively, the General Partners and the Limited Partners.

                  "Partnership Agreement": the Limited Partnership Agreement of the Borrower dated as of July 21, 1993, as amended by a First Amendment dated as of April 27, 1994 and by a Second Amendment dated as of May 18, 1994, between Birchwood Development, in its capacity as a general partner, and SEI Birchwood, in its respective capacities as a general partner and as the sole limited partner.

                  "Partnership Interests": collectively, the general partnership interests and limited partnership interests in the Borrower.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Investments": collectively, (a) direct obligations of the United States or of any agency or political subdivision thereof, or obligations guaranteed as to principal and interest by the United States or by any agency or political subdivision thereof, in any case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank having capital, surplus and undivided profits of at least U.S.$500,000,000 and a long-term unsecured senior debt rating of at least "A" by Standard & Poor's and "A2" by

Moody's, in any case maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated "P-1" or better by Moody's or "A-1" or better by Standard & Poor's, in any case maturing not more than 90 days from the date of acquisition thereof.

                  "Permitted Liens": (i) Liens for taxes, assessments or governmental charges which are not yet due or which are being Contested (as defined below); (ii) Liens in connection with worker's compensation, unemployment insurance, old-age pensions or other social security benefits or obligations; (iii) mechanics', materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of business securing obligations incurred in connection with the Project which are not yet due or which are fully bonded or are being Contested; (iv) Liens incurred or created in the ordinary course of business in connection with or to secure the performance of bids, tenders, contracts (other than for the payment of money), leases, statutory obligations, surety bonds or appeal bonds; (v) Liens of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted by a Contest; (vi) the exceptions to title set forth in Schedule B of the title insurance policy delivered to the Security Agent pursuant to Section 9.1(j) of the Project Loan Agreement; and (vii) any easements, rights-of-way, licenses and similar encumbrances incurred or created in the ordinary course of business which do not singularly or in the aggregate interfere with the use or impair the value of the Borrower's property or assets or impair the rights or interests of the Lenders with respect to the Collateral. For purposes of this definition, "Contest" means, with respect to any taxes, assessments, governmental charges or levies or any Lien or other claim (each, a "Claim"), a contest pursued in good faith challenging the validity or amount of any such Claim by proper proceedings timely instituted if (a) the Borrower diligently pursues such contest, (b) the Borrower sets aside on its books adequate reserves in accordance with GAAP with respect to the contested Claim,
(c) during the period of such contest the enforcement of any contested Claim is effectively stayed and any Lien asserted thereby is effectively removed of record and (d) such contest (i) will not interfere with the construction or operation of the Project and (ii) does not involve any substantial danger of a sale, forfeiture or loss of any part of the Project, title thereto or any interest therein.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Government Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Power Purchase Agreement": the Power Purchase and Operating Agreement effective July 13, 1990 between SEI Birchwood and Virginia Power, as assigned by SEI Birchwood to, and assumed by, the Borrower pursuant to an Assignment and Assumption Agreement dated as of May 18, 1994 among SEI Birchwood, the Borrower and Virginia Power, and as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Prepayment Subaccount": as defined in the Security Deposit Agreement.

                  "Principal Project Documents": collectively, the Construction Contracts, the Construction Contract Guarantees, the Power Purchase Agreement, the Steam Sales Agreement, the Operating and Maintenance Agreement, the Coal Supply Agreement, the Arch Back-Up Coal Supply Agreement, the SEI Coal Procurement Letter, the Coal Transportation Agreement, the CSXT Agreement, the Coal Adjustment Agreement, the Ash Disposal Agreement, the Real Estate Documents, the Greenhouse Documents (to the extent not specified above) and the Partnership Agreement, together with any replacement or substitute agreement for any of the foregoing.

                  "Proceeds": all cash and other property, real, personal or mixed, tangible or intangible, received upon the sale, exchange, collection or other disposition of the Collateral or proceeds thereof, and, in any event, including, but not limited to, Casualty Insurance Proceeds, Business Interruption Insurance Proceeds, Requisition Proceeds, Buy-Down Amount Proceeds, Delay Damages Proceeds, General Indemnity Payments Proceeds, Greenhouse Prepayment Proceeds, Mandatory Equity Contribution Proceeds and all proceeds of the Contingent Bond Contribution, if any, and the Contingent Increased IDC Contribution, if any.

                  "Project": the Facility, the Site and all licenses, permits and easements and other real property interests and rights relating to the Facility or the Site which are owned or leased by the Borrower or in which the Borrower has any rights, including, without limitation, the Easements.

                  "Project Cash Flow": for any period, the amount, if any, by which Project Revenues for such period exceed the sum of (i) Cash Operating Costs (excluding the Basic O&M Monthly Fee and the Annual O&M Bonus) for such period plus (ii) the Borrower's Greenhouse Expenses, if any, for such period plus (or minus) (iii) decreases (or increases) in cash working capital of the Borrower from the prior period.

                  "Project Control Account": the Project Control Account established and maintained pursuant to the Security Deposit Agreement.

                  "Project Cost Savings": the amount, if any, by which (a) the sum of (i) the Initial Budgeted Amount and (ii) the Increased IDC Contribution Amount, if any, contributed to the Borrower pursuant to the Southern Equity Contribution Agreement on or prior to such date, exceeds (b) the aggregate amount of all Project Costs which have been or are required to be incurred in order to achieve the occurrence of the Completion Date and Final Completion of the Facility and of the Greenhouse, including, in any event, (x) the Required Completion Date Reserve Deposits specified in clauses (ii) through (v) of the definition thereof and (y) the Required Debt Service Reserve Amount as of the Completion Date.

                  "Project Costs": all costs and expenses incurred or to be incurred by the Borrower to develop, design, finance, construct, test and start-up the Project in the manner contemplated by the Principal Project Documents and to achieve Final Completion of the Facility, including without limitation (a) the amounts payable by the Borrower pursuant to the Facility Construction

Contract; (b) all costs and expenses payable by the Borrower in connection with the performance by it of its covenants in the Facility Construction Contract;
(c) the costs of acquiring and preparing the Site and the Easements; (d) the cost of owner-furnished equipment (including the fuel storage facility), spare parts, power and water for construction and start-up, and utility interconnection costs; (e) the cost of interconnecting the Facility with the Greenhouse and of any equipment owned by the Borrower that is located on the Leased Land; (f) the secured construction loans not exceeding $20,079,000 principal amount and capital contribution not exceeding $7,000,000 which the Borrower has agreed to make to the Greenhouse Owner pursuant to the Greenhouse Loan Agreement; (g) initial working capital (not exceeding $3,500,000) for the Project, (h) the cost of insurance and bonds; (i) consulting fees of the Independent Engineer, Insurance Consultant, Coal Consultant, Environmental Consultant and Ornamental Flower Market Consultant; (j) legal, accounting, engineering and financing fees and expenses, and interest during construction;
(k) other fees and expenses associated with arranging the financing contemplated by the Project Loan Agreement, the Equity Funding Loan Agreement and the Bond Documents, including placement agent and underwriting fees and other issuance costs of the Bonds; (l) ad valorem taxes, real and personal property taxes and sales, use and excise taxes; (m) general and administrative expenses directly attributable to the Project; (n) the funding of the Debt Service Reserve Account on the Completion Date in the amount of the Required Debt Service Reserve Amount; (o) the funding of the Repair and Maintenance Account on the Completion Date in the amount of the Initial Repair and Maintenance Reserve Amount, (p) the Heat Rate Bonus (not exceeding $6,000,000), if any, payable to the Facility Contractor in accordance with Section 8.5 of the Facility Construction Contract;
(q) project development and construction management fees, including without limitation the development fee to be paid to Affiliates of Southern on the Closing Date in an aggregate amount not to exceed $1,700,000; and (r) the Contingent Distribution Amount, if any, payable on the Completion Date to Partners affiliated with Southern; excluding, however, (i) the repayment of the principal amount of Equity Funding Loans and any payment of interest on overdue amounts of principal thereof and interest thereon and (ii) any costs, expenses, fees and other amounts payable in connection with the issuance and sale by the Borrower, or the assignment or transfer by any Partner, of a general or limited partnership interest in the Borrower. In addition, for purposes of calculating "Contingent Distribution Amount", "Project Costs" shall not include any amounts in clause (r) above.

                  "Project Documents": collectively, the Principal Project Documents, the CT Corporation Letter and, when entered to, each Additional Contract.

                  "Project Loan Agreement": the Loan and Reimbursement Agreement dated as of May 18, 1994 among the Borrower, the Banks, the Institutions, the Co-Agents, the Issuing Bank and the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Project Mortgage": the Credit Line Deed of Trust, Assignment and Security Agreement made by the Borrower, as Grantor, to Lawyers Title Insurance Corporation, as trustee for the use and benefit of the Security Agent, as Beneficiary, substantially in the form of Exhibit E of the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Project Participants": collectively, the Borrower, the Facility Contractor, the Greenhouse Contractor, the Parent Guarantor, Virginia Power, the Facility Operator, the Coal Supplier, Arch, the Coal Transporter, CSXT, the Greenhouse Owner, the Greenhouse Operator, the Partners and each other Person from time to time party to a Project Document (including without limitation, SEI as a party to the SEI Coal Procurement Letter).

                  "Project Revenues": for any period, the sum of (i) all revenues received by the Borrower from the sale of electrical energy pursuant to the Power Purchase Agreement and from the sale of steam pursuant to the Steam Sales Agreement, (ii) any other operating revenues received by the Borrower for such period, (iii) all payments received by the Borrower of any scheduled repayment of loans or any mandatory prepayment of loans pursuant to the Greenhouse Loan Agreement with the proceeds of rent payable pursuant to Section
3.01 of the Greenhouse Sublease, (iv) any General Indemnity Payment Proceeds and
(v) the earnings on Permitted Investments on deposit in the Accounts to the extent distributed to the Project Control Account pursuant to the Security Deposit Agreement.

                  "Projected Debt Coverage Ratio": as of any Quarterly Calculation Date, the ratio of (i) Projected Project Cash Flow as of such date to (ii) Projected Debt Service as of such date.

                  "Projected Debt Service": as of any Quarterly Calculation Date, the projected Debt Service for the twelve-month period ending on the fourth succeeding Quarterly Calculation Date.

                  "Projected Project Cash Flow": as of any Quarterly Calculation Date, the projected Project Cash Flow for the twelve-month period ending on the fourth succeeding Quarterly Calculation Date. Such Projected Project Cash Flow shall be determined by using the same amount for Project Cash Flow for the immediately preceding twelve-month period, and then adjusting such amount for the effect thereon of any planned or anticipated changes during such succeeding twelve-month period in the operation or maintenance of the Facility (as determined in good faith by the Borrower, which determination shall be reasonably acceptable to the Administrative Agent, upon consultation with the Independent Engineer).

                  "Pro Rata Prepayment Option": as defined in Section 7.5(b) of the Project Loan Agreement.

                  "Pro Rata Prepayment Share": with respect to any mandatory prepayment of Loans pursuant to Section 7.3(c), 7.3(f) or 7.3(g) of the Project Loan Agreement, or any optional prepayment of Loans pursuant to Section 7.4 of the Project Loan Agreement (other than as provided in clause (i), (ii) or (iii) of Section 7.5(a) thereof):

                  (a) if none of the Institutions exercises the Pro Rata Prepayment Option in connection with such prepayment in accordance with
         Section 7.5(b) of the Project Loan Agreement, (i) the Pro Rata Prepayment Share of the Banks shall be equal to the Aggregate Prepayment Amount, the Buy-Down Amount Proceeds, the Non-Restoration Prepayment Amount or the Greenhouse Prepayment Amount, as the case may be, and (ii) the Pro Rata Prepayment Share of the Institutions shall be zero; and

                  (b) if any of the Institutions exercises the Pro Rata Prepayment Option with respect to such prepayment in accordance with
         Section 7.5(b) of the Project Loan Agreement (the "Electing Institutions"), then:

                           (A) the Pro Rata Prepayment Share of the Banks shall
                  be equal to the product of (1) the Aggregate Prepayment Amount, the Buy-Down Amount Proceeds, the Non-Restoration Prepayment Amount or the Greenhouse Prepayment Amount, as the case may be, and (2) a fraction, the numerator of which shall be the Total Bank Exposure on the date of the Optional Prepayment Notice, the Buy-Down Prepayment Notice, the Non-Restoration Prepayment Notice or the Greenhouse Prepayment Notice, as the case may be, and the denominator of which shall be the sum of (x) the Total Bank Exposure and (y) the aggregate outstanding principal amount of Institutional Loans held by all of the Electing Institutions, in each case on the date of the Optional Prepayment Notice, the Buy-Down Prepayment Notice, the Non-Restoration Prepayment Notice or the Greenhouse Prepayment Notice, as the case may be;

                           (B) the Pro Rata Prepayment Share of each Electing
                  Institution shall be equal to the product of (1) the Aggregate Prepayment Amount, the Buy-Down Amount Proceeds, the Non-Restoration Prepayment Amount or the Greenhouse Prepayment Amount, as the case may be, and (2) a fraction, the numerator of which shall be the aggregate outstanding principal amount of Institutional Loans held by such Electing Institution on the date of the Optional Prepayment Notice, the Buy-Down Prepayment Notice, the Non-Restoration Prepayment Notice or the Greenhouse Prepayment Notice, as the case may be, and the denominator of which shall be the sum of (x) the Total Bank Exposure and (y) the aggregate outstanding principal amount of Institutional Loans held by all of the Electing Institutions, in each case on the date of the Optional Prepayment Notice, the Buy-Down Prepayment Notice, the Non-Restoration Prepayment Notice or the Greenhouse Prepayment Notice, as the case may be; and

                           (C) the Pro Rata Prepayment Share of each Institution
                  which is not an Electing Institution shall be zero.

                  "Purchasing Banks": as defined in Section 14.7(b) of the Project Loan Agreement.

                  "Purchasing Institutions": as defined in Section 14.8(a) of the Project Loan Agreement.

                  "PUHCA": the Public Utility Holding Company Act of 1935, as amended.

                  "PURPA": the Pubic Utility Regulatory Policies Act of 1978, as amended from time to time.

                  "QF Plan": as defined in Section 10.18 of the Project Loan Agreement.

                  "Qualified Financial Institution": (a) Any bank satisfactory to the Issuing Bank that has capital, surplus and undivided profits of at least $500,000,000 and that is either organized under the laws of the United States or any state thereof or has a branch office or agency located in the United States, and (b) any other bank or financial institution approved by the Administrative Agent and the Borrower (which approval will not be unreasonably withheld) and satisfactory to the Issuing Bank.

                  "Qualified Limited Partner Transferee": any Person which, at the effective time of the relevant transfer or issuance, (a) is a partnership, corporation, business trust or unincorporated association, (b) individually, or if a member of a consolidated group, with such Person's consolidated group, has a tangible net worth (as defined in accordance with GAAP) of $25,000,000 or more, (c) has not been convicted or pleaded guilty or no contest to any felony within the previous five years, and (d) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Borrower; provided that, after giving effect to such transfer or issuance, more than 50% of the limited partnership interests will be held by Persons which have knowledge and experience in the management of or investment in power generating facilities.

                  "Qualifying Facility": a cogeneration facility meeting all of the requirements for a "qualifying cogeneration facility" set forth in PURPA and in Part 292 of the rules and regulations of FERC under PURPA.

                  "Quarterly Calculation Date": the last day of each March, June, September and December of each year, commencing on the first of such days to occur after the Commercial Operations Date.

                  "Quarterly Distribution Date": the last day of each calendar month immediately succeeding the month in which a Quarterly Calculation Date occurs (or, if any such date is not a Business Day, the immediately preceding Business Day), commencing on the first of such dates to occur after the initial Quarterly Calculation Date.

                  "Real Estate Documents": collectively, the Project Mortgage, the Easement Agreements, the Greenhouse Mortgage Assignment and the Virginia Power First Refusal Agreement.

                  "Reference Banks": Barclays Bank PLC, Credit Suisse and Union Bank.

                  "Refinancing Indebtedness": Indebtedness incurred by the Borrower which is permitted by clause (f) of Section 11.1 of the Project Loan Agreement.

                  "Refinancing Transaction": as defined in clause (f) of Section
11.1 of the Project Loan Agreement.

                  "Refunding Drawing": a drawing on a Bond Letter of Credit on the applicable Bond L/C Expiration Date, the proceeds of which are to be used to repay in full the Relevant Bonds or the purchase price of the Relevant Bonds.

                  "Register": as defined in Section 14.7(c) of the Project Loan Agreement.

                  "Registered Institutional Notes": as defined in Section 4.7(a) of the Project Loan Agreement.

                  "Reimbursable Expenses": as defined in Section 14.5 of the Project Loan Agreement.

                  "Relative Bank Exposure": on any day, the number obtained by dividing (i) the Total Bank Exposure on such date by (ii) the sum of (x) the Total Bank Project Loan Commitments (calculated based on the assumption that all of the Bonds have been issued prior to such day and that the Total Bank Project Loan Commitments have been reduced by a corresponding amount in accordance with
Section 2.4 of the Project Loan Agreement), (y) the Total VP Letter of Credit Commitments and (z) the Total Bond Letter of Credit Commitments.

                  "Relative Institution Exposure": on any day, the number obtained by dividing (x) the aggregate principal amount of Institutional Loans then outstanding by (b) the Total Institutional Commitments then in effect.

                  "Release of Hazardous Materials": the release of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

                  "Relevant Bonds": with respect to any Bond Letter of Credit, the Bonds which are or are proposed to be supported by such Bond Letter of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

                  "Repair and Maintenance Account": the Repair and Maintenance Account established and maintained pursuant to the Security Deposit Agreement.

                  "Reporting Party": the Borrower, the Greenhouse Operator, the Coal Supplier, Arch, CSX and, prior to the Equity Funding Termination Date, Southern.

                  "Required Completion Date Reserve Deposits": the sum of (i) with respect to the Debt Service Reserve Account, the Required Initial Debt Service Reserve Deposit Amount (less, if a Debt Service Letter of Credit shall be outstanding on the Completion Date, the aggregate amount available to be drawn under such Debt Service Letter of Credit on such date), plus (ii) with respect to the Repair and Maintenance Account, the Initial Repair and Maintenance Reserve Amount, plus (iii) with respect to the Final Completion Escrow Account, the amount required to be deposited into the Final Completion Escrow Account on the Completion Date pursuant to clause (d) of the definition of "Completion Date", plus (iv) with respect to the Project Control Account, the amount if any, by which $3,500,000 exceeds the amount expended by the Borrower prior to the Completion Date for initial working capital purposes plus (v) with respect to the Distributions Account, $13,700,000, to be used to make the Contingent Distribution.

                  "Required Debt Service Reserve Amount": as of any date of determination, the projected Debt Service for the six months next succeeding such date.

                  "Required Initial Debt Service Reserve Deposit Amount":
$8,250,000, or such lesser amount as shall have been agreed to in writing by the Majority Lenders and the Borrower prior to the Completion Date.

                  "Required Project Control Reserve Amount": as defined in
Section 1.2 of the Security Deposit Agreement.

                  "Required Repair and Maintenance Reserve Amount": as defined in Section 1.2 of the Security Deposit Agreement.


                  "Required Secured Parties": at any time, each of (i) Banks, Institutions, Unsupported Bondholders (acting through the relevant Bond Trustee) and Accelerated Interest Rate Hedging Counterparties (as defined below) the Senior Creditor Percentages of which at such time aggregate at least 66 2/3%; and (ii) Banks and Accelerated Interest Rate Hedging Counterparties the Bank Commitment Percentages of which at such time aggregate at least 66 2/3% and
(iii) Institutions and Unsupported Bondholders (acting through the relevant Bond Trustee) the Investor Percentages of which at such time aggregate at least 66 2/3%; provided, however, that if at any time on or after the first day of the fourteenth year following the Commercial Operations Date, the Senior Creditor Percentage of either the Banks and the Accelerated Interest Rate Hedging Counterparties or the Institutions is less than 20% of the Total Senior Creditor Exposure (as defined in the definition of "Senior Creditor Percentage"), then "Required Secured Parties" shall be determined without reference to clause (ii) or (iii) above; provided, further, that on and after the date on which the Bank Loans and all amounts payable to the Banks, the Issuing Bank and the Administrative Agent under the Loan Documents have been paid in full, no Letter of Credit is outstanding and all of the Commitments of the Banks and the Interest Rate Hedging Agreements have been terminated, "Required Secured Parties" shall be determined without reference to clause (ii) above and clause
(i) above shall be calculated without reference to "Banks" or "Accelerated Interest Rate Hedging Counterparties". For purposes of this definition, "Accelerated Interest Rate Hedging Counterparties" shall include each

Interest Rate Hedging Counterparty party to an Interest Rate Hedging Agreement the Swap Termination Obligations in respect of which have become payable following an unwind of all or a portion of such Interest Rate Hedging Agreement.

                  "Requirements of Law": as to any Person, the Certificate of Incorporation and By-Laws or the partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Partnership Interest": with respect to any Person, both (i) 50% of all general partnership interests and (ii) Partnership Interests entitling such Person to receive at least 35% of the profits and losses of the Borrower.

                  "Requisition Proceeds": any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Project by any Government Authority (or any person acting under color of any Government Authority).

                  "Reserved Amounts": on any date of calculation, the sum of:

                  (a) the amount by which the Required Initial Debt Service Reserve Deposit Amount exceeds the sum of (i) the amount, if any, on deposit in the Debt Service Reserve Account and (ii) if a Debt Service Letter of Credit shall then be outstanding, the aggregate amount available to be drawn under such Debt Service Letter of Credit on such date; and

                  (b) the amount by which the Initial Repair and Maintenance Reserve Amount exceeds the amount, if any, on deposit in the Repair and Maintenance Account; and

                  (c) prior to the later to occur of Substantial Completion and completion of the Unit Reliability Test (as defined in the Facility Construction Contract), $6,000,000; and thereafter, the amount by which the Heat Rate Bonus payable to the Facility Contractor exceeds the amount of such Heat Rate Bonus paid to the Facility Contractor on or prior to such date.

                  "Responsible Officer": (i) with respect to any Person other than the Borrower, the president, vice president, treasurer or assistant treasurer of such Person, and (ii) with respect to the Borrower, its chief executive officer, its chief financial officer or any Responsible Officer of a General Partner.

                  "Scheduled Senior Debt Service Payment Date": each date occurring after the Completion Date on which (a) regularly scheduled installments of principal, interest and/or fees are due on any Senior Debt (other than the Interest Rate Hedging Agreements) or (b) payment of Swap Obligations specified in clause (a) of the definition thereof which do not constitute Swap

Terminations Obligations are due pursuant to any Interest Rate Hedging Agreement to which a Secured Counterparty is a party. For purposes of clause (a) of the preceding sentence, each Bank Loan Interest Payment Date shall be deemed to be a regularly scheduled interest payment date with respect to Bank Loans.

                  "Secured Bond Trustees": the one or more Bond Trustees which become parties to the Security Deposit Agreement by executing a Security Deposit Agreement Supplement in accordance with Section 9.4 of the Security Deposit Agreement.

                  "Secured Counterparties": the one or more Co-Agents or Affiliates thereof, as parties to the Interest Rate Hedging Agreements, which are or become parties to an Interest Rate Hedging Agreement.

                  "Secured Obligations": the principal of and interest on the Loans and the Unsupported Bonds (including any interest accruing after the filing of a petition initiating any proceeding in bankruptcy, insolvency or like proceeding with respect to the Borrower whether or not the claim for such interest is allowed in such proceeding), the L/C Reimbursement Obligations, all amounts payable from time to time under any Interest Rate Hedging Transaction entered into with an Interest Rate Hedging Counterparty described in clause (i) of the definition thereof, and all other indebtedness, obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing, which may arise under, out of, or in connection with any of the Loan Documents or the Bond Documents relating to any Unsupported Bonds (as any of the Loan Documents or such Bond Documents may from time to time be amended, modified, substituted, extended or renewed) and any other document made, delivered or given in connection therewith, whether on account of principal, interest, premiums, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, and all deferrals, renewals, extensions and refinancings of any indebtedness, obligations or liabilities referred to above.

                  "Secured Parties": collectively, the Security Agent, the Administrative Agent, the Banks, the Issuing Bank, the Institutions, the Interest Rate Hedging Counterparties described in clause (i) of the definition thereof and each Secured Bond Trustee.

                  "Security Agent": Credit Suisse, in its capacity as security agent for the Secured Parties under the Security Deposit Agreement, or any successor security agent appointed pursuant to Section 2.6 of the Security Deposit Agreement.

                  "Security Deposit Agreement": the Security Deposit and Intercreditor Agreement to be entered into among the Borrower, the Secured Parties and the Security Agent, substantially in the form of Exhibit D to the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Security Deposit Agreement Supplement": as defined in Section 9.4(a) of the Security Deposit Agreement.

                  "Security Deposit Collateral": as defined in Section 1.2 of the Security Deposit Agreement.

                  "Security Documents": collectively, the Security Deposit Agreement, the Project Mortgage, the General Partner Interest Pledge Agreements, the Limited Partner Interest Pledge Agreements, the Greenhouse Mortgage Assignment, the Borrower Stock Assignment, the Consents to Assignment, the Southern Equity Contribution Agreement, each Bond Pledge Agreement and any other agreement or instrument entered into by the Borrower or any other Person which secures payment of all or any portion of the Secured Obligations.

                  "SEI": Southern Electric International, Inc., a Delaware corporation.

                  "SEI Birchwood": SEI Birchwood, Inc., a Delaware corporation.

                  "SEI Coal Procurement Letter": the letter dated May 18, 1994 from SEI to the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Senior Creditor Percentage": at any time, either:

                  (a) for purposes of the definition of "Majority Lenders":

               (i) with respect to any Bank, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the aggregate unpaid principal amount of Bank Loans then outstanding, (ii) the unused portion of the Total Bank Loan Commitments then in effect and (iii) the Letter of Credit Exposure at such time, and the denominator of which is the Total Senior Creditor Exposure;

              (ii) with respect to any Institution, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the aggregate unpaid principal amount of Institutional Loans then outstanding and
         (ii) the unused portion of the Total Institutional Commitments, and the denominator of which is the Total Senior Creditor Exposure; and

             (iii) with respect to the Unsupported Bondholders, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal amount of Unsupported Bonds then outstanding, and the denominator of which is the Total Senior Creditor Exposure; or

                  (b) for purposes of the definition of "Required Secured Parties":

                  (i) with respect to any Bank, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the aggregate unpaid principal amount of Bank Loans then outstanding, (ii) the unused portion of the Total Bank Loan Commitments then in effect and (iii) the Letter of Credit Exposure at such time, and the denominator of which is the Total Senior Creditor Exposure;

              (ii) with respect to any Institution, a fraction (expressed as a percentage), the numerator of which is the sum of (i) the aggregate unpaid principal amount of Institutional Loans then outstanding and
         (ii) the unused portion of the Total Institutional Commitments, and the denominator of which is the Total Senior Creditor Exposure;

             (iii) with respect to the Unsupported Bondholders, a fraction (expressed as a percentage), the numerator of which is the aggregate unpaid principal amount of Unsupported Bonds then outstanding, and the denominator of which is the Total Senior Creditor Exposure; and

              (iv) with respect to any Interest Rate Hedging Counterparty, a fraction (expressed as a percentage), the numerator of which is the aggregate amount of Swap Termination Obligations calculated as of such day, and the denominator of which is the Total Senior Creditor Exposure.

As used in this definition, "Total Senior Creditor Exposure" means, at any time, the sum of (i) the aggregate unpaid principal amount of Loans then outstanding,
(ii) the unused portion of the Total Loan Commitments then in effect, (iii) the Letter of Credit Exposure at such time, (iv) the aggregate unpaid principal amount of Unsupported Bonds then outstanding and, for purposes of the definition of "Required Secured Parties" only, (v) the aggregate amount of Swap Termination Obligations calculated as of such day.

                  "Senior Debt": collectively, Indebtedness of the Borrower incurred under or pursuant to (a) the Bank Loan Facility, (b) the Institutional Loan Facility, (c) the VP Letter of Credit Facility, (d) the Bond Letter of Credit Facility, (e) the Bonds and (f) Interest Rate Hedging Agreements.

                  "Senior Debt Agreements": the Loan Documents, the Bond Documents executed in connection with the Bonds issued from time to time in accordance with Section 10.25 of the Project Loan Agreement, the Interest Rate Hedging Agreements and each other agreement evidencing any Senior Debt or pursuant to which any Senior Debt is incurred.

                  "Senior Debt to Capital Ratio": as of the Completion Date, the ratio of (a) the sum of (i) the aggregate principal amount of outstanding Loans,
(ii) the Letter of Credit Exposure and (iii) the aggregate principal amount of outstanding Unsupported Bonds, in each case on the Completion Date, to (b) the sum of (x) the Total Equity Contribution Amount and (y) (A) the aggregate principal amount of Equity Funding Loans outstanding on the Completion Date which are paid by Southern pursuant to the Equity Funding Guarantee, or (B) the aggregate principal amount of any Equity Funding Loans repaid by Southern pursuant to the Equity Funding Guarantee prior to the Completion Date, provided that concurrently therewith the Equity Funding Commitments shall have been terminated.

                  "SEWG": Southern Electric Wholesale Generators, Inc., a Delaware corporation.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Significant Project Participants": the Persons from time to time party to the Principal Project Documents.

                  "Site": the land located in King George County, Virginia which is described in Schedule 5 to the Project Loan Agreement, on which the Facility and the Greenhouse are to be located.

                  "Sixth Amendment": the Sixth Amendment, dated as of September 18, 1995, to the Project Loan Agreement, among the Borrower, the Lenders and the Administrative Agent.

                  "Sixth Amendment Effective Date": the date on which the Sixth Amendment becomes effective in accordance with Article II(1) of the Sixth Amendment.

                  "Southern": The Southern Company, a Delaware corporation.

                  "Southern Documents": collectively, the Equity Funding Guarantee, the Southern Equity Contribution Agreement and the Construction Contract Guarantees.

                  "Southern Equity Contribution Agreement": the Equity Contribution Agreement to be entered into by Southern in favor of the Borrower and the Security Agent, in substantially the form of Exhibit G of the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.11(a) of the Project Loan Agreement.

                  "Southern Equity Contribution Collateral": the Equity Contribution Amount payable pursuant to Section 2.1 of the Southern Equity Contribution Agreement and all other claims, rights, powers, privileges, interests and remedies referred to in clause (ii) of Section 3.1 thereof.

                  "Special Payment Account": the Special Payment Account established and maintained pursuant to the Security Deposit Agreement.

                  "Special Senior Debt Prepayment Date": each date on which (a) mandatory or optional prepayments of principal of the Bank Loans and/or Institutional Loans are to be made pursuant to Section 7.3, 7.4 or 10.31 of the Project Loan Agreement, (b) an early unwind of all or a portion of any Interest Rate Hedging Agreement is to be effected or (c) mandatory or optional prepayments of principal of the Bonds are to be made pursuant to the relevant Bond Indenture.

                  "Specified Default": any Default under Section 12.1(a), 12.1(b) or 12.1(e) of the Project Loan Agreement.

                  "Standard & Poor's": Standard & Poor's Ratings Services.

                  "Steam Sales Agreement": the Steam Sales Agreement dated as of May 18, 1994 between the Borrower and the Greenhouse Owner, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) of the Project Loan Agreement.

                  "Stormwater and Surface Water Runoff Easement Agreement": the Easement Agreement dated as of April 22, 1994 by and between the Greenhouse Operator and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with Section 11.12(a) to the Project Loan Agreement.

                  "Subsequent Funding Period": the period from and including the Closing Date to and including the Institutional Commitment Termination Date.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Substantial Completion": (a) with respect to the Facility, as defined in Section 1.1 of the Facility Construction Contract, and (b) with respect to the Greenhouse, as defined in Section 1.1 of the Greenhouse Construction Contract.

                  "Substitute VP Letter of Credit": an irrevocable direct pay letter of credit substantially in the form of Exhibit C-2 to the Project Loan Agreement or in a form acceptable to Virginia Power (as evidenced by a written confirmation from Virginia Power to such effect) to be issued in favor of Virginia Power by a bank which at all times meets the credit rating requirements set forth in clause (i) of the definition of "Interest Rate Hedging Counterparty"; provided that no such letter of credit shall be deemed a "Substitute VP Letter of Credit" unless (i) if any such letter of credit is being issued prior to the Bank Loan Final Maturity Date, the Issuing Bank and the Banks shall have been unwilling to extend the expiration date of the then outstanding VP Letter of Credit, if any, pursuant to Section 6.7 of the Project Loan Agreement, and (ii) the reimbursement obligations, if any, of the Borrower to the issuer of such letter of credit or to any other Person in respect of draws under such letter of credit shall be unsecured.

                  "Substitute VP Security": any security arrangement entered into by the Borrower which meets the requirements of Section 13.3 or 13.5, as the case may be, of the Power Purchase Agreement and is otherwise acceptable to Virginia Power (as evidenced by a written confirmation from Virginia Power to such effect); provided that no such security shall be deemed "Substitute VP Security" unless (i) if any such security arrangement is entered into prior to the Bank Loan Final Maturity Date, the Issuing Bank and the Banks shall have been unwilling to extend the expiration date of the then outstanding VP Letter of Credit, if any, pursuant to Section 6.7 of the Project Loan Agreement and
(ii) the reimbursement or payment obligations, if any, of the Borrower to the provider of such security or to any other Person in respect of such security are unsecured.

                  "Swap Obligations": collectively, the payment of (a) all scheduled amounts payable to the Secured Counterparties by the Borrower, as the fixed-rate payor, under the Interest Rate Hedging Agreements with Secured Counterparties (including, without limitation, interest accruing after the date of any filing by the Borrower of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Borrower), net of all scheduled amounts payable to the Borrower by such Secured Counterparties as floating-rate payors, and (b) all other indebtedness, fees, indemnities and other amounts payable by the Borrower to the Secured Counterparties under the Interest Rate Hedging Agreements.

                  "Swap Termination Obligations": the aggregate amount of Swap Obligations payable to any Secured Counterparty by the Borrower, as the fixed rate payor, upon the early unwind of all or a portion of an Interest Rate Hedging Agreement with such Secured Counterparty, net of all amounts payable to the Borrower by such Secured Counterparty, as floating-rate payor.

                  "Taxes": as defined in Section 7.6(a) of the Project Loan Agreement.

                  "Term VP Expiration Date": the seventh anniversary of the Closing Date, or such later date to which the Term VP Expiration Date has been extended in accordance with Section 6.7 of the Project Loan Agreement.

                  "Term VP Letter of Credit": the irrevocable direct pay letter of credit to be issued by the Issuing Bank in favor of Virginia Power on the Commercial Operations Date pursuant to Section 6.3(a) of the Project Loan Agreement, substantially in form of Exhibit C-2 to the Project Loan Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, and any replacement therefor issued pursuant to Section 6.3(b) of the Project Loan Agreement.

                  "Term VP Letter of Credit Disbursement": any payment or disbursement made by or on behalf of the Issuing Bank under the Term VP Letter of Credit.

                  "Term VP Reimbursement Payment": as defined in Section 6.6(a) of the Project Loan Agreement.

                  "Title Company": Lawyers Title Insurance Corporation, or such other title insurance company approved by the Co-Agents and the Institutions to insure the priority of the Lien of the Project Mortgage.

                  "Total Available Project Credit": as of any date, the sum of
(a) the unutilized portion of the Total Bank Project Loan Commitments then in effect, (b) the unutilized portion of the Total Institutional Commitments then in effect, (c) the unutilized portion of the Equity Funding Commitments then in effect and (d) the Increased IDC Contribution Amount, if any, contributed by Southern to the Borrower pursuant to the Southern Equity Contribution Agreement prior to such date.

                  "Total Bank Exposure": on any day, the sum of (a) the aggregate principal amount of Bank Loans then outstanding and (b) the Letter of Credit Exposure on such date.

                  "Total Bank Loan Commitments": at any time, the sum of (i) the Total Bank Project Loan Commitments then in effect and (ii) the Total Bank L/C Loan Commitments then in effect; provided that in no event shall the Total Bank Loan Commitments at any time exceed $215,976,000.

                  "Total Bank L/C Loan Commitments": at any time, the obligation of the Banks to make Bank L/C Loans and Bank Liquidity Loans during the Bank Loan Commitment Period in an aggregate principal amount equal to the excess of
(i) the aggregate stated amount of the Letters of Credit then outstanding over
(ii) the aggregate amount of Letter of Credit Disbursements, the L/C Reimbursement Payment in respect of which has previously been paid by the Borrower other than through a Bank L/C Loan or a Bank Liquidity Loan.

                  "Total Bank Project Loan Commitments": the obligation of the Banks to make Bank Project Loans to the Borrower under the Project Loan Agreement during the Bank Loan Commitment Period in an aggregate principal amount equal to $208,191,000, as such amount may be reduced from time to time pursuant to Section 2.3 and/or 2.4 of the Project Loan Agreement.

                  "Total Bond Letter of Credit Committments": $51,000,000.

                  "Total Equity Contribution Amount": as defined in Section 1.2 of the Southern Equity Contribution Agreement.

                  "Total Institutional Commitments": the obligation of the Institutions to make Institutional Loans to the Borrower under the Project Loan Agreement during the Institutional Commitment Period in an aggregate amount equal to $135,000,000, as such amount may be reduced from time to time pursuant to Section 2.3 of the Project Loan Agreement.

                  "Total Lender Exposure": as defined in Section 14.10(b) of the Project Loan Agreement.

                  "Total Loan Commitments": the sum of (i) the Total Bank Loan Commitments and (ii) the Total Institutional Commitments.

                  "Total VP Letter of Credit Commitments": $7,272,000.

                  "True-Up Amount": as defined in Section 14.10(b) of the Project Loan Agreement.

                  "True-Up Obligation": the irrevocable and unconditional obligation of the Banks to purchase undivided participating interests in the Institutional Loans upon an acceleration of such Loans following an Event of Default under the Project Loan Agreement, as set forth in Section 14.10(b) of the Project Loan Agreement.

                  "Trust Indenture-Series 1994A": the Trust Indenture by and between the Industrial Development Authority of King George County, Virginia, and Bankers Trust Company, as trustee, dated as of October 1, 1994.

                  "Trust Indenture-Series 1994B": the Trust Indenture by and between the Industrial Development Authority of King George County, Virginia, and Bankers Trust Company, as trustee, dated as of December 1, 1994.

                  "Trust Indenture-Series 1995": the Trust Indenture by and between the Industrial Development Authority of King George County, Virginia and Bankers Trust Company, as trustee, dated as of November 1, 1995.

                  "Trust Indenture-Series 1996A": the Trust Indenture by and between the Industrial Development Authority of King George County, Virginia, and Bankers Trust Company, as trustee (the "Trustee"), dated as of April 1, 1996.

                  "Trust Indenture-Series 1996B": the Trust Indenture by and between the Industrial Development Authority of King George County, Virginia, and the party therein named as trustee, pursuant to which the Series 1996B Bonds, if any, are issued.

                  "Type": as to any Bank Loan, its nature as a Base Rate Loan, a Eurodollar Loan or a C/D Rate Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Brochure No. 500, as the same may be amended from time to time.

                  "Unsupported Bondholders": holders from time to time of Unsupported Bonds.

                  "Unsupported Bonds": Bonds issued pursuant to Section 10.25 of the Project Loan Agreement which are not or are not proposed to be supported by a Bond Letter of Credit.

                  "Virginia Power": Virginia Electric and Power Company, a Virginia public service corporation.

                  "Virginia Power First Refusal Agreement": the Right of First Refusal Agreement dated as of 23 between the Borrower and Virginia Power.

                  "Virginia Power Purchase Proceeds": any and all payments made by Virginia Power in connection with its exercise of its purchase option pursuant to Section 5.6 of the Power Purchase Agreement.

                  "VP Cash Collateral Proceeds": as defined in Section 1.2 of the Security Deposit Agreement.

                  "VP Letter of Credit Facility": the letter of credit facility provided by the Issuing Bank and the Banks to the Borrower pursuant to Section 6 of the Project Loan Agreement, under which the Issuing Bank agrees to issue the VP Letters of Credit in accordance with the terms thereof.

                  "VP Letters of Credit": collectively, the Construction VP Letter of Credit and the Term VP Letter of Credit.

                  "VP Reimbursement Obligations": as defined in Section 6.6(b) of the Project Loan Agreement.

                  "VP Reimbursement Payments": at any time, the sum of (i) the Construction VP Reimbursement Payments and (ii) the Term VP Reimbursement Payments.

                  "Water Line and Pumping Station Easement Agreement": the Water Line and Pumping Station Easement Agreement dated September 22, 1992 between SEI Birchwood and Frank B. Taylor and Laura Stuart Taylor, as amended by that certain Easement Amendment dated November 30, 1993 among Frank B. Taylor and Laura Stuart Taylor, and SEI Birchwood and Curtis Adrian Gilbert and Ethel S. Gilbert, and as further amended by that certain Second Amendment to Easement, dated March 18, 1994 among Frank B. Taylor and Laura Stuart Taylor and the Borrower, as the same may be further amended, supplemented or otherwise modified in accordance with Section 11.12(a) to the Project Loan Agreement.